                                                                  EXHIBIT 4.22.8


                                                                  EXECUTION COPY

                         PARTICIPATION AGREEMENT (BR-2)

                          Dated as of October 18, 2001

                                      among

                   BROAD RIVER ENERGY LLC, as Facility Lessee,

                     BROAD RIVER OL-2, LLC, as Owner Lessor,

     WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Lessor Manager,

                       CALPINE CORPORATION, as Guarantor,

                      SBR OP-2, LLC, as Owner Participant,

    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                            as Indenture Trustee, and

    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                            as Pass Through Trustees

                               BROAD RIVER PROJECT

===============================================================================

                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT ....    3

SECTION 2. PARTICIPATION; CLOSING DATE; TRANSACTION COSTS .................    3

  Section 2.1.  Agreements to Participate .................................    3

  Section 2.2.  Closing Date; Procedure for Participation .................    4

  Section 2.3.  Transaction Costs .........................................    6

SECTION 3. REPRESENTATIONS AND WARRANTIES .................................    6

  Section 3.1.  Representations and Warranties of the Facility Lessee .....    6

  Section 3.2.  Representations and Warranties of the Owner Lessor ........   17

  Section 3.3.  Representations and Warranties of the Lessor Manager and
                the Trust Company .........................................   18

  Section 3.4.  Representations and Warranties of the Owner Participant ...   20

  Section 3.5.  Representations and Warranties of Indenture Trustee and
                the Lease Indenture Company ...............................   22

  Section 3.6.  Representations, Warranties and Covenants of the Pass
                Through Trustees and the Pass Through Company .............   22

SECTION 4. CLOSING CONDITIONS .............................................   25

  Section 4.1.  Completion of the Facility ................................   27

  Section 4.2.  Operative Documents .......................................   27

  Section 4.3.  Certificates and the Lessor Notes .........................   27

  Section 4.4.  Equity Investment .........................................   27

  Section 4.5.  Organizational Documents ..................................   27

  Section 4.6.  Representations and Warranties ............................   27

  Section 4.7.  Defaults, Events of Default, Events of Loss ...............   27

  Section 4.8.  Regulatory Approvals ......................................   27

  Section 4.9.  Consents ..................................................   28

  Section 4.10. Governmental Actions ......................................   29
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                                        i
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  Section 4.11. Insurance .................................................   29

  Section 4.12. Ratings ...................................................   29

  Section 4.13. Environmental Report ......................................   29

  Section 4.14. Surveys ...................................................   29

  Section 4.15. Appraisal; Condition of the Facility ......................   29

  Section 4.16. Letter from the Appraiser .................................   29

  Section 4.17. Other Reports .............................................   30

  Section 4.18. Opinion with Respect to Certain Tax Aspects ...............   30

  Section 4.19. Opinions of Counsel .......................................   30

  Section 4.20. Recordings and Filings ....................................   30

  Section 4.21. Conditions to Closing .....................................   30

  Section 4.22. Taxes .....................................................   30

  Section 4.23. No Changes in Applicable Law ..............................   31

  Section 4.24. Registered Agent for the Facility Lessee and the Owner
                Lessor ....................................................   31

  Section 4.25. Operating Lease Treatment .................................   31

  Section 4.26. Rent Adjustments ..........................................   31

  Section 4.27. Title Insurance ...........................................   31

  Section 4.28. Parent Guaranty ...........................................   31

  Section 4.29. Letter as to Number of Offerees ...........................   31

  Section 4.30. Lien Search ...............................................   32

  Section 4.31. Litigation ................................................   32

  Section 4.32. No Material Adverse Change ................................   32

  Section 4.33. Private Placement Number ..................................   32

  Section 4.34. Proceedings and Documents .................................   32


                                       ii
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                          TABLE OF CONTENTS(continued)

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                                                                             PAGE
  Section 4.35. No Proposed Tax Law Change ................................   32

  Section 4.36. Payment of Fees and Expenses ..............................   32

  Section 4.37. Corrective Ordinance ......................................   32

SECTION 5. COVENANTS OF FACILITY LESSEE AND GUARANTOR .....................   33

  Section 5.1.  Maintenance of Existence ..................................   33

  Section 5.2.  Merger, Consolidation, Sale of Substantially All Assets ...   33

  Section 5.3.  Guaranty and Contingent Obligations .......................   33

  Section 5.4.  Assignment of Rights ......................................   34

  Section 5.5.  Lessor Manager Fees .......................................   34

  Section 5.6.  Conduct of Business, Properties, Etc ......................   34

  Section 5.7.  Obligations ...............................................   34

  Section 5.8.  Books, Records, Access ....................................   34

  Section 5.9.  Other Information .........................................   35

  Section 5.10. Warranty of Title to Facility Site ........................   35

  Section 5.11. ERISA .....................................................   36

  Section 5.12. Certain Contracts and Agreements ..........................   36

  Section 5.13. Certain Costs .............................................   36

  Section 5.14. Limitations on Liens ......................................   37

  Section 5.15. Investments ...............................................   37

  Section 5.16. Intentionally Deleted .....................................   37

  Section 5.17. Regulations ...............................................   37

  Section 5.18. Partnerships ..............................................   37

  Section 5.19. Dissolution ...............................................   37

  Section 5.20. Termination of Operative Documents; Delegation
                of Authority ..............................................   37


                                       iii
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                          TABLE OF CONTENTS(continued)

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                                                                             PAGE
  Section 5.21. Name and Location .........................................   39

  Section 5.22. Use of Facility Site ......................................   39

  Section 5.23. Abandonment of Facility ...................................   39

  Section 5.24. Taxes, Other Government Charges and Utility Charges .......   39

  Section 5.25. Compliance with Laws, Instruments, Etc ....................   39

  Section 5.26. PUHCA .....................................................   40

  Section 5.27. Further Assurances ........................................   40

  Section 5.28. No Subsidiaries ...........................................   41

  Section 5.29. Permitted Business ........................................   41

  Section 5.30. Support Arrangements ......................................   41

  Section 5.31. Insurance .................................................   41

  Section 5.32. Tax Status ................................................   41

  Section 5.33. Transmission Assets .......................................   42

SECTION 6. COVENANTS OF THE OWNER LESSOR, THE TRUST COMPANY AND THE
           LESSOR MANAGER .................................................   42

  Section 6.1.  Compliance with the LLC Agreement .........................   42

  Section 6.2.  Owner Lessor's Liens ......................................   43

  Section 6.3.  Amendments to Operative Documents .........................   43

  Section 6.4.  Transfer of the Owner Lessor's Interest ...................   43

  Section 6.5.  Owner Lessor; Lessor Estate ...............................   43

  Section 6.6.  Limitation on Indebtedness and Actions ....................   43

  Section 6.7.  Change of Location ........................................   43

  Section 6.8.  Bankruptcy of Owner Lessor ................................   43

SECTION 7. COVENANTS OF THE OWNER PARTICIPANT .............................   44

  Section 7.1.  Restrictions on Transfer of Member Interest ...............   44


                                       iv
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                          TABLE OF CONTENTS (continued)

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                                                                             PAGE
  Section 7.2.  Owner Participant's Liens .................................   46

  Section 7.3.  Amendments or Revocation of LLC Agreement .................   46

  Section 7.4.  Bankruptcy Filings ........................................   46

  Section 7.5.  Instructions ..............................................   47

  Section 7.6.  Right of First Refusal ....................................   47

  Section 7.7.  Prohibition on Fundamental Changes ........................   47

  Section 7.8.  Appointment of Successor Lessor Manager ...................   49

  Section 7.9.  Cooperation ...............................................   49

SECTION 8. COVENANTS OF THE INDENTURE TRUSTEE AND THE PASS THROUGH
           TRUSTEES .......................................................   49

  Section 8.1.  Indenture Trustee's Liens .................................   49

  Section 8.2.  Pass Through Trustees' Covenant Not to Transfer Lessor
                Notes .....................................................   50

SECTION 9. INDEMNIFICATION ................................................   50

  Section 9.1.  General Indemnity .........................................   50

  Section 9.2.  General Tax Indemnity .....................................   57

SECTION 10. FACILITY LESSEE'S RIGHT OF QUIET ENJOYMENT ....................   66

SECTION 11. SUPPLEMENTAL FINANCING IMPROVEMENTS; OPTIONAL REFINANCINGS ....   66

  Section 11.1. Financing Improvements ....................................   66

  Section 11.2. Optional Refinancing of Lease Debt ........................   68

  Section 11.3. Cooperation ...............................................   69

SECTION 12. CERTAIN ADJUSTMENTS TO PERIODIC RENT, TERMINATION VALUE AND
            OTHER AMOUNTS .................................................   69

SECTION 13. TRANSFER OF THE FACILITY LESSEE OWNERSHIP; SPECIAL LESSEE
            TRANSFERS .....................................................   70

  Section 13.1. Transfer of the Facility Lessee Ownership .................   70

  Section 13.2. Special Facility Lessee Transfers .........................   72

SECTION 14. OWNER LESSOR'S EXERCISE OF PURCHASE OPTIONS ...................   73


                                        v
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
                                                                             PAGE
SECTION 15. MISCELLANEOUS .................................................   75

  Section 15.1.  Consents; Cooperation ....................................   75

  Section 15.2.  Successor Owner Lessor ...................................   75

  Section 15.3.  Bankruptcy of Lessor Estate ..............................   75

  Section 15.4.  Amendments and Waivers ...................................   75

  Section 15.5.  Notices ..................................................   75

  Section 15.6.  Survival .................................................   80

  Section 15.7.  Successors and Assigns ...................................   80

  Section 15.8.  Business Day .............................................   80

  Section 15.9.  Governing Law ............................................   80

  Section 15.10. Severability .............................................   80

  Section 15.11. Counterparts .............................................   80

  Section 15.12. Headings and Table of Contents ...........................   81

  Section 15.13. Limitation of Liability ..................................   81

  Section 15.14. Consent to Jurisdiction; Waiver of Trial by Jury;
                 Process Agent ............................................   82

  Section 15.15. Further Assurances .......................................   83

  Section 15.16. Effectiveness ............................................   83

  Section 15.17. Measuring Life ...........................................   83

  Section 15.18. No Partnership, Etc ......................................   83

  Section 15.19. Entire Agreement .........................................   83

  Section 15.20. Public Utility Regulation ................................   84

  Section 15.21. Confidentiality of Information ...........................   84

  Section 15.22. Reliance .................................................   85

  Section 15.23. Amendments, Etc ..........................................   85


                                       vi
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                          TABLE OF CONTENTS (continued)

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                                       vii

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
APPENDICES:

     Appendix A          Definitions and Rules of Interpretation

SCHEDULES:

     Schedule 1-A        Equity Investment
     Schedule 1-B        Indenture Trustee's Account
     Schedule 1-C        Owner Participant's Account
     Schedule 2          Pricing Assumptions
     Schedule 3.1(h)     Post-FILOT Lease Recordings, Filings and Notifications
     Schedule 3.1(m)     Environmental Matters - Hazardous Substances
     Schedule 4.20       Recording and Filings
     Schedule 5.31       Maintenance of Insurance

EXHIBITS:

     Exhibit A           Description of Facility
     Exhibit B           Form of Assignment Agreement (BR-2)
     Exhibit C           Form of Facility Lease Agreement
     Exhibit D           Form of Facility Site Lease
     Exhibit E           Intentionally Omitted
     Exhibit F           Form of Pass Through Trust Agreement
     Exhibit G           Form of OP Parent Guaranty
     Exhibit H           Form of Calpine Guaranty
     Exhibit I           Form of Collateral Trust Indenture
     Exhibit J           Form of OP Assignment and Assumption Agreement
     Exhibit K           List of Competitors
     Exhibit L           Form of Guarantor Assignment and Assumption Agreement
     Exhibit M           Form of Springing Facility Site Lease
     Exhibit N           Form of Springing Facility Site Sublease
     Exhibit O           Forms of Consents

                             PARTICIPATION AGREEMENT

          This PARTICIPATION AGREEMENT, dated as of October 18, 2001 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "Participation Agreement" or this "Agreement"), among (i) BROAD RIVER ENERGY LLC (herein, together with its successors and permitted assigns, called the "Facility Lessee"), a limited liability company organized under the laws of the State of Delaware, (ii) CALPINE CORPORATION, a Delaware corporation, as Guarantor (together with its successors and permitted assigns, the "Guarantor") under the Calpine Guaranty (BR-2), (the "Calpine Guaranty"), (iii) BROAD RIVER OL-2, LLC, a Delaware limited liability company (the "Owner Lessor"), (iv) SBR OP-2, LLC, a Delaware limited liability company (herein, together with its successors and permitted assigns, called the "Owner Participant"), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Collateral Trust Indenture (herein in its capacity as trustee under the Collateral Trust Indenture, together with its successors and permitted assigns, called the "Indenture Trustee", and herein in its individual capacity, together with its successors and permitted assigns, called the "Lease Indenture Company"), (vi) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as trustee under each of the Pass Through Trust Agreements (herein in its capacity as trustee under the Pass Through Trust Agreements, the "Pass Through Trustees", and herein in its individual capacity, together with its successors and permitted assigns, the "Pass Through Company"), and (vii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity except as expressly provided herein, but solely as independent manager under the LLC Agreement (herein in its capacity as independent manager under the LLC Agreement, together with its successors and permitted assigns, called the "Lessor Manager", and herein in its individual capacity, together with its successors and permitted assigns, called the "Trust Company").

                                  WITNESSETH:

          WHEREAS, in March, 2000, the County and the Facility Lessee entered into a fee-in-lieu of taxes transaction, pursuant to which the Facility Lessee conveyed to the County, and the County leased back to the Facility Lessee, pursuant to the FILOT Lease, a 850 MW gas-fired simple cycle merchant power plant located near Gaffney, South Carolina, owned by the County and more fully described in Exhibit A hereto ("Facility");

          WHEREAS, Facility Lessee desires to assign and transfer to the Owner Lessor the Undivided Interest and the Ground Interest pursuant to the Assignment Agreement;

          WHEREAS, the Owner Participant desires to cause the Owner
Lessor to acquire and accept such assignment and transfer of the Undivided Interest and the Ground Interest from the Facility Lessee pursuant to the Assignment Agreement, and to lease the Undivided Interest (excluding the Facility Purchase Option) and the Ground Interest (excluding the Land Purchase Option) to the Facility Lessee pursuant to the Facility Lease and the Facility Site Lease, respectively;

          WHEREAS, the Facility Lessee desires to sublease the Undivided Interest (excluding the Facility Purchase Option) and lease the Ground Interest (excluding the Land Purchase Option) from the Owner Lessor pursuant to the Facility Lease and the Facility Site Lease, respectively;

          WHEREAS, on the Closing Date, the Facility Lessee has executed
(i) a Springing Facility Site Lease (pursuant to which, upon the Post-FILOT Lease Conversion Date, the Springing Facility Site Lease shall become effective and the Facility Lessee shall lease the Ground Interest to the Owner Lessor pursuant thereto) and (ii) a Springing Facility Site Sublease (pursuant to which, upon the Post-FILOT Lease Conversion Date, the Springing Facility Site Sublease shall become effective and the Owner Lessor shall sublease the Ground Interest back to the Facility Lessee pursuant thereto);

          WHEREAS, the Owner Participant has entered into the LLC
Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions thereof and hereof, issue the Lessor Notes and sell such Lessor Notes to the relevant Pass Through Trust, acquire and accept such assignment and transfer of the Undivided Interest and the Ground Interest from Facility Lessee pursuant to the Assignment Agreement, and lease the Undivided Interest (excluding the Land Purchase Option) and the Ground Interest (excluding the Facility Purchase Option) to the Facility Lessee pursuant to the Facility Lease and the Facility Site Lease, respectively;

          WHEREAS, in order to provide a portion of the Assumption Price payable by the Owner Lessor in respect of its acquisition of the Undivided Interest pursuant to the Assignment Agreement, the Owner Participant is willing to make an investment in the Owner Lessor in an amount equal to the Equity Investment, all in the manner and subject to the conditions set forth herein;

     WHEREAS, on the Closing Date, the Owner Lessor intends to sell the Lessor Notes to the relevant Pass Through Trust and to grant to the Indenture Trustee liens and security interests in the Indenture Estate to secure its obligations thereunder;

     WHEREAS, concurrently with the execution and delivery of this Participation Agreement, each Pass Through Trustee has entered into a Pass Through Trust Agreement, pursuant to which such Pass Through Trustee has been directed to use the Proceeds to purchase the Lessor Notes from the Owner Lessor on the Closing Date;

          WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Facility Lessee has entered into the Certificate Purchase Agreement with the Initial Purchasers and the Pass Through Trusts pursuant to which the Initial Purchasers will purchase the Certificates on the Closing Date from the Pass Through Trusts;

     WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the OP Guarantor has executed and delivered the OP Parent Guaranty pursuant to which the OP Guarantor guarantees the payment and performance obligations of the Owner Participant under the Operative Documents;

          WHEREAS, pursuant to the Calpine Guaranty, Calpine has guaranteed all of the obligations of the Facility Lessee under the Participation Agreement and as of the Closing Date shall guarantee all of the obligations of the Facility Lessee under the other Operative Documents to which the Facility Lessee is a party; and

          WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

          The capitalized terms used in this Participation Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The rules of interpretation set forth in Appendix A shall apply to terms used in this Participation Agreement and specifically defined herein.

PARTICIPATION; CLOSING DATE; TRANSACTION COSTS

Agreements to Participate. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the transactions described in this Section 2.1 on the Closing Date as follows:

the Owner Participant agrees to provide funds in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Costs which the Owner Lessor is responsible to pay pursuant to Section 2.3(a) hereof (collectively, the "Owner Participant's Commitment");

the Facility Lessee shall assign and transfer the Undivided Interest and the Ground Interest to the Owner Lessor on the terms and conditions set forth in the Assignment Agreement and the Owner Lessor agrees to acquire and accept such assignment and transfer of the Undivided Interest and the Ground Interest from Facility Lessee, and each agrees to execute and deliver the Assignment Agreement;

the Owner Lessor agrees to lease the Undivided Interest (except the Facility
     Purchase Option) and the Ground Interest (except the Land Purchase Option) to the Facility Lessee on the terms and conditions set forth in the Facility Lease and Facility Site Lease; the Facility

     Lessee agrees to lease the Undivided Interest (except the Facility Purchase Option) and the corresponding Ground Interest (except the Land Purchase Option) from the Owner Lessor, and each agrees to execute and deliver the respective Facility Lease and the Facility Site Lease;

the Indenture Trustee agrees to act as the trustee under and enter into the Collateral Trust Indenture pursuant to which the Lessor Notes will be issued;

the Pass Through Trustees agree to use the Proceeds from the sale of the Certificates by the Pass Through Trusts to purchase the Lessor Notes from the Owner Lessor;

the Owner Lessor agrees to sell to the relevant Pass Through Trusts the applicable Lessor Notes and to grant to the Indenture Trustee, for the benefit of the Pass Through Trustees, certain liens and security interests in the Indenture Estate to secure its obligations thereunder;

the OP Guarantor will guarantee the performance and payment obligations of the Owner Participant under the Operative Documents and the FILOT Lease pursuant to the OP Parent Guaranty;

the Owner Lessor agrees to use the funds received from the Owner Participant and the Pass Through Trusts pursuant to clause (a)(i) and (e), respectively, of this Section 2.1 on the Closing Date to pay the Purchase Price;

the Owner Participant and the Facility Lessee agree to enter into the Tax
     Indemnity Agreement;

effective upon the occurrence of the Post-FILOT Lease Conversion Date, the Facility Lessee agrees to lease the Ground Interest to the Owner Lessor on the terms and conditions set forth in the Springing Facility Site Lease and the Owner Lessor agrees to sublease the Ground Interest back to the Facility Lessee on the terms and conditions set forth in the Springing Facility Site Sublease;

the Owner Lessor agrees to exercise the Purchase Options pursuant to, and to the extent provided in, Section 14.1 hereof; and

the parties agree to enter into the agreements referred to above and the other
     Operative Documents, and to cause each Affiliate thereof that is not a party hereto but is a party to an Operative Document to enter into such Operative Document, as the case may be (in each case, if attached as an Exhibit hereto, in substantially the form attached hereto).

Closing Date; Procedure for Participation.

Closing Date. The closing of the transactions contemplated hereby (the
     "Closing") shall take place after 10:00 a.m., New York City time, on the Scheduled Closing Date or such other date as the parties hereto shall mutually agree (the "Closing Date"), at the offices of Dewey Ballantine LLP or at such other place as the parties hereto shall mutually agree.

Procedures for Funding. Unless the Closing Date shall have been postponed pursuant to Section 2.2(c), subject to the terms and conditions of this Participation Agreement, the Owner

     Participant shall make the Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on such Scheduled Closing Date, to the Owner Lessor in New York, New York.

Postponement of the Closing. The Scheduled Closing Date may be postponed from time to time for any reason if the Facility Lessee gives the Owner Participant, the Owner Lessor, the Indenture Trustee and the Pass Through Trustees a facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each party no later than noon, New York City time, on the Scheduled Closing Date. If, prior to receipt of a postponement notice under this Section 2.2(c), the Owner Participant shall have provided funds in accordance with Section 2.2(b), such funds shall be returned to the Owner Participant, as soon as reasonably practicable but in no event later than the Business Day following the date of such notice, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to Section 2.2(b) will be held by the Owner Lessor in trust for the Owner Participant and shall not be part of the Indenture Estate or the Lessor Estate, shall be invested by the Owner Lessor in accordance with clause (d) below and such funds shall remain the sole property of the Owner Participant unless and until released by the Owner Participant and made available to the Owner Lessor and applied to pay the Purchase Price or Transaction Costs or returned to the Owner Participant, as provided in this Agreement.

Investment of Funds. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Owner
     Lessor in accordance with Section 2.2(b), the Closing does not occur on such date and the Owner Lessor is unable to return such funds to the Owner Participant on such date, the Owner Lessor shall, subject to
     Section 2.2(c) above, use reasonable efforts to invest such funds from time to time at the written direction of Calpine, and at Calpine's sole expense and risk, in Permitted Investments until such funds can be returned to the Owner Participant. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Owner Lessor in accordance with Section 2.2(b), the Closing does not occur on such date and the Owner Lessor has not returned such funds to the Owner Participant on or before 1:00 p.m., New York City time, on such date, then Calpine shall reimburse the Owner Participant for loss of the use of such funds at the Applicable Rate for each day, from and including the day that such funds were made available to the Owner Lessor by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to
     Section 2.2(c) (funds received by the Owner Participant after 1:00 p.m., New York City time, of any day shall be deemed to be returned on the next succeeding Business Day) and (ii) the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Applicable Rate, any net gain realized on the investment of such funds (including interest) shall be paid to Calpine by the Owner Lessor on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to Section 2.2(c) and (ii) the Closing Date. The Owner Lessor shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Owner Lessor and utilized to pay the Purchase Price or Transaction Costs on the Closing Date, Calpine shall reimburse the Owner Lessor for any net loss realized on the investment of such funds. If such funds are not so utilized, Calpine shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Purchase Price or Transaction Costs or to return funds made available to the Owner Lessor by the Owner Participant, the Owner Lessor is authorized to sell any investments or obligations purchased as aforesaid.

Expiration of Commitments. The obligation of the Owner Participant to make its Equity Investment shall expire at 5:00 p.m., New York City time, on December 31, 2001. If the Closing Date has not occurred on or before December 31, 2001 the Transaction Parties shall have no obligation to consummate the transactions contemplated under this Agreement and, except as provided in Sections 2.3, 9.1 and 9.2, all obligations of the Transaction Parties shall cease and terminate.

Transaction Costs.

If the transactions contemplated by this Agreement are consummated, all Transaction Costs up to an amount equal to US$1,500,000, which shall be substantiated or otherwise supported in reasonable detail (provided that legal bills may be redacted to preserve attorney-client privilege), shall be paid within 10 days after the Closing Date by the Owner Lessor (with funds provided by the Owner Participant), assuming all invoices have been approved by Calpine and received by the Owner Lessor by 7 days after the Closing Date. All other Transaction Costs, fees, costs and expenses incurred by the Facility Lessee, the Owner Lessor and the Owner Participant shall be paid by Calpine. If the Overall Transaction is not consummated for any reason (including as a result of the Facility Lessee terminating this Agreement pursuant to Section 12(a)), then Calpine shall bear all Transaction Costs; provided, however, that Calpine shall not be obligated to pay Transaction Costs incurred by the Owner Participant if the Overall Transaction is not consummated on the basis of the provisions of this Agreement due to a failure of the Owner Participant to satisfy any condition to the Closing required to be satisfied by the Owner Participant.

Following the Closing Date, the Facility Lessee will be responsible for, and will pay as Supplemental Rent on an After-Tax Basis to the Owner Participant, the annual administration fees, if any, and expenses (including reasonable and documented fees and expenses of its outside counsel) of the Lessor Manager, the Indenture Trustee (as such and in its individual capacity) and the Pass Through Trustees.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Facility Lessee. The Facility Lessee represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

Due Incorporation, etc. The Facility Lessee is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Facility Lessee is duly licensed or qualified and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and the Facility Lessee has the power and authority to (x) own or hold under lease the property it purports to own or hold under lease, (y) carry on its business as now being conducted and as presently proposed to be conducted and (z) take all actions as may be necessary to consummate the transactions contemplated hereunder and under the other Operative Documents to which each is a party. The Facility Lessee is an indirect wholly-owned subsidiary of Calpine.

Authorization; Enforceability, etc. This Agreement and each of the other
     Operative Documents to which the Facility Lessee is or will be a party have been, or when executed and delivered will be, duly authorized, executed and delivered by all necessary action by the Facility Lessee, and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement constitutes and, when executed and delivered, the other Operative Documents to which the Facility Lessee is or will be a party will constitute the legal, valid and binding obligations of the Facility Lessee, enforceable against the Facility Lessee, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

          1. Non-Contravention. (1) The execution, delivery and performance by the Facility Lessee of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by the Facility Lessee of the transactions contemplated hereby and thereby, and compliance by the Facility Lessee with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law binding on the Facility Lessee or its property, or its organizational documents, (ii) constitute a default by the Facility Lessee under, or result in the creation of any Lien upon the property of the Facility Lessee (other than pursuant to any Operative Document) under any indenture, mortgage or other material contract, agreement or instrument to which the Facility Lessee is a party or by which the Facility Lessee or any of its property is bound, (iii) contravene any Organic Document of the Facility Lessee or (iv) require the consent or approval of any Person which has not already been obtained, in each case with respect to clauses (i), (ii) and (iv) above, which would reasonably be expected to have a Material Adverse Effect.

          (2) Neither the assignment and transfer of the Undivided Interest and the Ground Interest by Facility Lessee to the Owner Lessor, nor the grant by the Owner Lessor to the Indenture Trustee of the Liens and security interests in the Undivided Interest, the Ground Interest and the applicable Operative Documents executed in connection therewith to secure its obligations thereunder does or will constitute a default by the Facility Lessee or the Owner Lessors under the Ownership and Operation Agreement.

Government Actions. The Facility Lessee has all Permits with or from any Governmental Entity or under any Applicable Law required (x) for the due execution, delivery or performance by the Facility Lessee of this Agreement, and the other Operative Documents to which the Facility Lessee is or will be a party or (y) without regard to any other transactions or other actions of the Owner Participant, the Owner Lessor or any Affiliate of any of them or any assignee or transferee of any of the Owner Participant, the Owner Lessor (or any Affiliate of any transferee or assignee) and assuming that none of the Owner Participant, the Owner Lessor or any Affiliate of any of them or any assignee or transferee of any of the Owner Participant (or any Affiliate of any such transferee or assignee) is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Applicable Law immediately prior to the Closing, with respect to the participation by the Owner Participant, the Owner Lessor in the Overall Transaction, other than (i) any Permit where the failure to obtain or maintain such Permit would not be reasonably likely to result in a Material Adverse Effect, (ii) the FERC Orders, (iii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant, the Owner Lessor or any Affiliate of any of them as a result of investing, lending or other commercial activity in which the Owner Participant, the Owner Lessor or any Affiliate of any of them is or may be engaged other than the transactions contemplated hereby or by any of the other Operative Documents, (iv) as may be required under existing Applicable Laws to be obtained, given, accomplished or renewed at any time, or from time to time, in each case, after the Closing Date and which the Facility Lessee has no reason to believe will not be timely obtained and the lack of which would not reasonably be expected to have a Material Adverse Effect or involve any danger of criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustees, (v) in connection with any modification to or rebuilding or replacement of the Facility or any portion thereof that may occur in the future, (vi) as may be required in connection with any refinancing of the Lessor Notes or the Certificates or the issuance of Additional Lessor Notes or Additional Certificates,
     (vii) as may be required in consequence of any transfer of the Member Interest or any transfer of the Undivided Interest or the Owner Lessor's Interest, or any part thereof by the Owner Lessor or the exercise by any such party of dispossessory remedies under the Operative Documents or any relinquishment of the use or operation of the Facility by the Facility Lessee, (viii) appropriate filing and recording to perfect the Lien of the Collateral Trust Indenture, if required, and the ownership and leasehold interests conveyed pursuant to this Agreement, or (ix) as may be required under any Applicable Law enacted or adopted after the date hereof.

Litigation. There is no pending or, to the Actual Knowledge of the Facility
     Lessee, threatened, action, suit, investigation or proceeding against the Facility Lessee or any other Calpine Party before any Governmental Entity which (i) questions the validity of the Operative Documents and the FILOT Lease or the ability of the Facility Lessee or such other Calpine Party to perform its obligations under the Operative Documents and the FILOT Lease to which the Facility Lessee or such other Calpine Party is or will be a party or (ii) if determined adversely to it, could reasonably be expected to have a Material Adverse Effect or otherwise materially adversely affect the Undivided Interest leased by the Facility Lessee.

No Defaults. Neither the Facility Lessee nor any other Calpine Party is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, indenture or other contract, agreement or instrument to which the Facility Lessee or such other Calpine Party is a party or by which the Facility Lessee or such other Calpine Party or its property is bound in any such case where any such default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Location of Chief Executive Office and Principal Place of Business, etc. (1)
     The chief executive office and principal place of business of the Facility Lessee and the office where the Facility Lessee keeps its company records concerning the Facility, the Undivided Interest, the Ground Interest, the Facility Site and the Operative Documents is located at: c/o Calpine Corporation, 50 West San Fernando Street, 5th Floor, San Jose, CA 95113.

          (2)   The Facility is located on the Facility Site.

          (3) The condition of the Facility is substantially identical to the condition it was in when inspected by the Appraiser in connection with the Closing Appraisal.

Leasehold Interest; Liens. (1) On and before the Closing Date, the Facility
     Lessee has (i) good and valid leasehold interest to the Facility, free and clear of all Liens other than Permitted Closing Date Liens, and (ii) good and valid leasehold interest to the Facility Site free and clear of all Liens other than Permitted Closing Date Liens.

     (2) Upon execution and delivery of the Operative Documents (other than the Springing Operative Documents), and recording or filing (as appropriate) of the instruments and documents referred to in Part I of Schedule 4.20 in accordance with Section 4.20, (A) good and valid leasehold interest to the Undivided Interest will be duly, validly and effectively conveyed and transferred to the Owner Lessor free and clear of all Liens other than Permitted Closing Date Liens, and (B) good and valid leasehold interest in the Ground Interest will be duly, validly and effectively granted to the Owner Lessor upon the terms and conditions in the corresponding Facility Site Lease, free and clear of all Liens other than Permitted Closing Date Liens.

          (3) Upon the closing of the conveyance of the Land and the Facility (in each case to the extent of the Owner Lessor's Percentage interest therein) on the Post-FILOT Lease Conversion Date and recording or filing (as appropriate) of the instruments and documents referred to in Schedule 3.1(h) hereto (A) good and valid fee title to the Facility (to the extent of the Owner Lessor's Percentage interest therein) will be duly, validly and effectively conveyed and transferred to the Owner Lessor free and clear of all Liens other than Permitted Liens, and (B) good and valid leasehold interest in the Land (to the extent of the Owner Lessor's Percentage) will be duly, validly and effectively granted to the Owner Lessor upon the terms and conditions in the corresponding Springing Facility Site Lease, free and clear of all Liens other than Permitted Liens. Upon any other conveyance of the Facility and/or the Land (to the extent of the Owner Lessor's Percentage) by the County to the Owner Lessor or its designee upon the Owner Lessor's exercise of the Facility Purchase Option and/or the Land Purchase Option, as the case may be, good and valid fee title ownership thereof will be duly, validly and effectively vested in the Owner Lessor, free and clear of all Liens other than Permitted Liens.

          (4) When duly authorized, executed and delivered by each of the parties thereto, the Collateral Trust Indenture will create a valid and, when the filings and recordings to be made pursuant to Section 4.20 have been made, first priority perfected Lien in favor of the Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with, or payment of any fees to, any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.20, to perfect, or give record notice of, the Lien in favor of the Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings or recordings.

          (5) None of the Permitted Encumbrances will, on and after the Closing, interfere with the use, operation or possession of the Facility (as contemplated by the Operative Documents and the FILOT Lease) or the use of or the exercise by the Owner Lessor of its rights under Assignment Agreement or the Facility Site Lease or the Facility Lease, in a manner which could reasonably be expected to have a Material Adverse Effect.

Regulation U, etc. No Calpine Party is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of Lessor Notes or the Equity Investment will be used by any Calpine Party, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve such Person in a violation of Regulation X of said Board (12 CFR
     224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Holding Company Act. The Facility Lessee is not an "electric utility company," a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act, and the execution, delivery and performance of the Operative Documents to which the Facility Lessee is or will be a party and the performance of the FILOT Lease will not subject the Facility Lessee to such regulation under the Holding Company Act and do not violate any provision of the Holding Company Act or any rule or regulation thereunder.

Investment Company Act. The Facility Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

Securities Act. Neither the Facility Lessee nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same, in any such case, in violation of the registration requirements of Section 5 of the Securities Act.

Environmental Matters.  Except as set forth in Schedule 3.1(m):

          (1) The Facility Lessee has not received and does not have Actual Knowledge of any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand from any Governmental Entity or any other Person that:
(i) there has been a Release, or there is a threat of Release, of Hazardous Substances in, on, under or from the Facility or the Facility Site; (ii) the Facility Lessee or any other Calpine Party is or is asserted to be liable, in whole or in part, for the costs of cleaning up, remedying or responding at any location (including any location at which any Hazardous Substances have been generated, stored, treated or disposed by or on behalf of the Facility Lessee or such other Calpine Party) to a Release or threatened Release of any Hazardous Substance generated, used or stored at or Released in, on, under or from the Facility or the Facility Site;
(iii) the Facility or the Facility Site is subject to a Lien in favor of any Governmental Entity in response to a Release or threatened Release of Hazardous Substances or (iv) the Facility or the Facility Site is or is asserted to be in violation of or not in compliance with any Environmental Law, in any case with respect to clauses (ii), (iii) or (iv), which could reasonably be expected to have a Material Adverse Effect;

          (2) The Facility Lessee and the other Calpine Parties are in compliance with and have complied with all Environmental Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect; and

          (3) To the Facility Lessee's Actual Knowledge, there is not and has not been any Environmental Condition (A) at, on, under or from the Facility or the Facility Site, or (B) at, on, under or from any other location resulting from or arising in connection with the operation by any Person of the Facility or the Facility Site, that in each case could reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, such Facility or the Facility Site, (ii) the impairment of the ownership (or leasehold or easement interest in), use, operation or, maintenance of the Facility or Facility Site in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee or the Pass Through Trustees.

          (4) All environmental permits necessary to own, operate, lease or maintain the Facility and the Facility Site in accordance with the Operative Documents and the FILOT Lease and the Ownership and Operation Agreement and Environmental Laws have been obtained on behalf of the Owner Lessor or by the Facility Lessee and they are final, in proper form, and in full force and effect, with all appeal periods expired, and the Facility Lessee is in compliance with the provisions of all such permits, except where the failure to obtain, maintain the effectiveness of, or comply with such permits would not reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, the Facility or the Facility Site, (ii) the impairment of the ownership (or leasehold or easement interest in), use, operation or maintenance of the Facility or the Facility Site in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lessor Manager, the Pass Through Trustees or the Certificateholders.

Operation and Use. Assuming the Facility will continue to be operated substantially as operated as of the Closing Date, the rights and interests to be possessed on the Closing Date by the Facility Lessee with respect to the Undivided Interest and the Ground Interest and based upon the Facility Lessee's reasonable expectations and on Applicable Law in effect on and as of the Closing Date, the rights and interests made available to the Owner Lessor pursuant to the Operative Documents and the FILOT Lease and the rights contemplated by the Facility Lease to be made available under such Operative Documents and the FILOT Lease, permit on a commercially practicable basis during the Facility Lease Term and the period following the expiration or termination of the Facility Lease Term, as applicable, until the end of the

     Facility's useful life as set forth in the Closing Appraisal, (i) the location, occupation, interconnection, maintenance and repair of each Facility, (ii) the use, operation and possession of the Facility, (iii) as of the Closing Date, the use, operation, possession, maintenance, replacement, renewal and repair of all Improvements required to be made to the Facility, (iv) adequate ingress to and egress from the Facility in connection with the ownership, use, operation, possession, maintenance or repair of the Facility and (v) the transmission of electricity from the Facility substantially in the manner currently transmitted as of the Closing Date.

Tax Returns. The Facility Lessee and each other Calpine Party has filed all federal, state and local income tax returns which are required to be filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments the payment of which is being contested in good faith by such Person and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside) and neither the Facility Lessee nor any other Calpine Party has any Actual Knowledge of any actual or proposed assessment in connection therewith which, either in any case or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Jurisdiction. In accordance with Section 15.14 hereof, the Facility Lessee has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

Applicable Law. The Facility Lessee is in compliance with all Applicable Law, including all applicable zoning, use and building codes, laws, regulations and ordinances relating to the operations, maintenance, use, lease or ownership of the Facility and the Facility Site, except where the noncompliance would not reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, the Facility or the Facility Site, (ii) the impairment of the ownership (or leasehold or easement interest in), use, operation or maintenance of the Facility or the Facility Site in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee or the Pass Through Trustees, including subjecting the Owner Participant or the Owner Lessor to regulation as a public utility under Applicable Law. None of the Calpine Parties is in default of any judgments, orders or decrees of any Governmental Entity relating to such Facility or the Facility Site.

ERISA. Assuming the accuracy of the representations of the other parties hereto and the Certificateholders in the Certificates, the execution and delivery of the Operative Documents and the issuance and sale of the Lessor Notes under the Collateral Trust Indenture and the Certificates under the Pass Through Trust Agreements will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either
     Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under
     Section 502(i) of ERISA or a tax could be imposed pursuant to Section
     4975 of the Code.

Insurance. All insurance required to be obtained pursuant to Schedule 5.31 is in full force and effect.

No Default; No Event of Loss; Burdensome Buyout. No Lease Default or Lease
     Event of Default, exists or will exist upon execution and delivery of the Operative Documents. No Event of Loss exists or will exist upon the execution and delivery of the Operative Documents. To the Actual Knowledge of the Facility Lessee, no Burdensome Buyout Event has occurred or will occur upon the execution and delivery of the Operative Documents and the Facility Lessee does not have Actual Knowledge of any event that could reasonably be expected to result in a Burdensome Buyout Event.

Special Assessments. There is no action pending or, to the Facility Lessee's
     Actual Knowledge, threatened by a Governmental Entity or other Person to specially assess the Facility or the Facility Site for any public improvements constructed or to be constructed which would reasonably be expected to have a Material Adverse Effect.

Utility Services. The Facility and the Facility Site have available all services of public utilities necessary for use and operation of the Facility as currently being used and as contemplated by the applicable Operative Documents and the FILOT Lease, except where the failure to have any such services or public utilities available would not result in a material adverse effect with respect to the Facility.

Eminent Domain. There is no action pending with respect to, or threatened by a Governmental Entity or other Person to initiate, a Requisition of any of the Undivided Interest, the Facility, the Ground Interest or the Facility Site, which would reasonably be expected to have a Material Adverse Effect.

Permitted Liens. There are no violations or proceedings or actions pending or threatened, with respect to any easements, reciprocal easement agreements, declarations, development agreements or recorded restrictions or covenants relating to the Facility or the Facility Site, which would reasonably be expected to have a Material Adverse Effect.

Access; Egress. Access to and egress from the Facility and the Facility Site is available and provided by public streets and/or private roads fully accessible by the Facility Lessee. To the Facility Lessee's Actual Knowledge, there are no plans of any Governmental Entity to change the highway or road system in the vicinity of the Facility or the Facility Site, or to restrict or change access from any such highway or road to the Facility or the Facility Site, in either case, in any manner which would reasonably be expected to have a Material Adverse Effect.

Notices. To the Facility Lessee's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Entity of any violation of, or that the Facility or Facility Site is not in compliance with, any and all Applicable Laws relating to the Facility and Facility Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to the Facility or Facility Site by any Governmental Entity or by any insurance company which currently issues any insurance to the Facility Lessee or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or (ii) above, where such violation, noncompliance or repairs could not reasonably be expected to have a Material Adverse Effect.

Business. The Facility Lessee has not conducted any business other than the acquisition, construction, development, ownership, operation, maintenance, leasing and financing of the Facility and Facility Site and activities incidental thereto.

Intellectual Property. To the Actual Knowledge of the Facility Lessee, the
     Facility Lessee has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary for the operation of its business as presently conducted and to transfer all such rights to the Owner Lessor subsequent to termination of the Facility Lease, except to the extent failure to possess such rights would not reasonably be likely to result in a Material Adverse Effect.

Land Not in Flood Zone. No portion of the Facility or the Facility Site includes improved real property that is located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

No Fraudulent Conveyances. The Facility Lessee is consummating the transactions contemplated hereby in good faith and without any intent to defraud creditors of the Facility Lessee or subsequent purchasers. The execution and delivery of the Operative Documents to which the Facility Lessee is a party will not render the Facility Lessee insolvent under GAAP or leave the Facility Lessee with assets whose present fair valuation of assets is less than the present fair valuation of the Facility Lessee's debts. As used in this Section 3.1(dd), "debts" includes any and all liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, and whether or not such liabilities are required under GAAP to be shown on the Facility Lessee's balance sheet. The execution and delivery of the Operative Documents to which the Facility Lessee is a party will not leave it with property remaining in its hands which would constitute unreasonably small assets or capital, and the Facility Lessee has and, after giving effect to such transactions will have, an adequate amount of assets and capital to engage in its business now and in the future, based on the actual and anticipated needs for capital of the businesses anticipated to be conducted by the Facility Lessee, and based upon the other information described herein. After giving effect to the transactions contemplated under the Operative Documents, the Facility Lessee will be able to pay all of its debts and liabilities, including unrecorded contingent liabilities, as they mature, the Facility Lessee will have positive cash flow after paying all of its scheduled and anticipated debt as it matures, and the Facility Lessee will realize sufficient monies from current assets in the ordinary and usual course of business to pay recurring current debt, short-term debt and long-term debt as such debts mature.

No Additional Fees. Except for the fees referred to in clause (xiv) and (xv) of the definition of Transaction Costs, the Facility Lessee has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Operative Documents.

Status under Certain Statutes. Neither the Facility Lessee, the Owner
     Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees nor any Certificateholder solely as a result of execution, delivery and performance and the consummation of the transactions contemplated by the Operative Documents and the performance of the FILOT Lease shall be or become (i) subject to regulation as a "public utility company," "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of PUHCA or (ii) a "public utility" (except that the Facility Lessee will be a public utility subject to the Federal Power Act with authority to sell wholesale electricity at market-based rates and with waivers of regulations customarily granted to a public utility that sells wholesale power at market-based rates), a "transmitting utility," or an "electric utility" within the meaning of the Federal Power Act, (iii) subject to state regulation of rates or organizational requirements for electric utilities.

Material Omission. Neither the Offering Circular (including any preliminary offering circular approved by the Facility Lessee for distribution) nor the written information furnished to the Owner Lessor, the Owner Participant, the Lessor Manager, the Indenture Trustee and the Pass Through Trustees by or on behalf of the Facility Lessee or any of its Affiliates in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made with regard to (i) any projections or other forward-looking statements provided by or on behalf of the Facility Lessee, or (ii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates; provided, further, each of the Transaction Parties acknowledge and agree that (i) Calpine has heretofore provided to the Appraiser, solely in order to assist the Appraiser in connection with the preparation of the appraisal to be delivered by the Appraiser to certain of the Transaction Parties at the Closing, certain (1) general market information, (2) information about the South Carolina energy markets and (3) information passed along from other Persons and (ii) that the Facility Lessee makes no representation or warranty whatsoever with respect to the information described in clause (i) above except to the extent expressly set forth in
     Section 4(b) of the Tax Indemnity Agreement.

Exempt Wholesale Generator. The Facility Lessee is an "exempt wholesale generator" under PUHCA. The Facility is interconnected with the high voltage network operated by Duke Electric Transmission, a division of Duke Energy Corporation, and has access to transmission services and ancillary services sufficient to sell the net generating capacity of the Facility at wholesale, and the Facility Lessee has the authority to sell wholesale electric power from the net generating capacity of such generating Facility at market-based rates.

FERC Orders. The Facility Lessee has duly filed with FERC the filings referenced in Section 4.8 and, except with respect to the FERC Owner Lessor EWG Orders and the FERC Order referenced in clause (v) of the definition of "FERC Orders" set forth in Appendix A hereto, received from FERC the orders referenced therein.

Fully Taxable. As of the Closing Date, each Person owning an Ownership Interest
     (i) is fully taxable at the highest federal tax rate and (ii) expects to be fully taxable at the highest federal tax rate throughout the Facility Lease Term; for the avoidance of doubt, this representation is not intended to be construed as nor shall it be deemed to be a guaranty as to any such Person's future taxation.

Commencement of Commercial Operations and Compliance. To the knowledge of the Facility Lessee, the Facility has commenced commercial operations and currently is capable of producing at least 850 MW of capacity and complies in all material respects with the other specifications set forth in the purchase and construction contracts for the Facility.

FILOT Lease. The FILOT Lease is in full force and effect and neither the Facility Lease nor, to the Actual Knowledge of the Facility Lessee, the County is in default thereunder; all of the rights, title and interest of the Facility Lessee, in, to and under the FILOT Lease assigned pursuant to the Assignment Agreement have been transferred free and clear of any and all Liens other than Permitted Liens. Prior to the execution and delivery of the Assignment Agreement by the Facility Lessee, the FILOT Lease was enforceable against the Facility Lessee in accordance with its respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity; the execution, delivery and performance of the FILOT Lease by the Facility Lessee (i) did not and does not contravene any Applicable Law binding on the Facility Lessee or its property, (ii) does not constitute a default by the Facility Lessee under, or result in the creation of any Lien upon the property of the Facility Lessee (other than pursuant to any Operative Document) under any indenture, mortgage or other material contract, agreement or instrument to which the Facility Lessee is a party or by which the Facility Lessee or any of its property is bound, (iii) does not contravene any Organic Document of the Facility Lessee, (iv) does not require the consent or approval of any Person which has not already been obtained, in each case with respect to clauses (i), (ii) and (iv) above, which would reasonably be expected to have a Material Adverse Effect, or
     (v) does not create a Lien on the FILOT Lease; the Facility Lessee has all Permits with or from any Governmental Entity or under Applicable Law required for the performance of the FILOT Lease by the Owner Lessor or the Facility Lessee, other than (i) any Permit where the failure to obtain or maintain such Permit would not be reasonably likely to result in a Material Adverse Effect, (ii) the FERC Orders, (iii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant, the Owner Lessor or any Affiliate of any of them as a result of investing, lending or other commercial activity in which the Owner Participant, the Owner Lessor or any Affiliate of any of them is or may be engaged other than the transactions contemplated hereby or by performance of the FILOT Lease upon and after the assignment thereof to the Owner Lessor pursuant to the Assignment Agreement, (iv) as may be required under existing Applicable Laws to be obtained, given, accomplished or renewed at any time, or from time to time, in each case, after the Closing Date and which the Facility Lessee has no reason to believe will not be timely obtained and the lack of which would not reasonably be expected to have a Material Adverse Effect or involve any danger of criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustees, (v) in connection with any modification to or rebuilding or replacement of the Facility or any portion thereof that may occur in the future, (vi) as may be required in connection with any refinancing of the Lessor Notes or the Certificates or the issuance of Additional Lessor Notes or Additional Certificates, (vii) as may be required in consequence of any transfer of the Member Interest or any transfer of the Undivided Interest or the Owner

     Lessor's Interest, or any part thereof by the Owner Lessor or the exercise by any such party of dispossessory remedies under the Operative Documents or any relinquishment of the use or operation of the Facility by the Facility Lessee, (viii) appropriate filing and recording to perfect the Lien of the Collateral Trust Indenture, if required, and the ownership and leasehold interests conveyed pursuant to this Agreement, or (ix) as may be required under any Applicable Law enacted or adopted after the date hereof.

          B. Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

Due Organization. The Owner Lessor is a duly organized and validly existing limited liability company under the laws of the State of Delaware of which the Owner Participant is the sole member, and has the power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

Due Authorization, Enforceability; etc. (1) (i) This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and
     (ii) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

          (2) Upon the execution of the Lessor Notes by the Owner Lessor in accordance with the Collateral Trust Indenture and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Delaware, or the LLC Agreement or the Owner Lessor's other organizational documents or contravene the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor's Lien; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facility following a Lease Event of Default or the expiration or termination of the Facility Lease.

Governmental Actions. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (j), (k), (l), (m), (q), (z),
     (ff) and (hh) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Lessor, as the case may be, of the LLC Agreement, the Collateral Trust Indenture, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

Litigation. There is no pending or, to the Actual Knowledge of the Owner
     Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity which (i) questions the validity of the Operative Documents or the FILOT Lease or the ability of the Owner Lessor to perform its obligations under the FILOT Lease or the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Owner Lessor to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

Liens. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of all Owner Lessor's Liens.

Location of Registered Office; Location of Corporate Records. The registered office of the Owner Lessor is 1209 Orange Street, Wilmington, Delaware 19801, and the Owner Lessor will keep its corporate records concerning the Facility, the Facility Site, the Operative Documents and the South Point Ground Lease with the Lessor Manager, at the Lessor Manager's address set forth in Section 15.5 hereof.

Securities Act. Neither the Owner Lessor nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

          C. Representations and Warranties of the Lessor Manager and the Trust Company. The Trust Company (only with respect to representations and warranties expressly relating to the Trust Company) and the Lessor Manager hereby severally represent and warrant that as of the date of execution and delivery hereof and as of the Closing Date:

Due Organization. The Trust Company is national banking association duly organized and validly existing and in good standing under the laws of the United States has the corporate power and authority, as Lessor Manager and/or in its individual capacity to the extent expressly provided herein or in the LLC Agreement, to enter into and perform its obligations under the LLC Agreement, this Agreement and each of the other Operative Documents to which it is a party.

Due Authorization, Enforceability; etc. (1) (i) The LLC Agreement has been duly authorized, executed and delivered by the Trust Company, and (ii) assuming the due authorization, execution and delivery of the LLC Agreement by the Owner Participant, the LLC Agreement constitutes the legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity or as Lessor Manager, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principals of equity.

          (2) Execution. This Agreement and each of the other Operative Documents to which the Trust Company or the Lessor Manager is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Trust Company or the Lessor Manager, and (ii) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Trust Company or the Lessor Manager, this Agreement constitutes and when executed and delivered each of the other Operative Documents to which it is or will be a party will be the legal, valid and binding obligations of the Lessor Manager and, to the extent expressly provided herein, the Trust Company, as the case may be, enforceable against the Lessor Manager and, to the extent expressly provided herein, the Trust Company, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Non-Contravention. The execution and delivery by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, of the LLC Agreement, this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Trust Company, in its individual capacity or as Lessor Manager, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the State of Utah governing the Trust Company or any United States federal law governing the banking or trust powers of the Trust Company, or the LLC Agreement or its organizational documents or bylaws or contravene the provisions of, or constitute a default by the Trust Company under any indenture, mortgage or other material contract, agreement or instrument to which the Trust Company is a party or by which the Trust Company or its property is bound, or in the creation of any Owner Lessor's Lien; provided, however, that no representation is made with respect to the right, power or authority of the Trust Company or the Lessor Manager to act as operator of the Facility following a Lease Event of Default.

Governmental Actions. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (j), (k), (l), (m), (q), (z),
     (ff) and (hh) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Trust Company or the Lessor Manager, as the case may be, of the LLC Agreement, this Agreement or the other Operative Documents to which the Trust Company or the Lessor Manager is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

Litigation. There is no pending or, to the Actual Knowledge of the Trust
     Company, threatened, action, suit, investigation or proceeding against the Trust Company either in its individual capacity or as Lessor Manager, as the case may be, before any Governmental Entity which (i) questions the validity of the Operative Documents or the ability of the Owner Lessor to perform its obligations under the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Trust Company either in its individual capacity or as Lessor Manager, as the case may be, to perform its obligations under the LLC Agreement, this Agreement or any other Operative Document to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

Liens. The Lessor Estate is free of any Owner Lessor's Liens attributable to the Trust Company, in its individual capacity, or the Lessor Manager.

Securities Act. Neither the Trust Company, the Lessor Manager nor anyone authorized by either of such Persons has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, the offering of which, for the purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration of
     Section 5 of the Securities Act.

Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants that as of the date of execution and delivery hereof and as of the Closing Date:

Due Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement, the LLC Agreement and the Tax Indemnity Agreement. The Owner Participant is a direct wholly owned subsidiary of Newcourt Capital USA Inc.

Due Authorization, Enforceability; etc. This Agreement, the LLC Agreement and the Tax Indemnity Agreement have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the LLC Agreement, the Tax Indemnity Agreement and any other Operative Document to which the Owner Participant is or will be a party constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Non-Contravention. The execution and delivery by the Owner Participant of this Agreement, the LLC Agreement, the Tax Indemnity Agreement and any other Operative Document to which the Owner Participant is or will be a party, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Participant, or its organizational documents, or contravene the provisions of, or constitute a default under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) upon the Lessor Estate, the Facility Site or any interest therein or part thereof (it being understood that no representation or warranty is being made as to (i) any Applicable Laws relating to the particular nature of the Facility or the Facility Site or
     (ii) other than its representations set forth in Section 3.4(g), ERISA or
     Section 4975 of the Code).

Governmental Action. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (j), (k), (l), (m), (q), (z), (ff) and (hh) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the LLC Agreement, the Tax Indemnity Agreement or any other Operative Document to which the Owner Participant is or will be a party, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Laws relating to the Facility or the Facility Site), and other than, with respect to the Post-FILOT Lease Conversion Date, the conveyances and other matters referred to in the definition thereof.

Litigation. There is no pending or, to the Actual Knowledge of the Owner
     Participant, threatened, action, suit, investigation or proceeding against the Owner Participant before any Governmental Entity which (i) questions the validity of the Operative Documents or the ability of the Owner Participant to perform its obligations under the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Owner Participant to perform its obligations under the LLC Agreement, this Agreement or any other Operative Document to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

Liens. The Lessor Estate is free of any Owner Participant's Liens.

ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, of any Transaction Party and ERISA Affiliate thereof.

Acquisition for Investment. The Owner Participant is purchasing the Member
     Interest to be acquired by it for its own account with no present intention of distributing such Member Interest or any part thereof in any manner which would require registration under or would violate the Securities Act, but without prejudice, however, to the right of the Owner

     Participant at all times to sell or otherwise dispose of all or any part of such Member Interest under an exemption from registration available under such Act.

Securities Act. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

Holding Company Act and Federal Power Act. Immediately prior to executing this
     Agreement, the Owner Participant is not an "electric utility", "electric utility company", "public utility", "public-utility company", "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under the Federal Power Act or the Holding Company Act.

Investment Company Act. The Owner Participant is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

Regulatory Event of Loss. The Owner Participant is not aware of any fact or circumstance that would constitute a Regulatory Event of Loss.

Representations and Warranties of Indenture Trustee and the Lease Indenture Company. The Lease Indenture Company and the Indenture Trustee hereby severally represent and warrant that as of the date of execution and delivery hereof and as of the Closing Date:

Due Organization. The Lease Indenture Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has the corporate power and authority, as Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Collateral Trust Indenture, to enter into and perform its obligations under the Collateral Trust Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

Due Authorization, Enforceability; etc. (1) (i) This Agreement has been duly authorized, executed and delivered by the Indenture Trustee and the Lease Indenture Company, and (ii) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Indenture Trustee, enforceable against the Lease Indenture Company or the Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

          (2) (i) Each of the other Operative Documents to which the Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Indenture Trustee, and
(ii) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Indenture

Trustee, each of the other Operative Documents to which the Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Non-Contravention. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the State of Connecticut or the United States of America governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its articles of association or by-laws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under or pursuant to any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate, the Facility Site or any interest therein or any part thereof (other than the Lien of the Collateral Trust Indenture), which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of the Indenture Trustee in the Indenture Estate; provided, however, that no representation or warranty is made with respect to the right, power or authority of the Lease Indenture Company or the Indenture Trustee to act as operator of the Facility following a Lease Event of Default.

Governmental Action. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (j), (k), (l), (m), (q), (z), (ff) and (hh) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity of the State of Delaware or of the United State of America governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

Litigation. There is no pending or, to the Actual Knowledge of the Lease
     Indenture Company, threatened, action, suit, investigation or proceeding against the Lease Indenture Company before any Governmental Entity which
     (i) questions the validity of the Operative Documents or the ability of the Lease Indenture Company or the Indenture Trustee to perform its obligations under the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Lease Indenture Company to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party or could reasonably be expected to materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

          D. Representations, Warranties and Covenants of the Pass Through Trustees and the Pass Through Company. The Pass Through Company and the Pass Through Trustees hereby severally represent and warrant that as of the date of execution and delivery hereof and as of the Closing Date:

Due Organization. The Pass Through Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has the corporate power and authority, as Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the Pass Through Trust Agreements, to enter into and perform its obligations under the Pass Through Trust Agreements, this Agreement and each of the other Operative Documents to which it is or will be a party.

Due Authorization, Enforceability; etc.

(A) This Agreement has been duly authorized, executed and delivered by the Pass Through Trustees and the Pass Through Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than each Pass Through Trustee and the Pass Through Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Pass Through Company and each Pass Through Trustee, enforceable against the Pass Through Company or each Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

(A) Each of the other Operative Documents to which the Pass Through Company or any Pass Through Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Pass Through Company or such Pass Through Trustee, as the case may be, and (B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Pass Through Company or such Pass Through Trustee, as the case may be, each of the other Operative Documents to which the Pass Through Company or any Pass Through Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Pass Through Company or such Pass Through Trustee, enforceable against the Pass Through Company or such Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

Non-Contravention. The execution and delivery by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Connecticut governing the Pass Through Company or the banking or trust powers of the Pass Through Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Pass Through Company under, or result in the creation of any Lien attributable to the Pass Through Company upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which the Pass Through Company is a party or by which the Pass Through Company or its property is bound which would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate; provided, however, that no representation is made with respect to the right, power or authority of the Pass Through Company or any Pass Through Trustee to act as operator of the Facility following a Lease Event of Default.

Governmental Action. Assuming the representations and warranties of the Facility Lessee contained in paragraphs (j), (k), (l), (m), (q), (z), (ff) and (hh) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by the Pass Through Company or any Pass Through Trustee, as the case may be, of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

Litigation. There is no pending or, to the knowledge of the Pass Through
     Company, threatened action, suit, investigation or proceeding against the Pass Through Company either in its individual capacity or as Pass Through Trustee, before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facility, the Facility Site or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Pass Through Company or any Pass Through Trustee is a party.

CLOSING CONDITIONS

          The obligations of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Company, the Indenture Trustee, the Pass Through Company, the Pass Through Trustees, the Guarantor and the Facility Lessee to consummate the transactions contemplated hereby on the Closing Date shall be subject to the following conditions, except that the obligations of any Person shall not be subject to such Person's own performance or compliance, and each of the Transaction Parties (other than the Certificateholders) shall provide such proof of satisfaction of these conditions as any other Transaction Party shall reasonably request.

Completion of the Facility. The Facility shall have commenced commercial operations and shall currently be capable of producing at least 850 MW of capacity and shall comply in all material respects with the other specifications set forth in the purchase and construction contracts for the Facility.

Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at or before the Closing (as well as any other agreements, certificates and other documents relating to the Overall Transaction to be delivered at Closing (including, without limitation, the Offering Circular)) shall have been duly authorized, executed and delivered by the parties thereto (if attached as an Exhibit hereto, in substantially the form attached as such Exhibit or if not so attached, in form and substance satisfactory to each Transaction Party), shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be delivered to the parties thereto).

Certificates and the Lessor Notes. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers and such Initial Purchasers shall have purchased the Certificates pursuant to and in accordance with, the terms of the Certificate Purchase Agreement and the Proceeds shall have been provided to the Owner Lessor through the purchase by the Pass Through Trustees of the applicable Lessor Notes.

Equity Investment. The Owner Participant shall have made or caused to be made the Equity Investment available to the Owner Lessor at the place and in the manner contemplated by Section 2.

Organizational Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents of each of the other parties hereto and resolutions of the board of directors of each such other corporate party duly authorizing the transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to each recipient thereof.

     E. Representations and Warranties. The representations and warranties of each party hereto set forth in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

Defaults, Events of Default, Events of Loss. No Lease Event of Default, Lease Indenture Event of Default, Event of Loss or Burdensome Buyout Event or event that with the passage of time or giving of notice or both would constitute a Lease Event of Default, Lease Indenture Event of Default, Event of Loss or Burdensome Buyout Event shall have occurred and be continuing.

Regulatory Approvals. Except with respect to the FERC Owner Lessor EWG Orders status and the FERC Order referenced in clause (v) of the definition of "FERC Orders" set forth in Appendix A hereto, the Owner Participant and the Pass Through Trustees shall have received evidence of receipt of the FERC Orders.

     F.   Consents.

          (a) All permits, licenses, approvals and consents (including management, credit and other internal approvals of the Transaction Parties, but excluding the Third Party Consents referred to in (b) below) necessary to consummate the Overall Transaction and to own and operate the Facility as currently operated shall have been duly obtained and shall be in full force and effect and in the form and substance satisfactory to each of the Transaction Parties.

          (b) Each Third Party Consent shall have been obtained and shall be in full force and effect substantially in the form attached hereto as Exhibit O which is applicable to the relevant third party granting such consent; provided that if any Third Party Consent is not substantially in the form attached hereto as Exhibit O, an authorized officer of Calpine shall provide a certificate to the Owner Lessor, the Indenture Trustee and the Pass Through Trustee certifying that any differences between the form of such consent attached hereto and the executed version are not materially adverse to any of the Indenture Trustee, the Pass Through Trustee, the Noteholders, the Certificateholders or the Owner Lessor.

Governmental Actions. All actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the transactions contemplated by any Operative Document, including, without limitation, the FERC Orders, shall have been taken and, except with respect to the determination by FERC of EWG status and the FERC Order referenced in clause
(v) of the definition of "FERC Orders" set forth in Appendix A hereto, all Applicable Permits required to be in effect on the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents shall have been issued and shall be in full force and effect; and all such Applicable Permits shall be final, in full force and effect on the Closing Date.

Insurance. Insurance (including all related endorsements) complying with the requirements of Schedule 5.31 shall be in full force and effect and all premiums thereon shall be current. The Owner Participant, the Manager, the Lessor Manager, the Indenture Trustee and the Pass Through Trustees shall have received a certificate or certificates (or binders, if certificates are not then available) dated the Closing Date of Summit Global Partners Insurance Services or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance complies with the requirements of
Schedule 5.31, is in full force and effect and all premiums then due and payable in connection therewith have been paid.

Ratings. The Certificates shall have been rated at least Ba1 by Moody's and BB+ by S&P.

Environmental Report. The Owner Participant, the Manager, the Indenture Trustee and the Pass Through Trustees shall have received copies of the Environmental Reports which shall be in form and substance satisfactory to such parties. The Facility Lessee shall cause the Environmental Consultant to deliver at the same time a reliance letter addressed to the Owner Lessor, the Manager and the Owner Participant allowing them to rely on such reports as if addressed to each of them.

Surveys. The Owner Participant shall have a copy of the Survey (which Survey shall be certified to the Owner Lessor and the Title Company) in form and substance satisfactory to the Owner Participant.

Appraisal; Condition of the Facility. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser addressed and delivered only to the Owner Participant and in form and substance satisfactory to the Owner Participant, together with a letter of the Appraiser certifying that its conclusions set forth in the Closing Appraisal are true and correct as of the Closing Date. The Indenture Trustee, the Pass Through Trustees and the Initial Purchasers shall have received a copy of the verification of value, useful life and estimated residual value prepared by the Appraiser in connection with the appraisal of assets subject to the Facility Lease, each of which will be reasonably satisfactory to the recipient.

     G. Letter from the Appraiser. Each of the Owner Lessor and the Manager shall have received a satisfactory letter of the Appraiser setting forth the conclusions of the Closing Appraisal as to the fair market value and remaining economic useful life of the Facility as of the Closing Date and the methodology of determination thereof.

Other Reports. The Owner Participant, the Indenture Trustee and the Pass Through Trustees shall have received copies of the reports of the Engineering Consultant, the Insurance Consultant, and the Power Market Consultant, which reports shall be dated as of the Closing Date and shall otherwise each be in form and substance reasonably satisfactory to the recipients.

Opinion with Respect to Certain Tax Aspects. The Owner Participant shall have received the opinion, dated the Closing Date, of Dewey Ballantine LLP addressed and delivered only to the Owner Participant as to certain tax matters and in form and substance satisfactory to the Owner Participant.

Opinions of Counsel. Each of the relevant Transaction Parties shall have received an opinion or opinions, dated the Closing Date, of (a) Ronald W. Fischer, Esq., in-house counsel to the Facility Lessee and Guarantor (which opinion shall include, without limitation, a favorable opinion with respect to the transfer by Facility Lessee of its interest in the Undivided Interest and the Ground Interest to the Owner Lessor), (b) Thelen Reid & Priest LLP, special counsel to the Facility Lessee and Guarantor, (c) Davis Wright & Tremaine LLP, special regulatory counsel to the Facility Lessee, (d) McNair Law Firm, P.A., South Carolina counsel to the Facility Lessee, (e) Karen Scowcroft, Esq., in-house counsel to the Equity Investor, (f) Dewey Ballantine LLP, counsel to the Owner Participant and to the Owner Lessor, (g) Bingham Dana LLP, counsel to the Lease Indenture Company and the Indenture Trustee, (h) Bingham Dana LLP, counsel to the Pass Though Trustees and the Pass Through Company, and (i) Ray Quinney & Nebeker, in-house counsel to the Lessor Manager, in each case in form and substance reasonably satisfactory to each Transaction Party. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4.19 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on their opinion as if such opinion were addressed to such parties.

     H.   Recordings and Filings. All filings and recordings listed on Schedule
4.20 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of South Carolina and Delaware and any other documents as may be reasonably requested by counsel to the Owner Participant, the Indenture Trustee or the Pass Through Trustees to perfect (i) the Owner Lessor's Interest, or any part thereof or interest therein and (ii) and the Lien of the Indenture Trustee on the Indenture Estate.

Conditions to Closing. All conditions required to have been satisfied by on or before the Closing Date under the Operative Documents and the FILOT Lease shall have been satisfied or waived and the Owner Participant shall be satisfied that the Facility shall be in the condition described in the Closing Appraisal.

Taxes. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

No Changes in Applicable Law. No change shall have occurred in Applicable Law or the interpretation thereof by any competent court or other Governmental Entity that would make it illegal for the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees or the Facility Lessee, to participate in any of the transactions contemplated by the Operative Documents or the Owner Lessor to participate in any of the transactions contemplated by the FILOT Lease or would materially adversely affect the Facility or the Facility Site. On the Closing Date, each Certificateholder's purchase of Lessor Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Certificateholder is subject, (ii) not violate any Applicable Law (including Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Certificateholder to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof. If requested by any Certificateholder, such Certificateholder shall have received an Officer's Certificate of the Owner Lessor, in form and substance satisfactory to such Certificateholder, certifying as to such matters of fact as such Certificateholder may reasonably specify to enable such Certificateholder to determine whether such purchase is so permitted.

Registered Agent for the Facility Lessee and the Owner Lessor. National Registered Agents, Inc. shall have been appointed by the Facility Lessee, and CT Corporation System shall have been appointed by the Owner Lessor, each as registered agent for service of process in the State of New York as provided in the Operative Documents and each of National Registered Agents, Inc. and CT Corporation System shall have accepted such appointments.

Operating Lease Treatment. The present value of Basic Rent payable during the Basic Lease Term under the Facility Lease (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the related Facility Site Lease, discounted at the Discount Rate, shall satisfy the 90 percent test for operating lease classification under FASB
13. The Facility Lessee shall have received confirmation from Arthur Andersen LLP that the Facility Lease will be treated as an operating lease under FASB 13 and FASB 98 for the purposes of GAAP.

Rent Adjustments. The aggregate of all rent adjustments made on or before, or contemplated to be made on, the Closing Date (other than adjustments to reflect a change in Transaction Costs or the actual interest rates on the Certificates) shall not cause either (i) the pre-tax net present value of Basic Rent discounted at 6% to increase by more than 100 basis points or (ii) the total Basic Rent to increase by more than 2%.

Title Insurance. The Title Policy shall have been delivered to the Owner Participant, the Owner Lessor, the Indenture Trustee, as the case may be, with copies to the Pass Through Trustees.

Parent Guaranty. The OP Guarantor shall have executed and delivered to the other Transaction Parties an OP Parent Guaranty in the form of Exhibit G hereto.

Letter as to Number of Offerees. (i) The Owner Participant and the Certificateholders shall have received a certification from the Facility Lessee as to the number of offerees by it of the Lessor Estate and (ii) the Facility Lessee shall have received certification from the Newcourt Capital Securities, Inc. as to the number of offerees by it of the Lessor Estate and (iii) the Facility Lessee shall have received certification from CSFB as to the number of offerees by it of the Lessor Estate.

     I. Lien Search. The Owner Participant (with a copy to the Indenture Trustee) shall have received Lien searches with respect to the Facility Lessee in form and substance satisfactory to the Owner Participant.

Litigation. There shall be no actions, investigations, suits or proceedings pending or threatened against the Facility Lessee and/or the Calpine Parties or their properties before any court or Governmental Entity which, individually or in the aggregate, would, if adversely determined, be reasonably likely to have a Material Adverse Effect (including, but not limited to, the Facility Lessee, the Owner Participant, the Owner Lessor or the Certificateholders being subject to or not exempted from regulation as a "public utility company" or a "holding company" under PUHCA or under state laws and regulations respecting the rates or the financial and organizational regulation of electric utilities), nor shall any order, judgment or decree have been issued or proposed by any Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or the FILOT Lease or any of the Transactions contemplated by any of the Operative Documents.

No Material Adverse Change. The annual reports, information, documents and other reports referred to in Section 3.2(a) of the Calpine Guaranty shall have been received by the Owner Participant, and there shall have been no material adverse change in the financial condition, business assets or operation of Calpine and its Consolidated Subsidiaries since the date of such annual reports, information, documents and other reports.

Private Placement Number. A private placement number issued by S&P's CUSIP Service bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Certificates.

Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Facility Lessee, the Owner Participant and the Initial Purchasers and their respective special counsel, and such parties and their respective special counsel shall have received all such information and counterpart originals or certified or other copies of such documents and certificates as each such party or its special counsel may reasonably request in connection with the matters contemplated hereby and by the other Operative Documents.

No Proposed Tax Law Change. There has been no Proposed Tax Law Change for which an adjustment has not been made pursuant to Section 12 of this Agreement.

     J.   Payment of Fees and Expenses. Without limiting the provisions of
Section 2.3, all Transaction Costs invoiced at least 3 Business Days prior to Closing to the Owner Participant with a copy to the Facility Lessee shall be paid promptly after the Closing Date (but no later than October 29, 2001).

     K. Corrective Ordinance. The Facility Lessee shall have received a copy of the Corrective Ordinance.

COVENANTS OF FACILITY LESSEE AND GUARANTOR

          The Facility Lessee and the Guarantor, to the extent provided below, covenant as follows;

Maintenance of Existence. Except as permitted by Section 5.2, the Facility Lessee, at its own cost and expense, will at all times do or cause to be done all things necessary to preserve and keep in full force and effect both its legal existence and its qualification to do business in any state in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

Merger, Consolidation, Sale of Substantially All Assets. The Facility Lessee covenants and agrees as follows:

The Facility Lessee will not consolidate or merge with or into any other
     Person, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, unless (i) immediately after giving effect to any such transaction or transactions, either (A) Calpine would own, directly or indirectly, at least a majority of the Ownership Interest of each succeeding or surviving entity, the Calpine Guaranty remains in full force and effect (without a transferee of Calpine's obligations thereunder having succeeded thereto in accordance with Section 8.4(b) thereof) and Calpine shall have reaffirmed in writing its obligations under the Calpine Guaranty and the other Operative Documents to which Calpine is a party in a manner reasonably satisfactory to the Owner Participant and the Owner Lessor or (B) Calpine's obligations under the Calpine Guaranty have been succeeded to in accordance with Section 8.4(b) of the Calpine Guaranty, the transferee of Calpine shall own, directly or indirectly, at least a majority of the Ownership Interest of each succeeding or surviving entity and the Calpine Guaranty shall remain in full force and effect, (ii) immediately after giving effect to such transaction, the requirements set forth in Section 13.1(b)(i) through (vi) of this Agreement (with appropriate conforming changes to take into account the nature of the transactions referred to hereunder) have been satisfied in connection with such transfer, and (iii) each succeeding or surviving entity shall be organized under the laws of the United States, any state thereof or the District of Columbia.

Upon the consummation of such transaction described in Section 5.2(a), the resulting, surviving or succeeding entity, if other than the Facility Lessee, shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, the Facility Lessee under this Participation Agreement and each other Operative Document to which the Facility Lessee was a party immediately prior to such transaction, with the same effect as if such entity had been named herein and therein. The Facility Lessee will pay the costs and expenses (including reasonable attorneys' fees and expenses) of the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees and the Certificateholders in connection with any transaction contemplated by this Section 5.2.

Guaranty and Contingent Obligations. The Facility Lessee will not create, incur, assume or suffer to exist any Indebtedness (including without limitation any guaranty or other contingent obligations) except (i) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Facility Lessee's business, (ii) indemnities in respect of unfiled mechanics' liens and other liens permitted by clause (d) of the definition of "Permitted Liens", (iii) contingent obligations set forth in, or incurred in connection with, or indemnities set forth in, the Operative Documents and the FILOT Lease,
(iv) unsecured indemnities provided, and other unsecured contingent obligations incurred by the Facility Lessee in connection with either (x) easements relating to its applicable interest in the Facility or the Facility Site or (y) any contract, agreement or other document or instrument relating to the Broad River project which is entered into in the ordinary course of the Facility Lessee's business, (v) customary indemnities in favor of the title insurers providing the title policies covering the Facility Site or any portion thereof or any easement or appurtenant right relating thereto in respect of claims by the holder of mechanics' liens, (vi) the indemnities referred to in Section 9.1 and 9.2 of the Participation Agreement or pursuant to the Tax Indemnity Agreement and (vii) unsecured Indebtedness incurred in accordance with Section
11.1 or 11.2 hereof.

Assignment of Rights. The Facility Lessee shall not assign any of its rights or obligations except as permitted by the Operative Documents and the FILOT Lease.

Lessor Manager Fees. The Facility Lessee and Calpine shall pay the fees, costs and expenses of the Lessor Manager (including the reasonable compensation and expenses of its counsel), as set forth in a letter agreement approved by the Facility Lessee arising out of the Owner Lessor's and the Owner Participant's discharge of their duties under or in connection with the Operative Documents and the FILOT Lease, as in effect on the Closing Date.

Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, the Facility Lessee shall (a) perform and comply with all of its contractual obligations under the Operative Documents to which it is a party and all other material agreements and contracts by which it is bound, unless (other than in connection with the Operative Documents) such noncompliance would not cause a Material Adverse Effect, and (b) engage only in the business contemplated by the Operative Documents to which it is a party.

Obligations. The Facility Lessee shall pay all of its obligations, howsoever arising, as and when due and payable except such as may be contested in good faith or as to which a bona fide dispute may exist; provided, that (i) adequate reserves consistent with GAAP requirements are maintained for such contested or disputed obligations or (ii) the Facility Lessee otherwise establishes and maintains adequate security arrangements for the payment of such contested or disputed obligations which are reasonably acceptable to the Owner Participant.

     L. Books, Records, Access. The Facility Lessee shall maintain or cause to be maintained adequate books, accounts and records with respect to itself, the Facility and Facility Site and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Entity having jurisdiction thereof, and permit employees, agents and representatives of the Owner Lessor, the Owner Participant, and, so long as the Lien of the Collateral Trust Indenture shall have not been terminated or discharged, the Indenture Trustee, the Pass Through Trustees and the Certificateholders, and such parties' independent consultants, at all reasonable times during normal business hours and upon reasonable prior notice and at no risk or (except during the existence of a Lease Default or

Lease Event of Default) expense to the Facility Lessee to inspect, the Facility and Facility Site, to examine or audit all of or any of the Facility Lessee's books, accounts and records and make copies and memoranda thereof and, together with such consultants, to observe the operation, maintenance and repair of the Facility; provided, however, any such inspection shall be conducted in accordance with Section 12 of the Facility Lease.

Other Information.

          1. The Facility Lessee shall furnish, or shall cause to be furnished to, the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, and their respective authorized representatives from time to time such information as such party shall reasonably request concerning the Facility and Facility Site including information concerning the condition, operation, maintenance and use of the Facility and Facility Site and such other financial or operating information as it shall reasonably request and which is routinely made available to creditors of the Facility Lessee, to the extent it possesses such information; provided that, the Facility Lessee reserves the right not to provide any information that is not otherwise publicly available to any transferee Owner Participant (or its Owner Lessor) if it reasonably believes in its good faith judgment that such transferee Owner Participant or any Affiliate thereof is a competitor or is an Affiliate of a competitor of the Facility Lessee or its Affiliates in the competitive power market, unless, before receiving any such information, such transferee Owner Participant shall have put in place (to the reasonable satisfaction of the Facility Lessee) appropriate confidentiality arrangements. To the extent such information consists of information contained in records kept by the Facility Lessee or any Affiliate, such information shall be furnished without cost to the recipient.

          (b) The Facility Lessee will advise the Owner Participant, the Owner Lessor, the OP Guarantor, the Pass Through Trustees and the Indenture Trustee promptly in writing of the occurrence of any Significant Lease Default, Lease Event of Default or Lease Indenture Event of Default (to the extent the Facility Lessee has Actual Knowledge of any such Lease Indenture Event of Default) and, as soon as practicable thereafter, will provide a description thereof and a statement as to the actions, if any, the Facility Lessee proposes to take with respect thereto.

     M.   Warranty of Title to Facility Site.

          1. On and after the Post-FILOT Lease Conversion Date, the Facility Lessee shall maintain good and valid fee, title to, or easement or other surface rights in, as applicable, the Facility Site, subject only to Permitted Liens.

          2. The Facility Lessee shall maintain good and valid title to all of its other properties and assets (other than properties and assets disposed of in the ordinary course of business, including any sale, transfer or other disposition of any obsolete, surplus or worn out equipment, parts, supplies or other materials or assets to the extent permitted by the Operative Documents), subject only to Permitted Liens.

ERISA. The Facility Lessee shall not establish, maintain or contribute to, any Plan. If any Plan is established, maintained or contributed to by either the Facility Lessee or any ERISA Affiliate, or if the Facility Lessee or any ERISA Affiliate becomes obligated to contribute to any Plan, (a) with respect to each such Plan, the Facility Lessee or such ERISA Affiliate (i) shall have at all times fulfilled in all material respects their obligations under the minimum funding standards of ERISA and the Code, (ii) shall not allow any such Plan to have an Unfunded Current Liability, (iii) shall, with respect to each Plan (and each related trust, if any) which is intended to be qualified under Sections 401(a) and 501(a) of the Code, obtain a determination letter from the Internal Revenue Service to the effect that such Plan (and trust, if any) meets the requirements of Sections 401(a) and 501(a) of the Code, and (iv) shall at all times be in compliance in all material respects with applicable provisions of ERISA and the Code, and (b) within fifteen (15) days after (i) the occurrence of any reportable event (as defined in Section 4043(c) of ERISA) with respect to any Plan, (ii) the complete or partial withdrawal by the Facility Lessee or any ERISA Affiliate from any Multiemployer Plan, (iii) to the extent the Facility Lessee or any ERISA Affiliate is notified that any Multiemployer Plan has entered reorganization status, has become insolvent, or has terminated (or any Multiemployer Plan notifies the Facility Lessee or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA, (iv) the institution of any action to terminate a Plan in a distress termination under Section 4041(c) of ERISA, or (v) in the case of the breach of any other covenant contained in this Section 5.11, the Facility Lessee shall report such occurrence or breach to the Indenture Trustee, the Pass Through Trustees, the Owner Lessor and the Owner Participant and furnish such information as such Persons may reasonably request with respect thereto.

Certain Contracts and Agreements. Without the consent of the Owner Participant, the Facility Lessee agrees that, except as required by the Operative Documents or the FILOT Lease, it will not enter into or become bound by any contract or agreement providing for the sale of energy produced from the Facility, or the purchase of services to be performed at, for or in connection with, the Facility or any other contract or agreement relating to the Facility that (i) has a term that extends beyond the Basic Lease Term or the scheduled expiration of any Renewal Lease Term then in effect or elected by the Facility Lessee, unless such contract or agreement may be terminated by the Facility Lessee without material costs or obligation prior to the Basic Lease Term or the scheduled expiration of such Renewal Lease Term, as the case may be or (ii) results in any lien, encumbrance, restriction or agreement relating to the Facility which extends beyond the expiration of the Facility Lease Term or which binds the Facility or the owner of the Facility beyond the expiration of the Facility Lease Term; provided that nothing in this Section 5.12 shall prevent the Operator from entering agreements to operate the Facility in accordance with the Operative Documents and the FILOT Lease.

Certain Costs. The Facility Lessee agrees to pay to the Owner Lessor as Supplemental Rent (i) overdue interest with respect to the Lessor Notes issued under the Collateral Trust Indenture if the same is due and payable because of the occurrence of a Lease Indenture Event of Default which is attributable to a Lease Event of Default and (ii) an amount equal to any Make-Whole

Amount which has become due and payable with respect to the Lessor Notes under the Collateral Trust Indenture.

Limitations on Liens. The Facility Lessee shall not, directly or indirectly, create, assume or permit to exist any Lien, securing a charge or obligation on the Facility, the Facility Site or on any of its other properties real or personal, whether now owned or hereafter acquired, except Permitted Liens.

     N. Investments. The Facility Lessee shall not make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

     O.   Intentionally Deleted.

Regulations. The Facility Lessee shall not, directly or indirectly, apply the proceeds of the sale of Lessor Notes or any other revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

Partnerships. The Facility Lessee shall not become a general or limited partner in any partnership or a joint venturer in any joint venture.

Dissolution. The Facility Lessee shall not liquidate or dissolve, except pursuant to transactions permitted under Section 5.2.

Termination of Operative Documents; Delegation of Authority.

          1. The Facility Lessee shall not without the prior written consent of the Owner Participant and, except as otherwise provided in
               Section 8 of the Collateral Trust Indenture and so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee, (x) cause or consent to or (y) acquiesce in any amendment, modification, extension, termination, variance or waiver of timely compliance with any terms or conditions of any Operative Document. In addition, the Facility Lessee shall not enter into or acquiesce in any amendment, modification, extension, termination, variance or waiver of timely compliance with any terms or provisions of the FILOT Lease without the consent of the Owner Participant if the same would (i) subject in all cases to the provisions of clause (iii) below, during the Facility Lease Term, have a material adverse effect on the Owner Participant or the Owner Lessor (including, without limitation, any material decrease in their respective rights or any material increase in their respective obligations or any material increase in the liability exposure of the Owner Lessor or the Owner Participant, it being agreed that (x) in determining whether any such material adverse effect has occurred, the fact of the Facility Lessee's obligations under the Operative Documents (including paragraph (b) below) and of Calpine under the Calpine Guaranty shall be taken into account and (y) any increase in rent or any other amount payable by the Owner Lessor or the

               Owner Participant under the FILOT Lease that is also reflected to the same extent under the Facility Site Lease and does not remain in effect after the expiration of the then existing Basic Lease Term or any Renewal Term with respect to which the Facility Lessee shall have irrevocably exercised its renewal option shall not constitute or cause or be deemed to constitute or cause such a material adverse effect), (ii) during the period after the expiration or termination of the Facility Lease Term, have any adverse effect whatsoever on the Owner Participant or the Owner Lessor (including, without limitation, any increase in their respective obligations or decrease in their respective rights) or (iii) whether during or after the Facility Lease Term, result in any change to the length of the term of the FILOT Lease or in any option to renew the Facility Lease Term. The Facility Lessee will furnish the Owner Participant with a copy of the executed version thereof promptly after the execution thereof. Notwithstanding anything to the contrary contained in the foregoing, the Facility Lessee shall not have any right to take any action otherwise permitted pursuant to this Section
               5.20 if a Significant Lease Default or Lease Event of Default shall have occurred and be continuing. So long as the Lien of the Collateral Trust Indenture has not been discharged, the Facility Lessee shall not take any action pursuant to or in accordance with the foregoing provisions of this Section 5.20, if such action would (i) have a material adverse effect on the Indenture Trustee, the Pass Through Trustees, the Noteholders or the Certificateholders including, without limitation, a material adverse effect on such Person's rights and remedies under the Operative Documents (it being agreed that (x) in determining whether any such material adverse effect has occurred, the fact of the Facility Lessee's obligations under the Operative Documents (including paragraph (b) below) and Calpine's obligations under the Calpine Guaranty shall be taken into account and (y) any increase in rent or any other amount payable by the Owner Lessor or the Owner Participant under the FILOT Lease that is also reflected to the same extent under the Facility Site Lease ) shall not constitute or cause such a material adverse effect) or (ii) result in the release of or loss of the first priority, perfected Lien (subject to Permitted Liens) on all or any material portion of the Owner Lessor's interest in the Facility or the Facility Site, except as otherwise permitted by the Operative Documents.

          2. During the Facility Lease Term (i) the Facility Lessee shall, at its own expense, on behalf of the Owner Lessor, duly fulfill and comply with all obligations on the part of the Owner
               Lessor under or in connection with the FILOT Lease (or any extension or renewal thereof) at the time performance of such obligations is required under the FILOT Lease and (ii) in connection with the foregoing obligation of the Facility
               Lessee set forth in clause (i), subject to clause (a) above, the Facility Lessee shall have and be entitled to exercise all rights and benefits (including the right to enter into any amendment, modification, extension, termination, variance, waiver, notice or consent or any action with respect thereto, subject to the terms and conditions of the Operative
               Documents) of the Owner Lessor under the FILOT Lease.

Name and Location. The Facility Lessee shall not change its name or the location of its chief executive office or place of business without notice to the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees and the Owner Participant at least thirty (30) days prior to such change.

Use of Facility Site. The Facility Lessee shall not use, or permit to be used, the Facility Site for any purpose other than for the operation and maintenance of the Facility, except as otherwise required or permitted under the Operative Documents and/or the FILOT Lease.

Abandonment of Facility. The Facility Lessee shall not voluntarily abandon the operation, maintenance or repair the Facility, except as otherwise permitted by the Operative Documents.

Taxes, Other Government Charges and Utility Charges. The Facility Lessee shall pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Facility Lessee, its interests in the Facility Site and Facility, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facility or the Facility Site, and all assessments and charges lawfully made by any Governmental Entity for public improvements that may be secured by a Lien on any part of the Facility; provided, that the Facility Lessee may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Facility Lessee is in good faith contesting the same, so long as (a) adequate reserves consistent with GAAP requirements (or other security arrangements reasonably satisfactory to the Indenture Trustee and the Owner Participant) are established and maintained in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, and (b) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

Compliance with Laws, Instruments, Etc. At its expense, the Facility Lessee shall promptly (a) comply or cause compliance with all Applicable Laws, including those relating to pollution control, environmental protection, equal employment opportunity plans, Plans and employee safety, with respect to itself, the Facility or Facility Site, whether or not compliance therewith shall require structural changes in the Facility or any part thereof or require major changes in operational practices or interfere with the use and enjoyment of the Facility or any part thereof, and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, all Applicable Permits, except in the case of clause (a) and (b) above (1) as may be contested in accordance with Section 7 or 8 of the Facility Lease and (2) the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any such Applicable Laws in any reasonable manner which does not involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on the Facility, (ii) impair the use, operation or maintenance of the Facility in any material respect, (iii) any criminal liability being incurred by the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, the Pass Through Company or any Certificateholder, (iv) the Owner Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, the Pass Through Company or any Certificateholder being subjected to any unindemnified civil liability or of the Owner Participant or the Owner Lessor being subject to regulation as a public utility under Applicable Law, or (v) any Material Adverse Effect.

PUHCA. The Facility Lessee shall not take any action or fail to take any action within its control that would subject the Owner Lessor, the Lessor Manager, the Owner Participant, the Indenture Trustee or the Pass Through Trustees to regulation under PUHCA.

Further Assurances. The Facility Lessee, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. The Facility Lessee, at its own cost, expense and liability, will cause such financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Undivided Interest, the Ground Interest, any Component or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Collateral Trust Indenture therein. The Facility Lessee shall promptly from time to time furnish to the Owner Participant, the Owner Lessor or, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee or the Pass Through Trustees such information with respect to the Facility or the Facility Site or the transactions contemplated by the Operative Documents to which the Facility Lessee is a party and the performance of the FILOT Lease as may be required to enable the Owner Participant, the Owner Lessor or, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee or the Pass Through Trustees, as the case may be, to timely file with any Governmental Entity any reports and obtain any licenses or permits required to be filed or obtained by the Owner Lessor under any Operative Document or the FILOT Lease, the Owner Participant as the owner of the Member Interest or the Indenture Trustee. The Facility Lessee will preserve, protect, defend and enforce, or cause to be preserved, protected, defended and enforced, the rights of itself, the Owner Lessor and the Owner Participant under each and every Operative Document to which it is a party (including by assignment and assumption of the rights thereunder), including using commercially reasonable efforts to prosecute suits to enforce any such rights and, at the request of Indenture Trustee, so long as the Lien of the Collateral Trust Indenture has not been discharged or terminated (and thereafter at the request of the Owner Participant), permit the Indenture Trustee and the Owner Participant, at their respective cost and expense, to participate in such capacity as it may choose in any such suit, any defense thereof or in the preparation therefor; provided, however, that upon the occurrence and during the continuance of any Lease Event of Default, if the Indenture Trustee or the Owner Participant request that certain actions be taken and the Facility Lessee fails to take the requested action, or to cause the requested action to be taken within (5) Business

Days, the Indenture Trustee, so long as the Lien of the Collateral Trust Indenture has not been discharged or terminated, and the Owner Lessor may, at the Facility Lessee's reasonable expense, enforce, in its own name, or the Facility Lessee's name, such rights of the Facility Lessee.

No Subsidiaries. The Facility Lessee shall not create or suffer to exist any Subsidiaries.

Permitted Business. The Facility Lessee shall not engage in any business or activities other than the lease, operation, maintenance and marketing and sale of the output, fuel or other products from, or relating or incidental to, the Facility leased by the Facility Lessee. Notwithstanding any of the foregoing the Facility Lessee may not change the nature of its business.

     P. Support Arrangements. The Facility Lessee agrees that, to the extent that the rights described in Section 3.1(n) which have already been made available to the Owner Lessor prior to the expiration or termination of the Facility Lease Term, and any rights assigned pursuant to the last sentence of this Section 5.30, are insufficient to permit on a commercially practicable basis during the period following the expiration or termination of the Facility Lease Term, until the end of the Facility's useful life as set forth in the Closing Appraisal, (i) the location, occupation, interconnection (including with respect to electricity, steam, gas and water), maintenance and repair of the Facility, (ii) the use, operation and possession of the Facility, (iii) the use, operation, possession, maintenance, replacement, renewal and repair of all Improvements then required to be made to the Facility, (iv) adequate ingress to and egress from the Facility in connection with the ownership, use, maintenance or operation of the Facility, (v) adequate transmission of electricity from the Facility to enable such Person to deliver the net electrical and steam output of the Facility on a commercially reasonable basis and (vi) the interest of the Owner Lessor (or any successor) in the Undivided Interest or the Ground Interest, the Facility Lessee will cause Calpine to provide, and Calpine will provide, the Owner Lessor with any additional services relating to the Owner Lessor's Interest and operation of the Facility substantially in the same manner as operated as of the Closing Date (to the extent Calpine or any Affiliate thereof then owns or controls the physical assets and/or contractual rights necessary to provide such services (or can enter into contracts on a commercially reasonable basis for such ownership, control or other rights) and remains in the business of providing such services) necessary to permit the Owner Lessor to use the Facility as described in (i) through (vi) above. Such arrangements will provide for fair market value compensation to Calpine (payable periodically on no more frequently than a monthly and no less frequently than on a quarterly basis) and will terminate upon the later of the expiration or termination of the FILOT Lease or the Springing Facility Site Lease, or earlier at the option of the Owner Lessor. The Facility Lessee shall also, subject to obtaining any required third party consents, assign to the Owner Lessor upon termination of the Facility Lease any support or similar agreements to the extent relating to the Facility it has with third parties.

     Q. Insurance. The Facility Lessee shall comply with the covenants set forth in Schedule 5.31.

     R. Tax Status. The Facility Lessee and each Person owning an Ownership Interest therein will not voluntarily take any action to cause the Facility Lessee to be subject to taxation as a separate entity for federal income tax purposes.

     S.   Transmission Assets.

          1. If and to the extent that on the Closing Date the FERC Order referred to in clause (v) of the definition thereof has not been obtained with respect to the jurisdictional facilities referred to therein (which facilities are identified in Exhibit A as Transmission Assets (the "Transmission Assets")), the Owner Participant shall, upon 5 days prior written notice to the Facility Lessee, and subject to the grant of the aforesaid order, cause the Owner Lessor to acquire an undivided interest equal to the Owner Lessor's Percentage in the Facility Lessee's right, title and interest in the Transmission Assets, for a price equal to $1.00. Upon payment by the Owner Lessor of such amount, the Facility Lessee shall execute and deliver such documentation as is reasonably requested by the Owner Lessor to transfer such undivided interest in the Facility Lessee's right, title and interest in the Transmission Assets to the Owner Lessor. Upon such transfer such Undivided Interest shall be and shall be deemed to be an integral part of the Undivided Interest (to the extent constituting a portion of the Facility) and the Ground Interest (to the extent constituting a portion of the leasehold interest in the Facility Site) for all purposes of the Operative Documents without the necessity of amending or supplementing any Operative Document, subject nevertheless to
               Section 14.15 hereof.

          2. Without limiting Section 10 hereof or Section 4.2 of the Facility Lease, the Facility Lessee agrees that from and after the Closing Date and until the earlier to occur of (A) the transfer referred to in clause (a) above and (B) the termination of the Facility Lease, the Facility Lessee shall make available to the Owner Lessor, for no additional compensation, such rights in the Transmission Assets solely to the extent as shall be necessary so that the representation in
               Section 3.1(n) will be correct to the same extent as if such transfer had occurred on the Closing Date.

II.  COVENANTS OF THE OWNER LESSOR, THE TRUST COMPANY AND THE LESSOR MANAGER

Compliance with the LLC Agreement. Each of the Owner Lessor, the Trust Company and the Lessor Manager hereby severally covenants and agrees that during the Facility Lease Term it will:

comply with all of the terms of the LLC Agreement applicable to it; and

          1.   not amend, supplement, or otherwise modify Section
               9.1, 9.3, 13.1 or clause (i) of Section 13.2 of the LLC Agreement without the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing and the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

Owner Lessor's Liens. The Owner Lessor, the Trust Company and the Lessor Manager each covenants severally and as to itself only that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor's Lien attributable to it and will promptly notify the Facility Lessee, the Owner Participant and the Indenture Trustee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor's Lien attributable to it.

Amendments to Operative Documents. The Lessor Manager, the Trust Company and the Owner Lessor each covenants severally and as to itself only that it will not unless such action is expressly permitted by the Operative Documents (a) through its own action terminate any Operative Document to which it is a party,
(b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) such Operative Documents or the FILOT Lease in any manner or (c) except as provided in Section 11 hereof or Section 2.10 or
Section 5.6 of the Collateral Trust Indenture, take any action to prepay or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and, in the case of clause (a) or (b), the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

Transfer of the Owner Lessor's Interest. Other than as permitted by the Operative Documents, each of the Lessor Manager and the Owner Lessor covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents.

Owner Lessor; Lessor Estate. Each of the Trust Company, the Lessor Manager and the Owner Lessor covenants that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy, insolvency or similar law (as now or hereafter in effect).

Limitation on Indebtedness and Actions. Each of the Lessor Manager and the Owner Lessor covenants that it will not incur any Indebtedness nor enter into any business or activity except as required or expressly permitted by any Operative Document.

Change of Location. The Owner Lessor shall provide the Owner Participant, the Indenture Trustee, the Certificateholders, the Pass Through Trustees and the Facility Lessee 30 days' written notice of any relocation of the Owner Lessor's chief executive office or the place where documents and records relating to the Owner Lessor or the Lessor Estate are kept from the location set forth in
Section 3.2(g) and of any change in its name.

     B.   Bankruptcy of Owner Lessor.

          Each of the Trust Company, the Lessor Manager and the Owner Lessor hereby agrees severally and as to itself only that it shall not voluntarily take any action that shall, or cause any action to be taken that is intended to, submit the Owner Lessor, as debtor, to any proceeding under any Applicable Law involving bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally unless a Lease Event of Default or a Significant

Lease Default shall have occurred and be continuing (in which case, if the Lien of the Collateral Trust Indenture shall not have been discharged, the Trust Company or the Owner Lessor shall not take any such action unless the Indenture Trustee shall have given its prior written consent to such action in its sole discretion.

COVENANTS OF THE OWNER PARTICIPANT

Restrictions on Transfer of Member Interest.

The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Member Interest without the prior written consent of the Facility Lessee and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, without the prior written consent of the Indenture Trustee; provided, however, that the Owner Participant may, subject to Section 7.6, assign, convey or transfer all or any part of its interest in the Member Interest without such consent to a Person (the "Transferee") which shall assume the duties and obligations of the Owner Participant under the Operative Documents with respect to the interest being transferred pursuant to an OP Assignment and Assumption Agreement substantially in the form of Exhibit J hereto, if each of the following conditions shall have been satisfied on or prior to such transfer:

the Facility Lessee, the Indenture Trustee and the Pass Through Trustees shall have received an opinion(s) of counsel (including an opinion with respect to a guaranty pursuant to clause (iii) of this Section 7.1, if applicable), which opinion(s) and counsel are reasonably satisfactory to each such recipient and consistent in scope to the opinions delivered on behalf of the Owner Participant at the Closing, including that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained and that the proposed transfer of the Member Interest will not require registration under the Securities Act;

the Transferee shall be a "United States person" within the meaning of Section
     7701(a)(30) of the Code;

the Transferee shall be either (A) an Affiliate of the transferor Owner
     Participant which does not otherwise qualify under clause (B) below (but in any event, such Affiliate shall not be a Competitor of Calpine); provided that all of the payment and performance obligations of the Transferee with respect to the interest being transferred under the Operative Documents shall be guaranteed by the transferor Owner Participant, or a Person then providing a guaranty of the transferor Owner Participant's obligations hereunder, pursuant to an OP Parent Guaranty or
     (B) a Person which meets, or the payment and performance obligations of which with respect to the interest being transferred under the Operative Documents are guaranteed (pursuant to a OP Parent Guaranty) by a Person (the transferor Owner Participant or such other guarantor, the "Transferee Guarantor") which meets, the following criteria: (1) the tangible net worth of the Transferee or Transferee Guarantor, is at least equal to $75 million calculated in accordance with GAAP; and (2) unless waived in writing by the Facility Lessee prior to such transfer, such Transferee is not a Competitor of Calpine or in material litigation against the Facility Lessee or any Affiliate of the Facility Lessee without the consent of the Facility Lessee; and

upon consummation of such transfer, there shall not be more than four (4) Owner
     Participants for the Overall Transaction; provided that any related Owner Participants that shall have the same decision maker and vote their interest together as a single vote shall count as one for purposes of this clause (iv).

          Notwithstanding the foregoing, the restrictions set forth in this Section 7.1 shall not inure to the benefit of the Facility Lessee if such transfer occurs during the continuance of a Significant Lease Default or Lease Event of Default.

For purposes of determining whether a Transferee is a "Competitor" of Calpine, Calpine shall provide to the transferor Owner Participant on or prior to the Closing Date a list of entities which Calpine reasonably believes in its good faith judgment are competitors of Calpine or any of its Affiliates, in the business in which Calpine or any of its Affiliates is engaged as of the Closing Date, which list shall be attached to this Agreement as Exhibit K. Any such Person on such list shall be deemed to be a "Competitor" for purposes of Section 7.1(a). The initial list of Competitors may be modified or supplemented (in a manner consistent with the first sentence of this clause (b)), from time to time, but no later than five (5) Business Days after the Facility Lessee receives each notice from the Owner Participant of its intent to transfer its interest and, in addition, no more than once in any calendar year plus each time the Facility Lessee receives such notice of transfer from the Owner Participant, and such list as modified shall govern for the purposes of this Section 7.1(b).

The Facility Lessee shall not be responsible for any adverse tax consequence to the Owner Lessor or the Owner Participant resulting from any transfer pursuant to this Section 7.1 and the Pricing Assumptions shall not be changed as a result of any such transfer.

The Owner Participant shall give the Owner Lessor, the Indenture Trustee and the Facility Lessee ten (10) Business Days' prior written notice of such transfer, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 7.1. If requested by the Owner Participant or the Indenture Trustee, the Facility Lessee will acknowledge qualifying transfers. All reasonable fees, expenses and charges of the Indenture Trustee, the Pass Through Trustees, and the Facility Lessee (including reasonable attorneys' fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid on an After-Tax Basis by the Owner Lessor, without any right of indemnification from the Facility Lessee or any other Person; provided, however, that the Owner Participant shall have no obligation to pay fees, expenses or charges of the Facility Lessee as a result of any transfer while a Significant Lease Default or a Lease Event of Default is continuing, in which case the Facility Lessee shall be obligated to pay such costs.

Upon any such transfer in compliance with this Section 7.1, (i) such Transferee shall (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under each of the OP Assignment and Assumption Agreement, the Calpine Guaranty and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Calpine Guaranty and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes and (ii) the transferor Owner Participant and the OP Guarantor, if any, of such transferor Owner Participant's obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or OP Guarantor is a party or by which such transferor Owner Participant or OP Guarantor is bound to the extent such obligations are expressly assumed by a Transferee meeting the requirements of this Section 7.1; provided, however, that in no event shall any such transfer waive or release the transferor or its OP Guarantor from any liability accruing or existing in respect of any period occurring on or prior to or occurring simultaneously with such transfer.

The transfer restrictions set forth in this Section 7.1 (other than the requirement that the Owner Participant and the Transferee enter into an OP Assignment and Assumption Agreement) shall also apply to any transfer of the equity ownership interests of an Owner Participant which has as its sole (or substantially equivalent to sole) business activity its participation in the transactions contemplated by the Operative Documents. In the case of such a transfer of equity ownership interests which satisfies such restrictions of this Section 7.1, the Owner Participant's obligations under the Operative Documents shall continue, but the Owner Participant shall, except in the case of a transfer to a transferee described in clause (a)(iii)(A) above, procure a new OP Parent Guaranty from a guarantor meeting the requirements of clause (a)(iii)(B) above.

Owner Participant's Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify the Facility Lessee and the Indenture Trustee of the imposition or existence of any such Lien of which the Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien.

Amendments or Revocation of LLC Agreement. Notwithstanding anything to the contrary contained in the LLC Agreement, the Owner Participant covenants that during the Facility Lease Term it will not (a) amend, supplement, or otherwise modify Section 9.1, 9.3, 13.1 or clause (i) of 13.2 of the LLC Agreement without the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and without the prior written consent of the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, or (b) revoke, or otherwise waive compliance with or terminate the LLC Agreement without the prior written consent of the Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable federal or state law or the law of the District of Columbia.

Instructions. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

Right of First Refusal. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer its Member Interest or cause the Owner Lessor to sell all or substantially all of the Owner Lessor's Interest at any time during the three (3) year period commencing on the termination or expiration of the Facility Lease (except in the event that a Lease Event of Default shall have existed at such time of termination or expiration), any such sale or other transfer shall be subject to the Facility Lessee's right of first refusal on the terms and conditions set forth in this Section 7.6. The Owner Participant shall give the Facility Lessee prompt written notice of all bona fide offers that have been received from any other Person to purchase or acquire its interest of the Owner Lessor's Interest or the Member Interest of the Owner Participant, and which offers it wishes to accept, together with a full and complete statement of the price and all of the terms, conditions and provisions contained in such offers. The Facility Lessee shall thereafter have the right within a period of 45 days from and after the receipt by them of such notice (the "Notice Period") to notify the Owner Participant of its intent to exercise its right of first refusal. If the Facility Lessee elects to exercise the right provided in the preceding sentence, it will within 60 days of such notice (the "Agreement Period") execute a contract on the same terms and conditions as the offer giving rise to such right. If the Facility Lessee does not give such notice to the Owner Participant within the 45 day period or execute such a contract within 60 days of such notice, the Owner Participant will be free to proceed under the terms and conditions set forth in its notice to the Facility Lessee, unless the failure to execute the contract within 60 days is attributable to acts or omissions of the Owner Participant. In the event that such terms are revised in any way that changes the agreement for sale, lease, conveyance or transfer such that the terms of the sale are less favorable to the Owner Participant (it being understood and agreed that any reduction in the price or a change in the terms of payment thereof in a manner beneficial to the potential purchaser shall be deemed to be less favorable to the Owner Participant), the Owner Participant shall again comply with the notice and right of first refusal provisions of this Section prior to entering into such revised agreement; provided that, for such revised offer, the Notice Period shall be 10 Business Days from the date of such new notice, and the Agreement Period shall not exceed 45 days from the date of the Facility Lessee's notice accepting such new terms.

          Notwithstanding the foregoing, if, concurrently with the Owner Participant's offer to sell its Member Interest pursuant to this Section 7.6, it or one of its Affiliates offers to sell any interest in an owner lessor who has entered into any Other Broad River Facility Lease, then the Facility Lessee shall exercise its purchase rights under this Section 7.6 only if, concurrently therewith, it exercises its purchase rights under Section 7.6 of each such Other Broad River Facility Lease.

     C. Prohibition on Fundamental Changes. If the Owner Participant is an entity which has as its sole (or substantially equivalent to sole) business activity, the participation in the transactions contemplated by the Operative Documents, the Owner Participant shall not change its form of organization and shall not enter into or engage in any business other than as contemplated by the Operative Documents and the activities related thereto.

     D. Appointment of Successor Lessor Manager. Notwithstanding any other provision of this Agreement, a successor Lessor Manager shall not be appointed by the Owner Participant without the consent of the Facility Lessee and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged and the Indenture Trustee unless such successor Lessor Manager (a) meets the requirements of the LLC Agreement, (b) has a combined capital and surplus of at least $150 million, and (c) the Facility Lessee and, so long as Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee, shall have received at the expense of Facility Lessee on an After-Tax Basis: (i) an opinion or opinions of counsel, such counsel and such opinion to be reasonably acceptable to such parties, to the effect that no regulatory consents or approvals are required, or (ii) such other documentation reasonably satisfactory to the Facility Lessee or the Indenture Trustee as the case may be.

     E. Cooperation. The Owner Lessor agrees, and each of the Owner Participant and the Lessor Manager agrees to cause the Owner Lessor to, at the request of the Facility Lessee and at the sole cost and expense of the Facility Lessee on an After-Tax Basis, take such actions as may be necessary for the Owner Lessor to take as the holder of the leasehold interest in the Facility for purposes of obtaining the valid and effective issue, transfer or amendment, as the case may be, of all Governmental Approvals to the extent the same are required for the use, ownership, operation or maintenance of the Facility, the Facility Site, the Undivided Interest, the Ground Interest or any Component by the Facility Lessee or any permitted assignee of the Facility Lessee in the manner contemplated by the Operative Documents, except to the extent the same involves any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
(ii) the risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates or (iii) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Collateral Trust Indenture has not been discharged) the Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any applicable law. The Facility Lessee shall pay on an After-Tax Basis all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) of the Owner Lessor and each other Person party to an Operative Document incurred in connection with any such action. It is understood and agreed that, with respect to the action requested of it, and taken by it, under this Section 7.9, the Owner Lessor, the Owner Participant and the Lessor Manager shall make no representation or warranty as to, and shall have no responsibility for, the effectiveness of such action to accomplish or promote the objective intended by the Person making such request.

COVENANTS OF THE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEES

Indenture Trustee's Liens. Neither the Lease Indenture Company, nor the Indenture Trustee will directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee's Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Lessor

Manager, the Owner Lessor and the Facility Lessee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly (and in any event within 30 days of obtaining Actual Knowledge of such Lien), at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee's Lien.

Pass Through Trustees' Covenant Not to Transfer Lessor Notes. The Pass Through Trustees agree that it will not transfer any Lessor Note (or any part thereof) to any entity (except to a successor Pass Through Trustee appointed pursuant to the terms of the Pass through Trust Agreement) until it receives from such entity a certification which makes a representation and warranty as of the date of such transfer that no part of the funds to be used by it for the purchase and holding of such Lessor Note (or any part thereof) constitutes assets of any Plan or that such purchase and holding will be covered by a prohibited transaction class exemption issued by the U.S. Department of Labor.

INDEMNIFICATION

General Indemnity.

Claims Indemnified. Subject to the exclusions stated in paragraph (b) below, the Facility Lessee agrees to indemnify, protect, defend and hold harmless, and do hereby indemnify the Owner Participant, the Owner Lessor, the Trust Company, in its individual capacity, the Lessor Manager, the Lease Indenture Company in its individual capacity, the Indenture Trustee, each Certificateholder, the Pass Through Company in its individual capacity, the Pass Through Trustees, and their respective Affiliates, successors, assigns, agents, directors, officers and employees (each an "Indemnitee") against any and all Claims (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:

the construction, financing, refinancing, acquisition, operation, rebuilding, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Undivided Interest, the Ground Interest, the Facility, the Facility Site or any Component or any portion of any thereof or any interest therein;
the conduct of the business or affairs of the Facility Lessee or Calpine and any other business or affairs conducted at the Facility or the Facility Site;

the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facility, the Facility Site or any Component, or any portion of any thereof or any interest therein;

the Facility Lease, the Facility Site Lease, or any other Operative Document, the execution or delivery thereof or the performance, enforcement, attempted enforcement or amendment of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

any Environmental Condition at, related to or caused by the Facility or the Facility Site or any Component, or any portion thereof, including, for the avoidance of doubt, any such Environmental Condition existing prior to the Closing Date;

the offer, issuance, sale, acquisition or delivery of the Lessor Notes, the Certificates, any Additional Lessor Notes, any Additional Certificates or any refinancing thereof;

the reasonable and documented costs and expenses of the Transaction Parties in connection with amendments or supplements to the Operative Documents and the FILOT Lease requested by the Facility Lessee, or resulting from the actions of the Facility Lessee or in connection with any Lease Default or Lease Event of Default;

the imposition of any Lien other than with respect to a particular Indemnitee
     (or a Related Party), an Owner Lessor's Lien, an Owner Participant's Lien or Indenture Trustee's Lien attributable to such Indemnitee;

any violation by, or liability relating to, the Facility Lessee or any other
     Calpine Party, the Facility or the Facility Site, of, or under, any Applicable Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Entity or other Person taken with respect to the Facility, the Facility Site, the Operative Documents, the FILOT Lease or the interests of the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustees, or under the Operative Documents or the FILOT Lease or the presence, use, storage, release, threatened release, transportation, arrangement for transportation, treatment, arrangement for treatment, manufacture, disposal or arrangement for disposal of any Hazardous Substance in, at, under or from the Facility or the Facility Site, including, for the avoidance of doubt, any of the foregoing existing or occurring prior to the Closing Date;

the non-performance or breach by the Facility Lessee, any Calpine Party or the County of any obligation contained in this Agreement or any other Operative Document or the FILOT Lease or the falsity or inaccuracy of any representation, warranty or obligation of any such Person contained in this Agreement or any other Operative Document or the FILOT Lease;

the continuing fees (if any) and expenses of the Owner Lessor and the Lessor
     Manager (including the reasonable compensation and expenses of their respective counsel) arising out of the Owner Lessor's discharge of its duties under or in connection with the Operative Documents or the FILOT Lease (other than the Facility Lease, the Facility Site Lease, the FILOT Lease and the Springing Facility Site Lease);

the continuing fees (if any) and expenses of the Lease Indenture Company, the Indenture Trustee, the Pass Through Company, the Pass Through Trustees, (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of the discharge of their respective duties as provided in the Operative Documents or the FILOT Lease; or

any Applicable Permits including any obligations imposed by FERC in connection with the Facility or the Facility Site.

Claims Excluded. Any Claim, to the extent relating to or resulting from or arising out of or attributable to any of the following, is excluded from the Facility Lessee's obligations to indemnify, defend, protect and hold harmless any Indemnitee under this Section 9.1:

(A) acts, omissions or events with respect to the Facility first occurring after the later of (x) expiration or early termination of the Facility Lease and, where required by the Facility Lease, surrender to the Owner Lessor or its successor of its interest in the Facility and the Facility Site in compliance with the provisions of the Facility Lease and the Facility Site Lease, respectively, and (y) if the Owner Lessor exercises its option set forth in Article VI of the Springing Facility Site Lease, the performance by the Facility Lessee of all obligations required to be performed by it thereunder or (B), if the Closing Date does not occur, acts, omission or events occurring after the date set forth in Section 2.2(e);

with respect to a particular Indemnitee and Related Parties, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) in the case of the Owner Participant, the Owner Participant of its Member Interest or with respect to any Related Party, its direct or indirect interest in the Owner Participant, (B) in the case of the Owner Lessor, and if such action is taken at the written direction of the Owner Participant, the Owner Participant, and Related Parties, the Owner Lessor of all or any of the Owner Lessor's Interest, (C) the Indenture Trustee of all or any of its interest in the Lessor Notes, unless, in any such case referred to in this paragraph (ii), such transfer is required by the terms of the Operative Documents or occurs during the continuance of a Lease Event of Default; (provided that this paragraph
     (ii) shall not serve to cap the indemnity to be received by a transferee Indemnitee for a Claim (other than a Claim relating solely to or arising solely out of any offer, transfer, sale, assignment or other disposition of any such rights or interests) based on what the relevant transferor Indemnitee would have received had no such transfer occurred);

with respect to any Indemnitee, any Claim attributable to (i) the gross negligence or willful misconduct of such Indemnitee or a Related Party except to the extent such gross negligence or willful misconduct is attributable to any breach by the Facility Lessee (or any of them) or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document or the FILOT Lease or (ii) any violation of Applicable Law by any such Person except to the extent attributable to a violation of Applicable Law by the Facility Lessee or any other Calpine Party or to any breach by the Facility Lessee or such other Calpine Party of any covenant, representation or warranty contained in any Operative Document or the FILOT Lease;

               a) as to any Indemnitee, any Claim to the extent attributable to the noncompliance of such Indemnitee or a Related Party, with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee or Related Party contained in any Operative Document made by such Indemnitee or Related Party or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document made by such Indemnitee or Related Party except to the extent attributable to any breach by the Facility Lessee or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document;

any Claim constituting or arising from an Owner Lessor's Lien;

with respect to the Indenture Trustee and the Lease Indenture Company, any Claim constituting or arising from a Indenture Trustee's Lien;

with respect to the Owner Participant, any claim constituting or arising from an Owner Participant's Lien;

any Claim that is a Tax, or is a cost of contesting a Tax whether or not the Facility Lessee is required to indemnify therefor pursuant to Section
     9.2 hereof or under the Tax Indemnity Agreement;

any failure on the part of the Lessor Manager to distribute in accordance with the LLC Agreement any amounts received by it under the Operative Documents and distributable by it thereunder;

a Claim arising out of an Indenture Default or Lease Indenture Event of Default that is not also (or attributable to) a Lease Default or Lease Event of Default;

with respect to a particular Indemnitee and Related Party, any obligation or liability expressly assumed in any Operative Document by the Indemnitee seeking indemnification;

any Claim that constitutes scheduled principal and/or interest on the Lessor
     Notes, Additional Lessor Notes, or the corresponding payments under the Certificates or any Additional Certificates; and

any Claim relating to the payment of any amount which constitutes Transaction
     Costs which the Owner Participant is obligated to pay pursuant to Section 2.3(a) hereof or any other amount to the extent such Indemnitee or a Related Party has expressly agreed in any Operative Document to pay such amount without express right of reimbursement;

provided that the terms "omission," "gross negligence" and "willful misconduct," when applied with respect to the Owner Lessor, the Owner Participant, the Indenture Trustee, the Pass Through Trustees or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of any such entity's interest in the Facility or the Facility Site or such Indemnitee's failure to act in respect of matters which are or were the obligation of the Facility Lessee under this Agreement or any other Operative Document. Nothing herein shall be deemed to constitute a guaranty of any useful life or any present or future residual value of the Facility or a guaranty that any amount of any Secured Indebtedness will be paid.

Insured Claims. Subject to the provisions of paragraph (e) of this Section 9.1, in the case of any Claim indemnified by the Facility Lessee hereunder which is covered by a policy of insurance maintained by the Facility Lessee, each Indemnitee agrees, unless it and each other

     Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to the Facility Lessee, to cooperate, at the sole cost and expense of the Facility Lessee, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

After-Tax Basis. The Facility Lessee agrees that any payment or indemnity pursuant to this Section 9.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify the Facility Lessee of any Claim as to which indemnification is sought; provided, that the failure so to notify the Facility Lessee shall not reduce or affect the Facility Lessee's liability which it may have to such Indemnitee under this
     Section 9.1, and no payment hereunder by the Facility Lessee to an Indemnitee shall be deemed to constitute a waiver or release of any right or remedy that the Facility Lessee may have against any such Indemnitee for actual damages resulting directly from the failure or delay of such Indemnitee to give the Facility Lessee such notice. Subject to the foregoing, any amount payable to any Indemnitee pursuant to this Section
     9.1 shall be paid within thirty (30) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after the Facility Lessee receives notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, the Facility Lessee shall, without affecting its obligations hereunder, notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. The Facility Lessee shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this
     Section 9.1 which the Facility Lessee acknowledges is subject to indemnification hereunder; provided that no such defense or compromise shall involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Facility, the Undivided Interest, the Ground Interest, the Facility Site, the Lessor Estate or the Indenture Estate or the impairment of the Facility or the Facility Site, in any material respect or (ii) any criminal liability being incurred or any material adverse effect on such Indemnitee; provided, further, that no Claim shall be compromised by the Facility Lessee on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) are part of the same proceeding involving such Claim, the Facility Lessee may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). In the event that in the course of the investigation or defense of a claim, the Facility Lessee shall in good faith reasonably determine that it is not liable for indemnification with respect thereto under this Section 9.1, it may give notice to the applicable Indemnitee of such fact; and, in such case, any acknowledgment, theretofore made by the Facility Lessee of liability with respect to such claim under this
     Section 9.1 shall be deemed revoked, and the Facility Lessee may thereupon cease to defend such claim; provided that (i) the Facility Lessee shall have given the Indemnitee reasonable prior notice of its intention to renounce such acknowledgment, (ii) the Facility Lessee's conduct regarding the defense of such claim or any decision to withdraw from such defense shall not prejudice or have prejudiced the Indemnitee's ability to contest such claim (taking into account, among other things, the timing of the Facility Lessee's withdrawal and the theory or theories upon which the Facility Lessee shall have based its defense), and (iii) the Facility Lessee shall have given such Indemnitee all materials, documents and records relating to its defense of such claim as such Indemnitee shall have reasonably requested in connection with the assumption by such Indemnitee of the defense of such claim at the cost and expense of the Facility Lessee. In the event that the Facility Lessee shall cease to defend any claim pursuant to the preceding sentence, the Facility Lessee shall indemnify each Indemnitee, without regard to any exclusion that might otherwise apply hereunder, to the extent that the actions of the Facility Lessee in defending such claim or the manner or time of the Facility Lessee's election to withdraw from the defense of such claim shall have caused such Indemnitee to incur any loss, cost, liability or expense which such Indemnitee would not have incurred had the Facility Lessee not ceased to defend such claim in such manner or such time. If the Facility Lessee elects, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon the Facility Lessee's election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at the Facility Lessee's expense with all reasonable requests of the Facility Lessee in connection therewith and will provide the Facility Lessee with all information not within the control of the Facility Lessee as is reasonably available to such Indemnitee which the Facility Lessee may reasonably request; provided, however, that such Indemnitee shall not, unless otherwise required by Applicable Law, be obligated to disclose to the Facility Lessee or any other Person, or permit the Facility Lessee or any other Person to examine (i) any income tax returns of the Owner Participant or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant (and, in the event that any such information is made available, the Facility Lessee shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where the Facility Lessee, or the insurers under a policy of insurance maintained by the Facility Lessee undertakes the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Facility Lessee or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Facility Lessee pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to the Facility Lessee interfere with such control or defense of such claim; provided, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 9.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be subject to criminal liability and such Indemnitee informs the Facility Lessee that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by the Facility Lessee. So long as no Lease Event of Default described in clause
     (a), (b), (g) or (h) of Section 16 of the Facility Lease has occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Facility Lessee unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) the Facility Lessee has not acknowledged their indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this Section 9.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

Subrogation. To the extent that a Claim indemnified by the Facility Lessee under this Section 9.1 is in fact paid in full by the Facility Lessee or an insurer under an insurance policy maintained by the Facility Lessee (so long as no Lease Event of Default shall have occurred and be continuing), such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Facility Lessee hereunder, it shall promptly pay over to the Facility Lessee the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount the Facility Lessee or any of their insurers has paid in respect of such Claim; provided that, so long as a Significant Lease Default or Lease Event of Default shall have occurred and is continuing such amount may be held by the Owner Lessor as security for the Facility Lessee's obligations under the Facility Lease, the other Operative Documents and the FILOT Lease.

Minimize Claims. The Owner Participant, the Owner Lessor, and each of the other
     Transaction Parties will use their respective reasonable and diligent efforts to minimize Claims indemnifiable by the Facility Lessee under this Section 9.1, including by complying with reasonable requests by the Facility Lessee to do or to refrain from doing any act if such compliance is, in the good faith opinion of the Owner Participant, the Owner Lessor, or such other Transaction Party, as the case may be, of a purely ministerial nature or otherwise has no unindemnified adverse impact on the Owner Participant, the Owner Lessor, or such Transaction Party, as the case may be, or any Affiliate of any thereof or on the business or operations of any of the foregoing.

General Tax Indemnity.

Indemnity. Except as provided in paragraph (b), the Facility Lessee agrees to indemnify each of the Owner Participant, the Owner Lessor, any OP Guarantor, the Trust Company in its individual capacity, the Lessor Manager, the Lease Indenture Company in its individual capacity, the Indenture Trustee, the Pass Through Company in its individual capacity, the Pass Through Trustees, each Certificateholder and their respective successors and assigns, the past and present partners or members of or holders of the ownership interests in, as the case may be, the Owner Participant (each of the foregoing, together with any Affiliate thereof, a "Tax Indemnitee") for, to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon or with respect to or borne by or asserted against any Tax Indemnitee, the Facility, the Undivided Interest, the Facility Site, the Ground Interest, or any portion or Component thereof or any interest therein, or upon any Operative Document or interest therein, or in any way arising out of, in connection with or relating to, any of the following:

the acceptance, rejection, delivery, construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, rebuilding, return, transport, assembly, repossession, servicing, dismantling, abandonment, retirement, decommissioning, preparation, installation, storage, replacement, purchase, sale or other disposition, insuring, sublease, or other use or non-use of, the imposition of any lien (or incurrence of any liability to refund or pay over any amount as a result of any lien) on, the Facility, the Undivided Interest, the Ground Interest, the Facility Site or any portion or Component thereof or any interest therein;

the Facility, the Facility Site, the Undivided Interest, the Ground Interest, any portion thereof or Component or interest therein, the applicability of the Facility Lease to the Facility or the Undivided Interest, or the conduct of the business or affairs of the Facility Lessee or Calpine, the Facility or the Facility Site;

the manufacture, design, purchase, acceptance, rejection, delivery, non-delivery, redelivery or condition of, or improvement to, the Facility, the Facility Site or any portion or Component thereof, or any interest therein;

the Facility Lease, or any other Operative Document, the execution or delivery thereof, any other documents contemplated thereby or the performance, enforcement or amendment of any terms thereof;

the payment or receipt of Periodic Rent and Supplemental Rent or any other payment, receipt or earning under the Facility Lease, the Facility Site Lease or the Springing Facility Site Sublease or arising from the Facility, the Undivided Interest, the Ground Interest, the Facility Site or any portion or Component thereof or any interest therein;

any other amount paid or payable pursuant to the Operative Documents or the FILOT Lease;

the conveyance of title to the Undivided Interest; or otherwise relating to the transactions contemplated by the Operative Documents or the performance of the FILOT Lease.

          Notwithstanding anything herein to the contrary and without regard to paragraph (b) hereof, the Facility Lessee will indemnify the Owner Participant and the Owner Lessor on an After-Tax Basis for any Taxes collected by way of withholding (and any interest, penalties or additions to tax associated therewith) (or for the failure to withhold taxes) imposed on the Lessor Notes or the Additional Lessor Notes or any other payments to each Certificateholder or the Indenture Trustee (each a "Certificateholder Indemnitee"), including any penalties, interest, or additions to tax applicable in connection therewith; provided, however, that if the Facility Lessee is required, for any reason, to indemnify the Owner Participant or the Owner Lessor with respect to any failure to withhold such tax, and the withholding tax would otherwise be an Excluded Tax under Section 9.2(b) without regard to the first sentence of this paragraph, then the Certificateholder Indemnitee with respect to which such withholding was not made will pay the amount of tax not withheld to the relevant taxing authority if such taxes remain unpaid or will reimburse the Facility Lessee for the amount of tax not withheld, but paid to such taxing authority, on demand, plus interest at (a) the Lease Debt Rate during the period commencing on the date the Facility Lessee shall have made the indemnity payment to such taxing authority and ending the earlier of the date of repayment by such Tax Indemnitee and five Business Days after the date the Facility Lessee demands reimbursement thereof pursuant to this sentence, and (b) the Overdue Rate for the period thereafter to the date the Facility Lessee actually receives such payment.

Excluded Taxes. The indemnity provided for in paragraph (a) above shall not extend to any of the following Taxes (the "Excluded Taxes"):

Taxes imposed by the United States federal government or any state or local government, any political subdivision of any of the foregoing, imposed on, based on or measured by gross or net income, receipts, capital gain, capital or net worth, or conduct of business (other than, in each case, Taxes that are or are in the nature of sales, use, rental, license, value added (to the extent value added taxes are not imposed in clear and direct substitution for income taxes) or property taxes) ("Income Taxes"), including any such Taxes collected by way of withholding, minimum or alternative minimum taxes, and franchise taxes; provided that this exclusion (i) shall not affect any express requirement that payments be made on an "after-tax" basis;

Taxes imposed on a Tax Indemnitee other than a Certificateholder Indemnitee that are attributable to any act, event or omission by such Tax Indemnitee that occurs after expiration or other termination of the Facility Lease and surrender of the Undivided Interest to the Owner Lessor or its successors (or in the case of a Certificateholder Indemnitee, Taxes imposed for any period after the repayment of the Lease Debt) in accordance with the Facility Lease, (as opposed to any act, event or omission occurring prior to or simultaneous with such expiration, termination or surrender (or, in the case of a Certificateholder Indemnitee, such repayment)), provided that this exclusion shall not apply so long as a Lease Event of Default shall have occurred and be continuing;

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
Taxes imposed on a Tax Indemnitee that are attributable to the gross negligence or willful misconduct of such Tax Indemnitee, unless such negligence or misconduct is imputed to such Tax Indemnitee solely as a result of its participation in the transactions contemplated by the Operative Documents and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) and not as a result of any action or inaction by such Tax Indemnitee;

Taxes imposed on a Tax Indemnitee arising from a breach by such Tax Indemnitee of any of its representations, warranties or covenants under any Operative Document except to the extent attributable to any breach by the Facility Lessee or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document;

Taxes(A) that are attributable to any voluntary direct or indirect assignment, sale, transfer or other voluntary disposition or an involuntary direct or indirect transfer or disposition arising out of or caused by a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor or a foreclosure by a creditor of (1) in the case of the Owner Lessor or the Owner Participant, the Owner Participant of all or part of its Member Interest or Undivided Interest, (2) in the case of the Owner Lessor or the Owner Participant, the Owner Lessor of all or part of its interest in the Facility or the Facility Site (other than to a successor Lessor Manager), or (3) in the case of the Indenture Trustee, the Indenture Trustee of any interest in the Lease Debt or the Indenture Estate, or (4) in the case of the Owner Lessor or the Owner Participant any direct or indirect interest in the Owner Lessor or the Owner Participant, including by reason of an election made pursuant to Section 338 of the Code, in each case to the extent imposed by reason of any transfer described in this clause (v)(A), or (B) to the extent that, under law in effect on the date of the transfer such Taxes exceed the amount of Taxes that would be indemnified hereunder had there been no such assignment, sale, transfer or other voluntary disposition, unless such transfer or disposition occurs during the continuance of a Lease Event of Default or is otherwise pursuant to the Facility Lessee's exercise of its rights under the Operative Documents; provided that this exclusion shall not apply with respect to any initial syndication of interests in the Owner Participant accomplished prior to December 29, 2001;

Taxes imposed on a Tax Indemnitee that would not have been imposed but for the creation or existence of any Owner Lessor's Lien or Owner Participant's Lien attributable to such Tax Indemnitee;

Taxes that are included as a part of the cost of the Facility;

Taxes imposed on the Lessor Manager or the Indenture Trustee that are based on or measured by the fees or other compensation received by the Lessor Manager or Indenture Trustee for acting in their respective capacities.

With respect to the Owner Participant, Taxes for which the Facility Lessee is obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

Taxes that are imposed on a Tax Indemnitee (other than a Certificateholder
     Indemnitee) resulting from the Owner Lessor not being treated as a grantor trust or other conduit entity for federal, state or local income tax purposes, but only to the extent such Taxes exceed Taxes indemnified hereunder that otherwise would have been imposed and are otherwise indemnifiable;

Taxes imposed on a Tax Indemnitee that are attributable to the failure of such Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes; provided that the foregoing exclusion shall only apply if such compliance is required by statute or regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from or reduction in such Taxes, such Tax Indemnitee is eligible to comply with such requirement, the Facility Lessee shall have given such Tax Indemnitee timely written notice of such requirement and the Tax Indemnitee shall have determined in good faith that compliance with any such requirement shall not result in any identified non-immaterial adverse effect to its interests or to those of its Affiliates;

Taxes consisting of interest, penalties, additions to tax or fines resulting from a failure of such Tax Indemnitee to properly and timely file returns as required by a taxing authority unless such failure is attributable to the Facility Lessee not providing information that it is expressly required to provide under the Operative Documents;

Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement to or waiver of any provision of, any Operative Document which amendment, modification, supplement or waiver was not requested by or consented to by the Facility Lessee, and as to which the Facility Lessee is not a party and the Tax Indemnitee (or, in the case of the Owner Participant, the Owner Lessor if acting at the express direction of the Owner Participant or any Related Party) is a party, provided that this exclusion shall not apply if such amendment, modification, supplement or waiver (A) was required by applicable law or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment to any Operative Document requested by the Facility Lessee in writing, or (C) was expressly consented to by a Calpine Party in writing;

Taxes imposed as a result of, or in connection with, any "prohibited transaction," within the meaning of Section 4975 of the Code, Section 406 of ERISA or any comparable laws of any Governmental Entity, engaged in by any Tax Indemnitee (which for this purpose shall include any ERISA Affiliate thereof) resulting from the breach by such Tax Indemnitee of any of its representations or warranties contained in Section 3.4(g) or
     Section 8.2 of the Participation Agreement;

Taxes to the extent such Taxes would not have been imposed on a Tax Indemnitee if such Tax Indemnitee were a United States Person; and

Taxes imposed that would not have been imposed on a Tax Indemnitee but for the activities in the taxing jurisdiction of such Tax Indemnitee or any Affiliate thereof unrelated to the transactions contemplated by the Operative Documents other than Taxes that are or are in the nature of sales, use, rental or license taxes or value added taxes (except to the extent value added taxes are imposed in clear and direct substitution for income taxes) or property taxes.

Payment. Notwithstanding anything to the contrary herein and without regard to paragraph (b) hereof, any payment by the Facility Lessee pursuant to this
     Section 9.2 shall be increased by amounts necessary to ensure that all such payments are made on an After-Tax Basis. Each payment required to be made by the Facility Lessee to a Tax Indemnitee pursuant to this Section
     9.2 shall be paid either (i) when due directly to the applicable taxing authority by the Facility Lessee if it is permitted to do so, or (ii) where direct payment is not permitted, and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 10 days following the Facility Lessee's receipt of the Tax Indemnitee's written demand for the payment pursuant to clause (g)(i) below (which demand shall be accompanied by a written statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding payment and the computation of such Taxes),
     (B) subject to paragraph (g) below, in the case of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which the Facility Lessee has requested review and determination pursuant to paragraph (d) below, the completion of such review and determination; provided, however, in no event later than the date which is one Business Day prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Any amount payable to the Facility Lessee pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which the Facility Lessee has made a Tax Advance, the amount of the Facility Lessee's obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of the Facility Lessee under this Section 9.2 and the Tax Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.

Independent Examination. Within 10 days after the Facility Lessee receives any computation from the Tax Indemnitee, the Facility Lessee may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to the Facility Lessee review and determine on a confidential basis the amount of any indemnity payment by the Facility Lessee to the Tax Indemnitee pursuant to this Section 9.2 or any payment by a Tax Indemnitee to the Facility Lessee pursuant to paragraph (e) or (f) below. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination (but not tax returns and books); provided that such accounting firm shall agree in writing in a manner reasonably satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this
     Section 9.2 and that matters of interpretation of this Participation Agreement or any other Operative Document or the FILOT Lease are not within the scope of the independent accountant's responsibility. The fees and disbursements of such accounting firm will be paid by the Facility Lessee; provided that such fees and disbursements will be paid by the Tax Indemnitee if the verification results in an adjustment in the Facility Lessee's favor of 5 percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

Tax Benefit. If, as the result of any Taxes paid or indemnified against by the Facility Lessee under this Section 9.2, the aggregate Taxes actually paid by the Tax Indemnitee for any taxable year and not subject to indemnification pursuant to this Section 9.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by the Facility Lessee under paragraph (a) or (c) above and provided no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 9.2(e) shall be deferred until the Significant Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to the Facility Lessee the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this Section 9.2 giving rise to such Tax Benefit; provided, however, that any excess of (A) over (B) shall be carried forward and reduce the Facility Lessee's obligations to make subsequent payments to such Tax Indemnitee pursuant to this Section 9.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessee must indemnify the Tax Indemnitee pursuant to this Section 9.2 without regard to paragraph (b) hereof.

          Notwithstanding anything to the contrary herein, each Certificateholder Indemnitee shall determine the allocation of any tax benefits, savings, credit, deduction or allocation in its sole good faith discretion and each position to be taken on its tax return shall be in its sole control and it shall not be required to disclose any tax return or related documentation to any Person.

Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Facility Lessee pursuant to this Section 9.2, the Tax Indemnitee promptly shall pay to the Facility Lessee (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit) plus (y) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee by reason of such payment to the Facility Lessee (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis); provided that (A) if at the time such payment is due to the Facility Lessee a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Significant Lease Default or Lease Event of Default has been cured, and (B) the amount payable to the Facility Lessee pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by the Facility Lessee. Any excess of (x) and

     (y) over (B) in this Section 9.2(f) shall be carried forward and reduce the Facility Lessee's obligations to make subsequent payments to such Tax Indemnitee pursuant to this Section 9.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessee must indemnify the Tax Indemnitee pursuant to this Section 9.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Facility Lessee pursuant to this Section 9.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to the Facility Lessee (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by the Facility Lessee prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee under (1) and (2).

Contest.

Notice of Contest. If a written claim for payment is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which the Facility Lessee may be liable for indemnity hereunder (a "Tax Claim"), such Tax Indemnitee shall give the Facility Lessee written notice of such Tax Claim promptly after its receipt, and shall furnish the Facility Lessee with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim; provided that failure to so notify the Facility Lessee shall not relieve the Facility Lessee of any obligation to indemnify the Tax Indemnitee hereunder except to the extent that such failure effectively precludes the ability to conduct a contest hereunder (and without limiting any damage claim or remedy the Facility Lessee may otherwise have for such failure).

Control of Contest. Subject to subsection (g)(iii) below, the Facility Lessee will be entitled to contest (acting through counsel selected by the Facility Lessee and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (A) such Tax Claim may be pursued in the name of the Facility Lessee and may be segregated procedurally from tax claims for which the Facility Lessee is not obligated to indemnify the Tax Indemnitee or (B) the Tax Indemnitee requests that the Facility Lessee control such contest. In the case of all other Tax Claims, the Tax Indemnitee will contest the Tax Claim if the Facility Lessee shall request that the Tax be contested (subject to subsection (g)(iii) below), and the following rules shall apply with respect to such contest:

               (1) the Tax Indemnitee will control the contest of such Tax Claim (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to the Facility Lessee) at the Facility Lessee's expense,

               (2) the decisions regarding what actions to be taken shall be made by the Tax Indemnitee in its sole judgment, and

               (3) the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without the Facility Lessee's prior written consent except as provided in paragraph (g)(iv) below.

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          In either case, the party conducting such contest shall
consult in good faith with the other party and its designated counsel with respect to such Tax Claim and shall provide the other party with copies of any reports or claims (or extracts therefrom) issued by the relevant auditing agents or taxing authority relating to such Tax Claim.

Conditions of Contest. Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this Section 9.2, and the Facility Lessee shall be required to pay the applicable Taxes without contest, unless:

               (1) within 30 days after written notice by the Tax Indemnitee to the Facility Lessee of such Tax Claim (or such shorter period, to be specified by the Tax Indemnitee in such notice, as required for taking action with respect to such Tax Claim), the Facility Lessee shall request in writing to the Tax Indemnitee that such Tax Claim be contested,

               (2) no Significant Lease Default or Lease Event of Default has occurred and is continuing, unless the Facility Lessee has provided security for the indemnity payment and the expenses of contest in a manner reasonably acceptable to the Tax Indemnitee and the Indenture Trustee, both as to coverage and credit,

               (3) there is no risk of sale, forfeiture or loss of, or the creation of any Lien on any Facility, the Facility Site, the Undivided Interest, the Ground Interest, or any portion or Component thereof or any interest therein as a result of such Tax Claim; provided that this clause (3) shall not apply if the Facility Lessee posts security satisfactory to the Tax Indemnitee, both as to coverage and credit, in its sole discretion,

               (4) there is no risk of imposition of any criminal penalties or liabilities,

               (5) if such contest involves payment of such Tax, the Facility Lessee will advance such amount necessary to pay the Tax to the Tax Indemnitee or its Affiliates on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "Tax Advance"),

               (6) the Facility Lessee agrees to pay (and pays on demand) and with no after-tax cost to such Tax Indemnitee or its Affiliates all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements and penalties, interest and additions to tax),

               (7) the Tax Indemnitee, if it so requests has been provided at the Facility Lessee's sole expense with an opinion, reasonably acceptable to such Tax Indemnitee, of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Facility Lessee to the effect that there is a Reasonable Basis for contesting such Tax Claim,

               (8) in the case of a judicial appeal, the appeal is not to the U.S. Supreme Court,

               (9) if such contest is controlled by the Facility Lessee, prior to commencement of a judicial action with respect to the contest, the Facility Lessee shall have admitted in writing its liability to pay an indemnity pursuant to this Section 9.2 with respect to

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
such Tax, which admission shall be binding on the Facility Lessee unless and to the extent such contest is determined in a manner that conclusively demonstrates that the Facility Lessee is not so liable, and

               (10) if the subject matter of such claim shall be of a continuing or recurring nature and shall have previously been decided pursuant to this paragraph (g), there shall have been a change in law after such previously decided claim and such Tax Indemnitee receives, at the Facility Lessee's sole cost, an opinion of counsel selected by such Tax Indemnitee and reasonably acceptable to the Facility Lessee to the effect that such change is favorable to the position asserted in the previous contest.

Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 9.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to (and the Facility Lessee shall not be permitted to contest) a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without the Facility Lessee's consent if the Tax Indemnitee:

               (1) waives its right to any indemnity payment by the Facility Lessee pursuant to this Section 9.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

               (2) promptly repays to the Facility Lessee any Tax Advance and any amount paid to such Tax Indemnitee under Section 9.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.

          Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

Reports.

If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this
     Section 9.2, the Facility Lessee will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either (y) unless directed by the Tax Indemnitee otherwise, if permitted by applicable law, prepare such report, statement or return for filing by the Facility Lessee in such manner as will show the leasehold or fee interest, as applicable, of the Owner Lessor in the Facility for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (z) in all other cases, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee; provided that the only consequence for failure to file after compliance by the Facility Lessee with the requirements hereof shall be a loss of indemnification from the Facility Lessee in respect of any Tax to the extent resulting from such failure.

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
Each of the Tax Indemnitee and the Facility Lessee, as the case may be, will timely provide the other, at the Facility Lessee's expense, with all information (other than books or income tax returns that such party reasonably deems confidential) in its possession that the other party may reasonably require and request to satisfy its tax filing obligations.

Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Facility
     Lessee may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Facility Lessee, to the terms of this
     Section 9.2 prior to making any payment to such Tax Indemnitee under this Section. Subject to the preceding sentence, the Facility Lessee's obligations under this Section 9.2 shall inure to the benefit of each and every Tax Indemnitee without regard to whether such Tax Indemnitee is a party to this Agreement.

FACILITY LESSEE'S RIGHT OF QUIET ENJOYMENT

          Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Lease and the Facility Site Lease and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action or direct that any action be taken, which is contrary to or inconsistent with the Facility Lessee's rights under the Facility Lease, Facility Site Lease and, if applicable, the Springing Facility Site Sublease, including the right to possession, use and quiet enjoyment of the Undivided Interest and the Ground Interest.

SUPPLEMENTAL FINANCING IMPROVEMENTS; OPTIONAL REFINANCINGS

Financing Improvements. Upon the request of the Facility Lessee delivered at least 90 days prior to financing a portion of the cost of any Required or Non-Severable Improvement, the Owner Lessor and the Indenture Trustee agree to cooperate with the Facility Lessee to (a) issue Additional Lessor Notes under the Collateral Trust Indenture to finance such Improvement which will rank pari passu with the Initial Lessor Notes and/or any Additional Lessor Notes then outstanding; (b) execute and deliver one or more supplements to the Collateral Trust Indenture for purpose of subjecting the Owner Lessor's Interest in any such Improvements to the Liens thereof, and (c) execute and deliver an amendment to the Facility Lease to reflect the adjustments required by clause
(iv) below; provided, however, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance any such Improvement by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but the Facility Lessee shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in Section 2.12 of the Collateral Trust Indenture shall have been satisfied. The obligation to finance such Improvements through the issuance of Additional Lessor Notes under Section 2.12 of the Collateral Trust Indenture (any financing of Improvements through the issuance of such Additional Lessor Notes under the Collateral Trust Indenture being called a "Supplemental Financing") is subject to the following additional conditions:

except with respect to Required Improvements, there shall be no more than one such financing in any calendar year;

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
the Additional Lessor Notes (A) shall have a final maturity no later than the final maturity of the Lessor Notes issued on the Closing Date and (B) will be fully repaid out of additional Basic Rent, as adjusted pursuant to the Facility Lease, during the Facility Lease Term;

the Additional Lessor Notes shall have an average life to maturity equal to the average life to maturity of the Lessor Notes issued on the Closing Date;

appropriate increases to Basic Rent and Termination Value (determined without regard to any tax benefits associated with such Improvements, unless the Owner Participant is making an Additional Equity Investment) shall be made to protect the Owner Participant's Net Economic Return; provided that there shall be no changes to the amortization schedule or interest amounts and payment dates on the then outstanding Lessor Notes;

the Facility Lessee shall have paid, on an After-Tax Basis, all reasonable costs and expenses of the Transaction Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Company and the Pass Through Trustees, in each case to the extent incurred in connection with any financing or refinancing pursuant to this
     Section 11 whether or not the financing is consummated;

no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the Improvements to be constructed with the proceeds of the Additional Lessor Notes shall cure such Significant Lease Default or Lease Event of Default and such Improvements shall be made in compliance with the Operative Documents and the FILOT Lease;

such Additional Lessor Notes represent an aggregate amount not less than $20 million, nor greater than 100% of the costs of the Improvements being financed; provided that the aggregate balance of the Lessor Notes for the Undivided Interest never exceeds 80% of the fair market value (which fair market value shall be determined by an appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Participant) of the Undivided Interest taking into account the fair market value of such Improvements;

the Owner Participant shall have received a favorable opinion of its tax counsel satisfactory to such Owner Participant to the effect that such financing creates no incremental tax risk not indemnified to the Owner Participant's satisfaction (including additional indebtedness incurred to finance the Improvements not constituting "qualified nonrecourse indebtedness" within the meaning of Treasury Regulations Section 1-861-10T(b));

the Owner Participant shall suffer no adverse accounting effects under GAAP as a result of such financing;

the Facility Lessee shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant, the Indenture Trustee may reasonably request;

the Facility Lessee or the Guarantor shall have, at such time, a credit rating of at least Investment Grade from S&P and Moody's;

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
the Facility Lessee shall pay to (a) the Owner Participant a fee of $100,000 and (b) the Pass Through Trustees for the benefit of the Certificateholders, to be shared by such Certificateholders on a pro rata basis, a fee of $100,000 for each such financing, in each case under clauses (a) and (b) above, other than the first financing; and

Calpine shall have affirmed to the Transaction Parties that the Calpine
     Guaranties cover the additional indebtedness contemplated by this Section 11.1.

          Notwithstanding the prior provision dealing with the financing of Improvements through the Facility Lease, the Facility Lessee shall at all times have the right to fund Improvements to the Facility other than through the Facility Lease; provided that Required Improvements and non-Severable Improvements may only be financed other than through the Facility Lease on an unsecured basis. Notwithstanding any of the foregoing of this Section 11.1, except for Required Improvements and Improvements relating to pollution control, no Improvement shall materially decrease the value, residual value, utility or remaining economic useful life of the Facility immediately prior to such Improvement or cause the Facility to become limited-use property.

Optional Refinancing of Lease Debt. The Facility Lessee shall have the right, exercisable at any time on no more than three occasions, to request the Owner Lessor (and the Owner Lessor shall reasonably consider and not unreasonably withhold its consent), to refund or refinance the Lease Debt, in whole but not in part, through the issuance of Additional Lessor Notes; provided that all conditions to the issuance of such Additional Lessor Notes contained in Section
2.12 of the Collateral Trust Indenture shall have been satisfied and all applicable Make-Whole Amounts shall have been paid. Any refinancing under this
Section 11.2 shall also be subject to satisfaction of the following additional conditions:

the Owner Lessor shall be able to issue and sell such debt in an amount adequate to accomplish such refunding or refinancing;

with respect to the refinancing of the Initial Lessor Notes of a particular maturity, such Additional Lessor Notes shall have a final maturity no later than the final maturity date of such Initial Lessor Notes and will be fully repaid out of Basic Rent during the Facility Lease Term;

appropriate adjustments to Basic Rent and Termination Value shall be made to preserve the Owner Participant's Net Economic Return; provided that no adjustments shall be made to the amortization schedule;

no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

the Owner Participant shall suffer no adverse accounting effects under GAAP;

the Facility Lessee shall have made or delivered such representations, warranties, covenants, opinions and certificates as the Owner Participant may reasonably request, which representations, warranties, covenants and agreements shall be of no greater scope than those provided by the Facility Lessee on the Closing Date under the Operative Documents to which

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
     it is a party (except to the extent necessitated by differences between existing Operative Documents and the terms and conditions of the proposed refinancing);

all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor and the Owner Participant;

the Owner Participant shall receive a consent fee of $100,000 in the aggregate for each refinancing after the first such refinancing;

the Lease Debt as financed constitutes qualified nonrecourse indebtedness within the meaning of Treasury Regulations Section 1-861-10T(b) and the Owner Participant shall have received an opinion satisfactory to it to such effect; and

the Owner Participant shall receive an opinion satisfactory to it that the refinancing (as opposed to the right to request such refinancing) shall not result in any incremental tax risk not indemnified to the Owner Participant's satisfaction.

          Calpine shall have affirmed in writing to the Transaction Parties that the Calpine Guaranty covers the additional indebtedness contemplated by this Section 11.2.

Cooperation. The Owner Participant will cooperate with and assist the Facility Lessee in connection with any refinancing and/or assumption of the Lease Debt, so long as such refinancing and/or assumption of the Lease Debt is in accordance with the terms of the Operative Documents and the FILOT Lease. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly.

CERTAIN ADJUSTMENTS TO PERIODIC RENT, TERMINATION VALUE AND OTHER AMOUNTS

Prior to or on the Closing Date, Periodic Rent, Termination Value, Allocated
     Rent, Proportional Rent, Lessor 467 Loan Principal Balance, Lessee 467 Loan Principal Balance, Lessor 467 Loan Interest and Lessee 467 Loan Interest shall be adjusted, either upward or downward, in accordance with the Facility Lease:

at the request of the Facility Lessee, and at the Facility Lessee's option, to re-optimize the Lease Debt to the extent permitted by the Collateral Trust Indenture; provided such re-optimization shall not result in a change to average life by more than six (6) months;

at the request of the Facility Lessee or the Owner Participant, to reflect any changes in the Pricing Assumptions, including without limitation, (x) the initial interest rate on any of the Lessor Notes which is different from the applicable interest rate set forth in the Pricing Assumptions, (y) an increase in the Transaction Costs from the amount assumed in the Pricing Assumptions, unless the Facility Lessee has elected to pay such increase, and (z) a Closing Date other than the Scheduled Closing Date; and

at the request of the Facility Lessee or the Owner Participant to reflect any enactment, promulgation, release or adoption of, amendment to or change in the Code, Treasury

     Regulations, Revenue Rulings or Revenue Procedures ("Tax Law Change") enacted prior to the Closing;

provided that if any adjustment required by this paragraph (a) would result in
(i) the Facility Lease not qualifying as an operating lease for the Facility Lessee under FASB 13 or FASB 98, or (ii) the aggregate of all rent adjustments made on or before, or contemplated to be made on, the Closing Date (other than adjustments to reflect a change in Transaction Costs or the actual interest rate of the Certificates) shall cause either (x) the after-tax net present value of Basic Rent discounted at 6% to increase by more than 100 basis points or (y) the total Basic Rent to increase by more than 2%, then in either such case, the Facility Lessee shall not be obligated to close the Overall Transaction. Any adjustments pursuant to Section 3.4 of the Facility Lease shall comply with Applicable Law (including any final or proposed Treasury Regulations issued under Section 467 of the Code) as well as the requirements of Revenue Procedure 2001-28 and Sections 4.02(5), 4.07(1) and 4.07(2) of Revenue Procedure 2001-29 in a manner such that amending the Facility Lease complies with the "safe harbors" under such Treasury Regulations or otherwise does not cause the Facility Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and any Treasury Regulations issued thereunder, in each case, to the extent of such compliance on the Closing Date.

After the Closing Date, Periodic Rent, Termination Value, Allocated Rent,
     Proportional Rent, Lessor 467 Loan Principal Balance, Lessee 467 Loan Principal Balance, Lessor 467 Loan Interest and Lessee 467 Loan Interest shall be adjusted at the request of the Facility Lessee or the Owner Participant in accordance with the terms of the Facility Lease to which it is a party.

Any adjustment pursuant to this Section 12 shall be calculated (A) to preserve the Owner Participant's Net Economic Return through the Basic Lease Term and (B) to the extent consistent with (A) above, to maintain operating lease treatment for the Facility Lessee; provided, however, that to the extent consistent with preserving the Owner Participant's Net Economic Return, all adjustments shall at the option of the Facility Lessee be calculated to (x) minimize the average annual Basic Rent over the Basic Lease Term and the Lessor Put Renewal Lease Term for the Facility Lessee's GAAP accounting purposes and/or (y) minimize the present value to the Facility Lessee of Basic Rent; and provided, further, that no such adjustment shall require the Owner Participant to record a loss as of the date such adjustment is made. Adjustments will be computed by the Owner Participant based upon the Pricing Assumptions and the Tax Assumptions originally used to calculate the Periodic Rent, Termination Value, Allocated Rent, Proportional Rent, Lessor 467 Loan Principal Balance, Lessee 467 Loan Principal Balance, Lessor 467 Loan Interest and Lessee 467 Loan Interest. Adjustments made pursuant to this Section 12 shall be subject to verification as provided in Section 3.4 of the Facility Lease.

TRANSFER OF THE FACILITY LESSEE OWNERSHIP; SPECIAL LESSEE TRANSFERS

Transfer of the Facility Lessee Ownership.

The Facility Lessee covenants and agrees that it shall not during the Facility
     Lease Term assign the Facility Lease or any other Operative Document, or any interest therein, without the prior

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     written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees. Notwithstanding the foregoing, upon satisfaction of the conditions in paragraph (b) below, the Facility Lessee may assign the Facility Lease or any other Operative Document to which it is a party, or any interest therein to any Person, without the consent of the Owner Lessor, the Owner Participant, the Indenture Trustee or any other Transaction Party.

Assignment under Section 13(a) above by the Facility Lessee shall be permitted if (A) after giving effect to such assignment or assignments, either (x) Calpine owns, directly or indirectly, at least a majority of the Ownership Interest of each assignee (as well as at least a majority of the Ownership Interest of any non-assigning Facility Lessee), the Calpine Guaranty remains in full force and effect (without a transferee of Calpine's obligations thereunder having succeeded thereto in accordance with Section 8.4(b) thereof), and Calpine shall have reaffirmed in writing its obligations under the Calpine Guaranty or (y) Calpine's obligations under the Calpine Guaranty has been succeeded to in accordance with Section 8.4(b) thereof, the transferee of Calpine shall own, directly or indirectly, at least a majority of the Ownership Interest of each assignee (as well as at least a majority of the Ownership Interest of any non-assigning Facility Lessee) and the Calpine Guaranty shall remain in full force and effect and (B) satisfaction of the following conditions:

the transferee shall assume all the obligations of the Facility Lessee under the Operative Documents, and the first priority Lien of the pledge of the Collateral as defined in and pursuant to the Facility Lease shall continue in effect, pursuant to an assignment and assumption agreement in form and substance satisfactory to the Owner Participant, Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee;

the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees shall have received an Opinion of Counsel as to such assignment and assumption agreement and the satisfaction of the requirements and conditions set forth in this
     Section 13.1(b) (except for clauses (iii) and (vi) hereof);

no Significant Lease Default or Lease Event of Default shall have occurred and be continuing at the time of or immediately following such transfer;

the transfer shall not subject any of the Facility Lessee, the Owner
     Participant, the Owner Lessor, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees or any Certificateholder to regulation under PUHCA or state laws and regulations regarding the rate and financial or organizational regulation of electric utilities in the affected party's reasonable opinion, nor result in a Regulatory Event of Loss;

the transferee shall be organized under the laws of the United States, any state thereof or the District of Columbia;

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
               b)   the Facility Lessee shall have paid, at
                    no after-tax cost to such parties, all reasonable documented out-of-pocket expenses (including reasonable attorneys' fees and expenses) of the Owner Lessor, the Lessor Manager, the Owner Participant, the Indenture Trustee, the Lease Indenture Company and the Pass Through Trustees in connection with such assignment;

               c)   the Facility Lessee has provided the Indenture Trustee with
                    (x) an indemnity against the risk that such assignment will cause a Tax Event to occur to any direct holder of any Lessor Note and any Certificateholder or (y) an opinion of counsel to the effect that such assignment will not cause a Tax Event to occur to any direct holder of any Lessor Note and any Certificateholder; and

               d) the transfer shall not cause the Facility to become "tax-exempt use property within the meaning of Section 168(h) of the Code (unless the Facility Lessee shall make a payment contemporaneously with such transfer that in the reasonable judgment of the Owner Participant compensates the Owner Participant for the adverse tax consequences therefrom).

     F. Special Facility Lessee Transfers. Upon the occurrence and during the continuance of a Special Lessee Transfer Event, the Facility Lessee (or its designee as provided below) may (a) terminate the Facility Lease in accordance with its terms, or (b) upon not less than 30 days' written notice to the Owner Participant, the Indenture Trustee and the Pass Through Trustees, purchase subject to the limitations set forth in Section 7.1, all of the Member Interest (any purchase under clause (b) being referred to a the "Special Lessee Transfer") on the applicable Termination Date at a price equal to the Special Lessee Transfer Amount determined as of the date of such transfer and keep the Facility Lease in effect. On the applicable Termination Date, the Facility Lessee (or its designee) shall pay to the Owner Participant or the OP Guarantor, the Special Lessee Transfer Amount determined as of such date, plus all amounts due and payable to the Owner Participant on such date (including all reasonable and documented costs and expenses of the Owner Participant or the OP Guarantor and all sales, use, value added and other Taxes covered and not excluded by Section 9.2 hereof associated with the Special Lessee Transfer pursuant to this Section 13.2, to the extent such amounts have not otherwise been reimbursed by the Facility Lessee pursuant to this Section 13.2, it being understood that any transfer pursuant to this Section 13.2 shall not be considered a voluntary transfer for purposes of Section 9.2). Concurrently with the payment of all sums required to be paid pursuant to this Section 13.2 (or on such later date of transfer of the Member Interest in accordance with clause
(ii) below) (i) the Facility Lessee shall cease to have any liability to the Owner Participant or the OP Guarantor with respect to the Operative Documents and the FILOT Lease, except for obligations (including Section 9.1 and 9.2 hereof and the Tax Indemnity Agreement) surviving pursuant to the express terms of the Operative Documents or which have otherwise accrued but not been paid as of such date and (ii) the Owner Participant or the OP Guarantor will transfer (by an appropriate instrument of transfer) the Member Interest to the Facility Lessee (or its designee); provided, however, that if the Lien of the Collateral Trust Indenture has not been terminated or discharged, such transfer shall not be made to the Facility Lessee, but shall be made to the Facility Lessee's designee promptly upon the Facility Lessee's designation of such designee and such designee will agree not to transfer the Member Interest to the Facility Lessee until the Lien is terminated or discharged. At the time of any transfer under this Section 13.2, the Owner Participant or the OP Guarantor shall represent and warrant as to the absence of Liens attributable to the Owner Participant on the Member Interest. It is understood and agreed among the parties hereto that the transaction contemplated by this Section 13.2 shall not effect a merger of the Facility Lessee's interest in the Facility and the Facility Site with the Owner Lessor's Interest. The Facility Lessee will pay, on an After-Tax Basis, all reasonable and documented transaction costs and expenses of the parties (including reasonable attorneys' fees and disbursements) in connection with any transfer pursuant to this Section 13.2. Subsequent to such transfer, the Facility Lessee and the Owner Lessor may, without the consent of the Indenture Trustee or the Pass Through Trustees, waive the Regulatory Event of Loss or the Burdensome Termination Event that gave rise to the Special Lessee Transfer Event and the Facility Lease shall continue in full force and effect in accordance with its terms.

OWNER LESSOR'S EXERCISE OF PURCHASE OPTIONS

          (a) At any time prior to the expiration or earlier termination of the FILOT Lease, the Facility Lessee may request (which request shall be in writing and addressed to the Owner Lessor, the Owner Participant and the Indenture Trustee) that the Owner Lessor exercise the Purchase Options (if and to the extent not previously exercised) and direct the County to convey the Land (to the extent of the Owner Lessor's Percentage interest) to the Facility Lessee upon the closing of the conveyance of the Project pursuant thereto. Within 15 Business Days following receipt of such request, the Owner Lessor shall exercise the Purchase Options (if and to the extent not previously exercised) and direct the County to convey the Land (to the extent of the Owner Lessor's Percentage interest) to the Facility Lessee upon the closing of the conveyance of the Project pursuant thereto, if each of the following conditions shall have been satisfied:

                    (1) the conditions specified in the definition of "Post-FILOT Lease Conversion Date" have been satisfied;

                    (2) no Lease Default or Lease Event of Default under any of Sections 16(g) and 16(h) of the Facility Lease has occurred and is continuing; and

                    (3)   no Significant Lease Default or
                          Lease Event of Default shall have occurred and be continuing or would result from the occurrence of the Post-FILOT Lease Conversion Date.

     Notwithstanding the foregoing, the Facility Lessee shall be entitled to make the foregoing request of the Owner Lessor and to receive a conveyance of the Land (to the extent of the Owner Lessor's Percentage interest) only if, concurrently with such request and receipt, the Facility Lessee also makes such request of the Other Broad River Owner Lessors and receives their respective interests in the Land pursuant to the Other Broad River Operative Documents.

(b) If the request of the Facility Lessee referred to in paragraph (a) above states (and provides information constituting a reasonable basis for such statement) (A) that the conditions specified in paragraph (a) above have been satisfied or will be (and are capable of being) timely satisfied, (B) that the FILOT Lease is likely to terminate or cease to be in full force and effect before the Owner Lessor has exercised the Purchase Options if such exercise does not occur within a period of time which shall not be less than ten (10) Business Days from the date of the Owner Lessor's receipt of such notice, and (C) that such notice is being given pursuant to this Section 14(b) in anticipation of a possible exercise by the Facility Lessee of the Purchase Options, then the Owner Lessor (or in lieu thereof, the Owner Participant) shall respond to such notice within five (5) Business Days after its receipt of such notice (provided that if the Facility Lessee or the Owner Lessor shall have Actual Knowledge that a termination of the FILOT Lease by the County is reasonably likely to occur within a time frame shorter than the time frame of the foregoing notice provisions, the Person having such Actual Knowledge will promptly advise the other Person of the relevant information known to it, and thereafter the parties will proceed with the notices to each other hereunder as promptly as commercially practicable using all reasonable efforts). The written notice from the Owner Lessor referred to above shall be one with which the Owner Lessor (or the Owner Participant) either shall concur in all material facts asserted by the Facility Lessee in its notice or shall dispute in good faith one or more of such material facts and shall set forth the Owner Lessor's (or the Owner Participant's or Indenture Trustee's) position (and in reasonable detail, the basis therefor) in respect thereof. If the Owner Lessor (or the Owner Participant) does not provide such notice in dispute of one or more material facts so asserted by the Facility Lessee within the time period provided above, the Facility Lessee shall be entitled, to the extent permitted by Applicable Law, to exercise the foregoing Purchase Options (if and to the extent not previously exercised) and direct the County to convey (to the extent of the Owner Lessor's Percentage interest) the Land to the Facility Lessee and the Project (other than the Land) to the Owner Lessor. Notwithstanding the foregoing, the determination whether the conditions set forth in paragraph (a) above have been or shall be capable of being timely satisfied shall be made by the Owner Lessor and (if the Lien of the Collateral Trust Indenture has not been discharged) the Indenture Trustee (without the necessity of obtaining the consent of any of the Noteholders or the Pass Through Trustees), provided that either the Owner Lessor, the Owner Participant or the Indenture Trustee has notified the Facility Lessee of the dispute referred to above.

     The Owner Lessor agrees not to exercise the Purchase Options other than as contemplated above unless (i) there has occurred and is continuing at the time of its election to exercise the same as contemplated by Section 10.02 of the FILOT Lease a Lease Event of Default and the Owner Lessor or, if the Lien of the Collateral Trust Indenture has at the time not been discharged, the Indenture Trustee has commenced the enforcement of remedies under Section 17 of the Facility Lease, or (ii) in the judgment of the Owner Participant the FILOT Lease is likely to terminate or cease to be in full force and effect before the Owner Lessor has exercised the Purchase Options.

III.   MISCELLANEOUS

Consents; Cooperation. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

Successor Owner Lessor. The parties hereto agree that the transfer or assignment pursuant to the terms of the LLC Agreement by the Owner Lessor to a successor Owner Lessor, will not violate the terms of any Operative Document, the performance of the FILOT Lease or the FILOT Lease (subject to any applicable consent required by the County).

Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and (iii) the Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Indenture Trustee shall promptly refund to the Owner Participant such Excess Amount (and, to the extent so refunded, such amount owing under the Lessor Notes shall be reinstated). For purposes of this Section 15.3, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 15.3 shall prevent the Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Participation Agreement (other than referred to in clause (ii)).

Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

          If to the Facility Lessee:

          Broad River Energy, LLC
          c/o Calpine Northbrook Office
          650 Dundee Road, Suite 350
          Northbrook, IL 60062
          Attention: Senior Counsel
          Telephone: (847) 559-9800
          Facsimile: (847) 559-1805

          with a copy to:

               Calpine Corporation
               50 West San Fernando Street, 5th Floor
               San Jose, California 95113
               Attention: Asset Manager and General Counsel
               Telephone: (408) 995-5115
               Facsimile: (408) 995-0505

     If to the Guarantor:

          Calpine Corporation
          50 West San Fernando Street, 5th Floor
          San Jose, California 95113
          Attention: Asset Manager and General Counsel
          Telephone: (408) 995-5115
          Facsimile: (408) 995-0505

          If to the Owner Lessor, the Trust Company or the Lessor Manager:

          c/o Wells Fargo Bank Northwest, National Association
          MAC U1254-031
          79 South Main Street
          Salt Lake City, UT 84111
          Telephone: (801) 246-5630
          Facsimile: (801) 246-5053
          Attention: Corporate Trust Services

          If to the Owner Participant:

          SBR OP-2, LLC
          c/o Wells Fargo Bank Northwest, National Association
          MAC U1254-031
          79 South Main Street
          Salt Lake City, UT 84111
          Telephone: (801) 246-5630
          Facsimile: (801) 246-5053
          Attention: Corporate Trust Services
          with a copy to:

               Newcourt Capital USA Inc.
               1211 Avenue of the Americas - 22nd Floor
               New York, New York 10036
               Telephone: (212) 382-7255
               Facsimile: (212) 382-9033
               Attention: Managing Director

          If to the Indenture Trustee:

          State Street Bank and Trust Company of Connecticut, National
          Association
          225 Asylum Street, Goodwin Square
          Hartford, CT 06103
          Telephone No.: (860) 244-1822
          Facsimile No.: (860) 244-1889
          Attention: Corporate Trust Department

               with a copy to:

          State Street Bank and Trust Company of California, National
          Association
          633 West 5th Street, 12th floor
          Los Angeles, California 90071
          Telephone No.: (213) 362-7373
          Facsimile No.: (213) 362-7357
               Attention: Corporate Trust Department


          If to the Pass Through Trustees:

          State Street Bank and Trust Company of Connecticut, National
          Association
          225 Asylum Street, Goodwin Square
          Hartford, CT 06103
          Telephone No.: (860) 244-1822
          Facsimile No.: (860) 244-1889
          Attention: Corporate Trust Department

               with a copy to:

          State Street Bank and Trust Company of California, National
          Association
          633 West 5th Street, 12th floor
          Los Angeles, California 90071
          Telephone No.: (213) 362-7373
          Facsimile No.: (213) 362-7357
               Attention: Corporate Trust Department

     If to the Manager:

          Credit Suisse First Boston
          Eleven Madison Avenue
          New York, New York 10010
          Telephone No.: (212) 325-2000
          Attention: Richard O'Day

          A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, the Facility Lessee shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Indenture Trustee hereunder or any other Operative Documents.

Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents and the FILOT Lease regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by the Facility Lessee under Sections 9.1 and 9.2 of this Agreement, subject to Sections 9.1(b) and 9.2(b), respectively, the Facility Site Lease and the Calpine Guaranty, shall expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition of the respective interests of the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Company, the Indenture Trustee, the Pass Through Trustees and the Certificateholders in, to and under this Agreement, the Assignment Agreement and the other Operative Documents and the FILOT Lease. Except as expressly provided above or in Section
22.3 of the Facility Lease, the Tax Indemnity Agreement or as otherwise expressly provided in the Operative Documents, the representations, warranties, covenants and agreements of the Transaction Parties under the Operative Documents shall terminate and be of no further force and effect effective upon the expiration or earlier termination of the Facility Lease.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Member Interest of the Owner Participant permitted under Section 7.1 and each successive transferee or transferees of Lessor Notes permitted under Section 2.8 of the Collateral Trust Indenture. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the prior written consent of the other parties hereto.

Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business
Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Headings and Table of Contents. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Limitation of Liability.

None of the Owner Participant, the Owner Lessor, the Trust Company, the Lessor
     Manager, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, the Pass Through Company or the Certificateholders shall have any obligation or duty to the Facility Lessee or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents to which such Person is a party, and none of the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, the Pass Through Company or the Certificateholders shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to the Facility Lessee for any action or inaction on the part of the Owner Lessor in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant.

Neither the Facility Lessee nor any other Calpine Party shall have any obligation or duty to the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustees, the Pass Through Company, the Certificateholders or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and neither the Facility Lessee nor any other Calpine Party (except Calpine to the extent set forth in the Calpine Guaranty) shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder.

The Lease Indenture Company and the Pass Through Company are entering into the
     Operative Documents to which it is a party solely as trustees under the Collateral Trust Indenture and the Pass Through Trust Agreements, respectively, and not in their individual capacities, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Company and the Pass Through Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document or the FILOT Lease, as to all of which the other parties hereto agree to look solely to the Indenture Estate and the Lessor Estate, respectively; provided, however, that the Lease Indenture Company and the Pass Through Trust Company shall be liable hereunder for their own negligence or willful misconduct or for a breach of their representations, warranties and covenants made in their individual capacity under any Operative Document.

The right of the Indenture Trustee or the Pass Through Trustees to perform any discretionary act enumerated herein or in any other Operative Document (including, without limitation, the right to consent to any action which requires their consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and neither the Indenture Trustee nor the Pass Through Trustees shall be liable or answerable for other than its negligence or willful misconduct in the performance of such acts. In connection with any such discretionary acts, the Indenture Trustee may in its sole discretion (but shall not, except as otherwise provided herein or in the Collateral Trust Indenture or as otherwise required by Applicable Law, have any obligation to) request the approval or instruction of the Pass Through Trustees as the holder of the Lessor Notes, and the Pass Through Trustees may in its sole discretion (but shall not, except as otherwise provided in the Operative Documents or as otherwise required by Applicable Law, have any obligation to) request the approval of the Certificateholders.

The Owner Participant will give the Facility Lessee at least 15 days' prior notice of any proposed amendment or supplement to the LLC Agreement (other than an amendment solely effecting a transfer of the Owner Participant's interest in the Lessor Estate) and deliver true, complete and fully executed copies to the Facility Lessee of any amendment or supplement to the LLC Agreement. No amendment or supplement to the LLC Agreement that would reasonably be expected to materially adversely affect the interests of the Facility Lessee or the Indenture Trustee shall become effective without the written consent of the Indenture Trustee and the Facility Lessee.

Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent.

Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, and the FILOT Lease (except as otherwise provided therein), or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns; (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and
     (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY
     IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

By the execution and delivery of this Agreement, the Facility Lessee designate, appoint and empower National Registered Agents, Inc., 440 Ninth Avenue, 5th Floor, New York, New York 10001, and the Owner Lessor designates, appoints and empowers CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of the Facility Lessee or the Owner Lessor, as applicable, shall remain outstanding hereunder or under any of the other Operative Documents or with respect to the Facility Lessee for so long as it has any obligations remaining under the FILOT Lease. The Facility Lessee shall grant an irrevocable power of attorney to CT Corporation System, in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of the Facility Lessee shall remain outstanding hereunder or under any of the Operative Documents.

Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the other Operative Documents.

Effectiveness. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

Measuring Life. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

No Partnership, Etc. The parties hereto intend that nothing contained in this Participation Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

Entire Agreement. This Agreement, together with the other applicable Operative Documents, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all oral and all prior written agreements and understandings with respect to such subject matter; provided that, notwithstanding the foregoing, the obligations of Calpine with respect to fees and expenses set forth in the letter agreement, dated July 24, 2001 between Calpine and CSFB and the letter agreement dated August 1, 2001 between Calpine and Newcourt Capital Securities, Inc. shall not be superceded hereby and shall remain in full force and effect.

Public Utility Regulation. the Facility Lessee, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting a Regulatory Event of Loss, at the cost and expense of the Facility Lessee, so long as there shall be no adverse consequences to the Owner Lessor or the Owner Participant as the result of such cooperation or taking of reasonable measures.

Confidentiality of Information. Each of the parties hereto agrees that any information (x) contained herein or in the other Operative Documents (including any terms, conditions, agreements, financial projections, and other financial and operating information contained herein or therein, and the terms of any insurance policies required or otherwise maintained pursuant hereto), (y) disclosed or to be disclosed by one such party to another such party (for purposes of this Section 15.21, each of the parties to this Agreement being referred to herein as a "Receiving Party") in connection with this Agreement or any other Operative Document, or (z) otherwise received in connection with this Agreement or any other Operative Document (or the transactions contemplated thereby) and designated by the disclosing party in writing as confidential, shall, in each case, be kept confidential by the Receiving Party and shall not be used otherwise than in connection with the business of the Parties contemplated hereunder except:

to the extent such information is generally available to the public prior to the Receiving Party's receipt thereof, or which becomes public after such receipt, but through no violation by such Receiving Party of this Section 15.21;

as may be required by Applicable Law or, upon prompt prior written notice to the affected party, by judicial process;

as may be independently developed by the Receiving Party other than in connection with the transactions contemplated hereby with respect to the Facility or the Facility Site;

as may be disclosed to counsel, auditors or accountants to the Receiving Party, or to the National Association of Insurance Commissioners;

to the extent used in connection with any litigation to which the Receiving
     Party is a party, provided that the other parties hereto shall have been given prompt prior written notice (to the extent permitted by law) of such proposed disclosure;

as may be disclosed to any transferee or proposed transferee of the Receiving
     Party; provided, however, that, prior to any such disclosure, any such transferee or proposed transferee, as the case may be, shall have agreed in writing to be bound by the terms of this Section 15.21; or

as may be necessary or desirable in connection with the enforcement of remedies by any party to any of the Operative Documents.

          The foregoing obligation as to confidentiality and non-use shall survive the termination of this Agreement for a period of five years.

Reliance. Calpine and the Facility Lessee agree that the Transaction Parties may rely on the Environmental Reports.

Amendments, Etc. No Operative Document nor any of the terms thereof (including the terms of this Section 15.23) may be terminated, amended, supplemented, waived or modified, except by an instrument in writing (a) signed in the case of a waiver, by the party against which enforcement of such waiver is sought, and no such waiver shall become effective unless signed copies thereof shall have been delivered to each such party or (b) in the case of termination, amendments, supplements or modifications, consented to by all parties hereto; provided, however, that the consent of the Facility Lessee is not required in the case of amendments to any Operative Document to which the Facility Lessee is not a party and which would not increase or accelerate the Facility Lessee's or the Guarantor's obligations under any of the Operative Documents nor impair the Facility Lessee's or the Guarantor's rights under any of the Operative Documents. Notwithstanding the foregoing, Section 5.6 of the Collateral Trust Indenture shall not be amended without the Guarantor's consent.

          IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                         BROAD RIVER ENERGY LLC,
                         a Delaware limited liability company

                              By: _________________________________
                              Name:
                              Title:
                              Date:

                              BROAD RIVER OL-2 LLC, a Delaware limited liability company

                              By: WELLS FARGO BANK NORTHWEST, NATIONAL
                              ASSOCIATION
                              not in its individual capacity but solely as
                              Lessor Manager



                              By: _________________________________
                              Name:
                              Title:
                              Date:



                              SBR OP-2 LLC, a Delaware limited liability company

                              By: WELLS FARGO BANK NORTHWEST, NATIONAL
                              ASSOCIATION
                              not in its individual capacity but solely as
                              Lessor Manager

                              By: _________________________________
                              Name:
                              Title:
                              Date:

                              WELLS FARGO BANK NORTHWEST,
                              NATIONAL ASSOCIATION,
                         not in its individual capacity, except as expressly provided herein, but solely as Lessor Manager

                              By: _________________________________
                              Name:
                              Title:
                              Date:

                              STATE STREET BANK AND TRUST COMPANY OF
                              CONNECTICUT, NATIONAL ASSOCIATION
                         not in its individual capacity,
                         except to the extent expressly
                         provided herein, but solely as
                         Indenture Trustee under the
                         Collateral Trust Indenture

                              By: _________________________________
                              Name:
                              Title:
                              Date:

                              STATE STREET BANK AND TRUST COMPANY OF
                              CONNECTICUT, NATIONAL ASSOCIATION
                         not in its individual capacity,
                         except to the extent expressly
                         provided herein, but solely as Pass
                         Through Trustees under the Pass
                         Through Trust Agreement

                              By: _________________________________
                              Name:
                              Title:
                              Date:

                              CALPINE CORPORATION
                              a Delaware corporation

                              By: _________________________________
                              Name:
                              Title:
                              Date:

     APPENDIX A - DEFINITIONS AND RULES OF INTERPRETATION

RULES OF INTERPRETATION

          In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

     (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

     (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

     (c)  words importing the singular include the plural and vice versa;

     (d)  words importing a gender include any gender;

     (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

     (f) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

     (g) a definition of or reference to any document, schedule, exhibit, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, schedule, exhibit, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

     (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

     (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (g) above, to the document, instrument or agreement as so executed and delivered;

     (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

     (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

     (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

     (m) any reference to the satisfaction, release and/or discharge of the Collateral Trust Indenture or the Collateral Documents (each as hereinafter defined) or the Lien (as hereinafter defined) thereof or words of similar import shall, whether or not so expressly stated, be deemed to be a reference to the satisfaction, release and discharge in full and cancellation of the Lien of the Collateral Trust Indenture or the Collateral Documents, as the case may be, in accordance with the express provisions thereof;

     (n) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

     (o) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

DEFINED TERMS

     "467 LOAN PRINCIPAL BALANCE" shall have the meaning set forth in Section 3.2(d) of the Facility Lease.

     "ACCEPTABLE BANK" shall mean, for the purposes of Section 5.3 of the Facility Lease, a banking institution, the senior long-term unsecured debt of which is rated at least A by

     S&P and by Moody's, and which maintains an office or corresponding bank located in New York City.

     "ACTUAL KNOWLEDGE" shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction) of such Transaction Party.

     "ADDITIONAL CERTIFICATES" shall mean any additional certificates issued by the Pass Through Trusts in connection with the issuance of Additional Lessor Notes.

     "ADDITIONAL EQUITY INVESTMENT" shall mean the amount, if any, the Owner Participant shall provide (in its sole and absolute discretion) to finance all or a portion of the Owner Lessor's Percentage of the cost of any Required or Non-Severable Improvement financed pursuant to Section
     11.1 of the Participation Agreement.

     "ADDITIONAL LESSOR NOTES" shall have the meaning specified in Section 2.12(a) of the Collateral Trust Indenture.

     "AFFILIATE" of a particular Person shall mean, at any time, (a) any Person directly or indirectly controlling, controlled by or under common control with such particular Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interest of such first Person or any corporation of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interest. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Lease Indenture Company be considered to be an Affiliate of either the Indenture Trustee or any Certificateholder, nor shall any of the Indenture Trustee or any Certificateholder be considered to be an Affiliate of the Lease Indenture Company, nor shall the Lease Indenture Company, the Indenture Trustee, solely because any Operative Document contemplates that any of them may request or act at the instruction of any such Person or such Person's Affiliate.

     "AFTER-TAX BASIS" shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any Tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient shall be subject to the applicable income taxes at the highest marginal tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are in effect in the applicable jurisdictions at the time such amount is received or properly accrued, and

     (ii) all related tax benefits are utilized at the highest marginal rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions.

     "AGREEMENT PERIOD" shall have the meaning set forth in Section 7.6 of the Participation Agreement.

     "ALLOCATED RENT" shall have the meaning specified in Section 3.2(b) of the Facility Lease.

     "APPLICABLE LAW" shall mean, without limitation, all applicable laws, including, without limitation, all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

     "APPLICABLE PERMIT" shall mean any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, safety, siting or building Permit, (a) that is necessary at any given time in light of the stage of development, construction or operation of the Facility or Facility Site to acquire, operate, maintain, repair, own, lease or use the Facility, the Undivided Interest (if any), the Ground Interest or Facility Site as contemplated by the Operative Documents and the FILOT Lease, to sell electricity therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby, or (b) that is necessary so that none of the Owner Lessor, the Owner Participant, the Lessor Manager, the Indenture Trustee, the Pass Through Trustees or any Certificateholder nor any Affiliate of any of them may be deemed by any Governmental Entity to be subject to regulation under PUHCA or under any other Applicable Law relating to electric utilities, generators, wholesalers or retailers, in each case as a result of the operation of the Facility or the sale of electricity therefrom.

     "APPLICABLE RATE" shall mean the Prime Rate plus 1% per annum.

     "APPRAISER" shall mean Deloitte & Touche LLP Valuation Group.

     "APPRAISAL PROCEDURE" shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value or Fair Market Rental Value during any period when a Lease Event of Default shall have occurred and be continuing), an appraisal conducted by an appraiser or appraisers in accordance with the following procedures. Within ten
     (10) Business Days of written notice from the initiating party of the commencement of an Appraisal Procedure, the Owner Participant and the Facility Lessee will each appoint one Independent Appraiser, which Independent Appraisers shall attempt to agree upon the Fair Market Sales Value or Fair Market Rental Value that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee does not appoint its appraiser within such ten Business Day period, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination in question within thirty
     (30) days, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee. Any appraisal determined in accordance with the foregoing must be delivered within thirty (30) days after the date on which the last of the appraisers is appointed pursuant to the process set forth above.

     "ASSIGNED DOCUMENTS" shall have the meaning specified in clause (1) of the Granting Clause of the Collateral Trust Indenture.

     "ASSIGNED FILOT DOCUMENTS" with respect to the Facility Site Lease and the Springing Facility Site Lease, shall have the meaning set forth in the recitals to the Facility Site Lease and the Springing Facility Site Lease, respectively.

     "ASSIGNMENT AGREEMENT" shall mean the Assignment Agreement (BR-2) dated as of the Closing Date between the Facility Lessee and the Owner Lessor, substantially in the form of Exhibit B to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will acquire the Undivided Interest and the Ground Interest from the Facility Lessee.

     "ASSUMPTION PRICE" with respect to the Undivided Interest, shall mean $75,000,000.

     "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average rate of interest borne by the Certificates outstanding under the Pass Through Trust Agreement (calculated, in the event of the issuance of any original issue discount Lessor Notes, based on the imputed interest rate with respect thereto)), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing
     (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

     "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C.[sec] 101 et seq.

     "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

     "BASIC LEASE TERM" shall have the meaning specified in Section 3.1 of the Facility Lease.

     "BASIC RENT" shall have the meaning specified in Section 3.2(a) of the Facility Lease.

     "BENEFICIARY" or "BENEFICIARIES" with respect to the Calpine Guaranty, shall have the meaning set forth in Section 4 thereof.

     "BOARD OF DIRECTORS" means the Board of Directors or General Partner, as applicable, of the Guarantor or the Facility Lessee, as the context requires, or any authorized committee of either thereof.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

     "BROAD RIVER" shall mean Broad River Energy LLC.

     "BURDENSOME BUYOUT EVENT" shall mean the occurrence of any event which gives the Facility Lessee the right to terminate the Facility Lease pursuant to Section 13.1 or Section 13.2 thereof.

     "BURDENSOME TERMINATION NOTICE" shall mean a notice required in accordance with Section 13.1 or Section 13.2, as the case may be, of the Facility Lease upon the exercise of a termination option by the Facility Lessee.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of the Indenture Trustee is located or the city and state in which the Pass Through Trustees are located.

     "CALPINE" shall mean Calpine Corporation, a Delaware corporation.

     "CALPINE DOCUMENTS" shall mean have the meaning set forth in Section 3.1 of the Calpine Guaranty.

    "CALPINE GUARANTY" shall mean the Calpine Guaranty and Payment Agreement (BR-2) dated as of the Closing Date in favor of the Beneficiaries, substantially in the form of Exhibit H to the Participation Agreement.

     "CALPINE GUARANTY EVENT OF DEFAULT" shall mean any of the "Events of Default" as specified in Section 7.1 of the Calpine Guaranty.

     "CALPINE PARTIES" shall mean Calpine, the Facility Lessee, Calpine Northbrook Services, LLC, and each other Affiliate of Calpine that is party to any Operative Document.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

     "CAPITALIZED LEASE OBLIGATIONS" of any Person means the rental obligations under any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; the Stated Maturity of any such lease shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CERTIFICATE PURCHASE AGREEMENT" shall mean the Certificate Purchase Agreement, dated the Closing Date, among the Facility Lessee, Calpine, and the Initial Purchasers.

          "CERTIFICATEHOLDER INDEMNITEE" shall have the meaning set forth in
Section 9.2(a) of the Participation Agreement.

          "CERTIFICATEHOLDERS" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

     "CERTIFICATES" shall mean the 8.400% Pass Through Certificates Series A and the 9.825% Pass Through Certificates Series B issued on the Closing Date and any certificates issued in replacement therefor pursuant to
     Section 3.3, 3.4 or 3.5 of the Pass Through Trust Agreement.

     "CLAIM(S)" individually or collectively as the context may require, shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

     "CLOSING" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

     "CLOSING APPRAISAL" shall mean the appraisal, dated as of the Closing Date, prepared by the Appraiser with respect to the Owner Lessor's Interest.

     "CLOSING DATE" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "COLLATERAL DOCUMENTS" shall mean the Collateral Trust Indenture and the financing statements.

     "COLLATERAL TRUST INDENTURE" shall mean the Indenture of Trust, Mortgage, Security Agreement and Fixture Filing (BR-2), dated as of the Closing Date, between the Owner Lessor and the Indenture Trustee, in substantially the form of Exhibit I to the Participation Agreement.

     "COMMENCEMENT DATE" with respect to the Springing Facility Site Lease, shall have the meaning specified in Section 2.1(a) of the Springing Facility Site Lease.

     "COMPETITOR" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

     "COMPONENT" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Improvements or spare parts while being held for future use.

     "CONSOLIDATED CURRENT LIABILITIES," as of the date of determination, means the aggregate amount of consolidated liabilities of the Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Guarantor and its Subsidiaries and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, as applied to the Guarantor, the total amount of Consolidated assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) under GAAP which would appear on a Consolidated balance sheet of the Guarantor and its Subsidiaries, determined in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in consolidated Restricted Subsidiaries held by Persons other than the Guarantor or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

     "CONSOLIDATED SUBSIDIARY" shall mean with respect to any Person at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with GAAP with those of such Person in its consolidated financial statements as of such date.

     "CONSOLIDATION" means, with respect to any Person, the consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

     "CORPORATE TRUST OFFICE" shall mean, with respect to the Indenture Trustee, the office of such Person in the city in which at any particular time its corporate trust business shall be principally administered.

               "CORRECTIVE ORDINANCE" shall mean that certain ordinance authorizing the Assignment Agreement and adopted by the County on October 1, 2001 pursuant to a public hearing held September 24, 2001.

     "COUNTY" shall mean Cherokee County, South Carolina.

     "CSFB" shall mean Credit Suisse First Boston.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEBT PORTION OF TERMINATION VALUE" in respect of any determination of Termination Value or amount determined by reference to the Termination Value payable pursuant to the Operative Documents, shall mean an amount equal to the excess of (i) the Termination Value set forth opposite the Termination Date corresponding to such date of determination on Schedule 2 of the Facility Lease, and, if such date of determination is a Rent Payment Date, Periodic Rent due on that date (to the extent payable in arrears) minus (ii) the sum of (A) the Equity Portion of Termination Value and (B) if such date of determination is a Rent Payment Date, the Equity Portion of Periodic Rent due on that date.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, a Calpine Guaranty Event of Default.

     "DEPRECIATION DEDUCTION" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

     "DISCOUNT RATE" shall mean the Facility Lessee's incremental borrowing rate as determined by the Facility Lessee in accordance with FASB 13.

     "DOLLARS" or the sign "$" shall mean United States dollars or other lawful currency of the United States.

     "ENFORCEMENT NOTICE" shall have the meaning specified in Section 5.1 of the Collateral Trust Indenture.

     "ENGINEERING CONSULTANT" shall mean Stone and Webster Consultants Inc.

     "ENGINEERING REPORT" shall mean, with respect to the Facility, the Phase 1 and Phase II reports of the Engineering Consultant, dated October 12, 2001.

     "ENVIRONMENTAL CONDITION" shall mean any action, omission, event, condition or circumstance, including, without limitation, the presence of any Hazardous Substance, which does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation,
     (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, or (iv) constitute a violation of or non-compliance with any Environmental Law.

     "ENVIRONMENTAL CONSULTANT" shall mean Roy F. Weston, Inc.

     "ENVIRONMENTAL LAWS" shall mean any international, national, Native American, provincial, regional, federal, state, municipal or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes, regulations, common or decisional law (including principles of tort, negligence, trespass, nuisance, strict liability, contribution and indemnification) or other requirement of any Governmental Entity relating to the environment, the safety or health of human beings or other living organisms, natural resources or toxic, explosive, corrosive, flammable, infectious, radioactive or other Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

     "ENVIRONMENTAL REPORTS" shall mean the Phase 1 Environmental Site Assessment Report, dated October 10, 2001, prepared by the Environmental Consultant.

     "EQUITY INVESTMENT" shall mean the amount specified with respect thereto on Schedule 1-A to the Participation Agreement.

     "EQUITY INVESTOR" shall mean Newcourt Capital USA Inc.

     "EQUITY PORTION OF PERIODIC RENT" shall mean for any Rent Payment Date the difference between (i) Periodic Rent scheduled to be paid under the Facility Lease on such Rent Payment Date and (ii) the principal and interest scheduled to be paid on the Lessor Notes on such Rent Payment Date.

          "EQUITY PORTION OF TERMINATION VALUE" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents, shall mean an amount equal to the excess, if any, of (i) the

Termination Value set forth opposite the Termination Date corresponding to such date of determination on Schedule 2 of the Facility Lease, and, if such date of determination is a Rent Payment Date, Periodic Rent due on that date (to the extent payable in arrears) over (ii) the balance, including scheduled (in accordance with the payment terms of the Lessor Notes) accrued interest, on the Lessor Notes scheduled (in accordance with the payment terms of the Lessor Notes) to be outstanding on such date of determination corresponding to the Facility Lease.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Facility Lessee or a Subsidiary of the Facility Lessee would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) and/or (o) of the Code or (ii) as a result of the Facility Lessee or a Subsidiary of the Facility Lessee being or having been a general partner of such person.

     "EVENT OF LOSS" shall mean any of the following events:

          (i) the loss of the Facility or use thereof due to destruction or damage to the Facility that renders repair uneconomic or that renders the Facility permanently unfit for normal use or which does not satisfy the preconditions for repair of the Facility set forth in Section 10 of the Facility Lease; or

          (ii) any damage to the Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Facility; or

          (iii) (a) seizure, condemnation, confiscation or taking of, or requisition (a "Requisition") of title to the Facility by any Governmental Entity that shall have resulted in loss by the Owner Lessor, prior to the Post-FILOT Lease Conversion Date, of the Undivided Interest or the Ground Interest, or, from and after the Post-FILOT Lease
     Conversion Date, of title to the Undivided Interest, in each case following exhaustion of all permitted appeals or an election by the Facility Lessee in its discretion not to pursue such appeals or rights; provided that no such contest (or exercise) shall extend beyond the earlier of the date which is (x) six months after the loss of such leasehold interest or title, or (y) 48 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee or (b) Requisition of use of, or leasehold interest represented by the Undivided Interest or the Ground Interest or, upon or following the Post-FILOT Lease Conversion Date, title to, the Undivided Interest or the Ground Interest by any Governmental Entity that shall have resulted in the loss of possession of the Undivided Interest or all or any part of the Ground Interest that is required for the use or operation of the Facility; provided that in any case involving
     Requisition of use of the Facility, or all or any part of the Facility Site that is required for the use or operation, of the Facility, but not of the Owner Lessor's Undivided Interest or the Ground Interest or (from and after the Post-FILOT Lease Conversion Date) the Facility Lessee's title to the Ground Interest, such event shall be an Event of Loss only if loss of possession continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee; or

          (iv) if elected in writing by the Owner Participant, such election to be made only in circumstances where the termination of the Facility Lease shall remove the basis of the regulation described below, subjection of the Owner Participant or the Owner Lessor to any public utility regulation of any Governmental Entity or law which in the reasonable opinion of the Owner Participant is burdensome, or the subjection of the Owner Participant's or the Owner Lessor's interest in the Facility Lease to any rate of return regulation by any Governmental Entity, in either case by reason of the participation of the Owner Lessor, the Owner Participant or the OP Guarantor in the transactions contemplated by the Operative Documents and the FILOT Lease and not, in any event, as a result of (a) investments, loans or other business activities of the Owner Participant or any of its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or any of its Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or any of its Affiliates or (b) a failure of the Owner Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant or any of its Affiliates to any material adverse consequence (in the reasonable opinion of such Owner Participant acting in good faith); provided that the Facility Lessee and the Owner Lessor and Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this paragraph (iv), so long as there shall be no adverse consequences to the Owner Lessor or Owner Participant as a result of such cooperation or the taking of reasonable measures (the events and circumstances described herein this paragraph (iv), a "Regulatory Event of Loss"); or

          (v) if elected by the Owner Participant, in the event that the FERC Owner Lessor EWG Order shall not have been obtained and become final within ninety (90) days of the Closing Date, such election to be conditioned upon receipt of a reasoned legal opinion of nationally recognized independent counsel (Owner Participant's outside counsel at Closing to be deemed to meet such qualifications) that any pending proceeding, if adversely determined, would reasonably be expected to have a material adverse effect on the Owner Participant or subject the Owner Participant or the Owner Lessor to regulation as a public utility company or a holding company under the Holding Company Act;

          (vi) if elected by the Owner Participant, in the event that the FERC Order set forth in clause (v) of the definition of "FERC Orders" herein shall not have been obtained and become final within ninety (90) days of the Closing Date, such election to be conditioned upon receipt of a reasoned legal opinion of nationally recognized independent counsel (Owner Participant's outside counsel at Closing to be deemed to meet such qualifications) that any pending proceeding, if adversely determined, would reasonably be expected to have a material adverse effect on the Owner Participant or the Owner Lessor; or

          (vii) the FILOT Lease shall have been cancelled or terminated or shall otherwise cease to be in full force and effect otherwise than by reason of (a) an event constituting a Lease Event of Default or (b) the occurrence of the Post-FILOT Lease Conversion Date.

     The date of occurrence of an Event of Loss described in clauses (i) or
     (ii) above shall be the date of the Facility Lessee's notice to the Owner Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees pursuant to Section 10.1 of the Facility Lease that it does not elect to rebuild the Facility pursuant to Section 10.3 of the Facility Lease but to pay Termination Value and terminate the Facility Lease pursuant to Section 10.2 thereof, or the date an Event of Loss is deemed to occur pursuant to the last sentence of Section 10.1 of the Facility Lease. The date of occurrence of an Event of Loss described in clause
     (iii)(a) above shall be the earlier of (A) the date which is six months following the loss of title, (B) the date upon which the Facility Lessee shall have concluded all efforts to contest such loss of title or exercise its rights of eminent domain, and (C) the date which is 48 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee (if an event described in clause (iii)(a) shall be continuing at such time). The date of occurrence of an Event of Loss described in clause (iii)(b) above shall be the date of requisition of title to the Facility Site or, in the case of a requisition of use of the Facility Site, the date which is the scheduled expiration date of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee, as the case may be (if an event described in clause (iii)(b) shall be continuing at such time). The date of occurrence of an Event of Loss described in clause
     (iv) above shall be the date on which the Facility Lessee receives the Owner Participant's election made in accordance with such clause (iv) during any period when an event is continuing which upon election by Owner Participant in accordance with such clause (iv) would constitute a Regulatory Event of Loss. The date of occurrence of an Event of Loss described in clause (v) above shall be the date on which the Facility Lessee receives the Owner Participant's election made in accordance with such clause (v). The date of occurrence of an Event of Loss in clause
     (vi) above shall be the date on which the Facility Lessee receives the Owner Participant's election made in accordance with such clause (vi). The date of occurrence of an Event of Loss in clause (vii) shall be ten
     (10) Business Days after the date of such termination, cancellation or failure to be in full force and effect.

     "EXCEPTED PAYMENTS" shall mean and include (i)(A) any right, title or interest to any indemnity (whether or not constituting Supplemental Rent and whether or not a Lease Event of Default exists) payable to either the Owner Lessor, the Lessor Manager, the Trust Company, or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Indenture Trustee) pursuant to Section 2.3, 9.1, 9.2, 11.1 or 11.2 of the Participation Agreement, and any payments under any Tax Indemnity Agreement (provided that Excepted Payments shall not include any Periodic Rent) or (B) any amount payable by the Facility Lessee to the Owner Lessor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Operative Documents or the FILOT Lease, (ii)(A) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 3(b) of Schedule
     5.31 to the Participation Agreement or (B) proceeds of personal injury or property damage liability insurance maintained under any Operative Document or the FILOT Lease for the benefit of the Owner Lessor or the Owner Participant, (iii) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (iv) all other fees expressly payable to the Owner Participant under the Operative Documents, (v) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (i) through (vi) above;
     (vii) any amounts paid to the Owner Lessor as reimbursement for amounts expended pursuant to Section 20 of the Facility Lease; (viii) proceeds of the items referred to in clause (i) through (vii) above; and (ix) any rights to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, including under the Calpine Guaranty, but without limiting clause (v) of this definition above.

     "EXCESS AMOUNT" shall have the meaning specified in Section 14.3 of the Participation Agreement, and, with respect to the Collateral Trust Indenture, the meaning specified in Section 9.13 thereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED TAXES" shall have the meaning specified in Section 9.2(b) of the Participation Agreement.

     "EXEMPT WHOLESALE GENERATOR" or "EWG" shall mean an entity which is an "exempt wholesale generator" as defined in Section 32 of PUHCA.

     "FACILITY" shall mean a 850 MW nameplate capacity gas-fired simple cycle merchant power plant located in Gaffney, South Carolina and more fully described in Exhibit A to the Participation Agreement. The Facility does not include the Facility Site.

     "FACILITY LEASE" shall mean, the Facility Lease Agreement (BR-2), dated as of October 18, 2001, between the Owner Lessor and the Facility Lessee, substantially in the form of Exhibit C to the Participation Agreement.

     "FACILITY LEASE TERM" with respect to the Facility Lease, shall mean the term of the Facility Lease, including the Basic Lease Term and all Renewal Lease Terms.

     "FACILITY LESSEE" shall have the meaning set forth in the recitals to the Participation Agreement.

     "FACILITY PURCHASE OPTION" shall mean the right of the Owner Lessor, pursuant to Section 10.02 of the FILOT Lease, to acquire an undivided fee interest (to the extent of the Owner Lessor's Percentage) in all of or a portion of the Project, other than the portion thereof constituting the Land.

     "FACILITY SITE" shall have the meaning set forth in the recitals to the Facility Site Lease.

     "FACILITY SITE LEASE" shall mean the Facility Site Lease (BR-2), dated as of October 18, 2001, between Facility Lessee and the Owner Lessor, substantially in the form of Exhibit D to the Participation Agreement, pursuant to which Owner Lessor will lease the Ground Interest to the Facility Lessee.

     "FACILITY SITE LESSEE" shall mean, with respect to the Facility Site Lease, Broad River Energy LLC, and with respect to the Springing Facility Site Lease, shall mean Owner Lessor.

     "FACILITY SITE LESSEE EVENT OF DEFAULT" shall have the meaning set forth in Section 13.1 of the Facility Site Lease.

     "FACILITY SITE LESSOR" shall mean, with respect to the Facility Site Lease, Owner Lessor, and with respect to the Springing Facility Site Lease, shall mean Broad River Energy LLC.

     "FACILITY SITE RENT" shall have the meaning set forth in Article IV of the Facility Site Lease and Section 4.1 of the Springing Facility Site Lease.

     "FAIR MARKET RENTAL VALUE" or "FAIR MARKET SALES VALUE" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's-length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of the Undivided Interest or the Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis and assumption that (i) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (ii) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the FILOT Lease and the obligations relating thereto, (iii) the Undivided Interest or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens), (iv) taking into account the remaining term of the Facility Site Lease, and (v) in the case the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an Independent Appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value of the Owner Lessor's Interest shall be deemed equal to $0
     (zero). If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor's

     Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a Severable Improvement shall take into consideration any liens or encumbrances to which the Severable Improvement being appraised is subject and which are being assumed by the transferee.

     "FACILITY SITE SUBLEASE EVENT OF DEFAULT" shall have the meaning set forth in Section 13.1 of the Springing Facility Site Sublease.

     "FASB 13" shall mean the Statement of the Financial Accounting Standards Board No. 13, as amended and interpreted from time to time.

     "FASB 98" shall mean the Statement of the Financial Accounting Standards Board No. 98, as amended and interpreted from time to time.

     "FEDERAL POWER ACT" or "FPA" shall mean the Federal Power Act, as amended.

     "FERC" shall mean the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

     "FERC ORDERS" shall mean any or all of the following of the FERC Orders required pursuant to Section 4.8 of the Participation Agreement:

          (i) a determination by FERC of EWG status of the Facility Lessee and Owner Lessor and the Owner Participant;

          (ii) an approval from FERC for the Facility Lessee to sell power at market-based rates under Section 205 of the FPA effective on or before the Closing Date;

          (iii) either an approval by FERC of the issuance of securities and the assumption of obligations necessary to effect the sale/leaseback pursuant to Section 204 of the Federal Power Act or blanket authorization to issue securities and assume obligations under such Section;

          (iv)   Intentionally Omitted; and

          (v) an approval from FERC under Section 203 of the Federal Power Act for the transfer of jurisidictional facilities in the sale/leaseback contemplated by the Operative Documents.

     "FERC OWNER LESSOR EWG ORDER" shall mean the orders issued by the FERC determining that the Owner Lessor is an EWG.

     "FILOT LEASE" shall mean the Lease Agreement dated March 1, 2000 by and between the County and Facility Lessee, together with the Inducement Agreement.

     "FINAL DETERMINATION" shall have the meaning specified in Section 9 of the Tax Indemnity Agreement.

     "FIRST RENEWAL LEASE TERM" with respect to the Facility Lease, shall have the meaning specified in Section 15.1(a) of the Facility Lease.

     "FIRST WINTERGREEN RENEWAL LEASE OPTION" with respect to the Facility Site Lease, shall have the meaning specified in Section 2.2(a)(i) of the Springing Facility Site Lease.

     "FMV RENEWAL LEASE OPTION" with respect to the Initial Term, shall have the meaning set forth in Section 2.2(a)(iii) of the Springing Facility Site Lease.

     "FMV RENEWAL LEASE TERM" with respect to the Facility Lease, shall have the meaning specified in Section 15.2 of the Facility Lease.

     "FORECLOSURE TRANSFER" with respect to the Springing Facility Site Lease, shall have the meaning set forth in Section 19.3 of the Springing Facility Site Lease.

     "GAAP" shall mean generally accepted accounting principles.

     "GOVERNMENTAL ACTIONS" shall mean all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Entity and shall include those citing, environmental and operating permits and licenses (including the Applicable Permits) that are required for the use and operation of the Facility, the Undivided Interest (if any), the Ground Interest and the Facility Site.

     "GOVERNMENTAL ENTITY" shall mean and include any international, national, Native American, provincial, regional, state, municipal or local government, any political subdivision of any thereof or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

     "GROUND INTEREST" shall mean, prior to the Post-FILOT Lease Conversion Date, the Owner Lessor's 25% undivided leasehold interest in the Facility Site, and upon and after the Post-FILOT Lease Conversion Date, the Owner Lessor's 25% undivided leasehold interest in the Facility Site.

     "GUARANTOR" shall mean Calpine Corporation.

     "GUARANTOR ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit L to the Participation Agreement.

     "HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or controlled by or under any Environmental Law.

     "HOLDING COMPANY ACT" shall mean the Public Utility Holding Company Act of 1935, as amended.

     "IMPROVEMENT" shall mean an addition, betterment or enlargement of the Facility. Improvements shall include any Required Improvements or Optional Improvements, but do not include Components.

     "INCOME TAXES" shall have the meaning set forth in Section 9.2(b)(i) of the Participation Agreement.

     "INCUR" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Obligations, modify or affect, in any manner adverse to the Beneficiaries, such subordination or (D) if the Guarantor is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

     "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person (including payments of Termination Value and any other amounts owed pursuant to the Operative Documents), (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (viii) all net obligations under "swaps", "caps", "floors", "collars", or other interest rate hedging contracts or similar arrangements, (ix) all Indebtedness of any other Person of the type referred to in clauses (i) through (viii), guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (x) all Indebtedness of the type referred to in clauses (i) through (ix) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such

     Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured.

     "INDEMNITEE" shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

     "INDEMNITOR" shall have the meaning set forth in Section 13.3 of the Springing Facility Site Lease.

     "INDENTURE BANKRUPTCY DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Lease Indenture Event of Default under Section 4.2(e) or (f) of the Collateral Trust Indenture.

     "INDENTURE DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Lease Indenture Event of Default.

     "INDENTURE ESTATE" shall have the meaning specified in the Granting Clause of the Collateral Trust Indenture.

     "INDENTURE TRUSTEE" shall mean State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee under the Operative Documents.

     "INDENTURE TRUSTEE OFFICE" shall mean the office to be used for notices to the Indenture Trustee from time to time pursuant to Section 9.5 of the Collateral Trust Indenture.

     "INDENTURE TRUSTEE'S ACCOUNT" shall mean the account specified with respect thereto on Schedule 1-B to the Participation Agreement or such other account of the Indenture Trustee, as the Indenture Trustee may from time to time specify in a notice to the other parties to the Participation Agreement.

     "INDENTURE TRUSTEE'S LIENS" shall mean any Lien on the Lessor Estate, the Facility, the Facility Site or any part thereof or any interest therein arising as a result of (i) Taxes against or affecting the Lease Indenture Company or the Indenture Trustee, or any Affiliate thereof that are not related to, or that are in violation of, any Operative Document or the FILOT Lease or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Company or the Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any of such Person's representations, warranties, covenants or agreements in an Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Company or the Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Company or the Indenture Trustee, or any Affiliate thereof that are not indemnified against by the Facility Lessee pursuant to any Operative Document or (iv) Claims against or affecting the Lease Indenture Company or the Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Company or the Indenture Trustee of any portion of the interest of the Lease Indenture Company or the Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

     "INDEPENDENT APPRAISER" shall mean a disinterested, licensed industrial property appraiser who is a member of the Appraisal Institute having experience in the business of evaluating facilities similar to the Facility.

     "INDUCEMENT AGREEMENT" shall mean the Inducement Agreement and Millage Agreement dated June 15, 1999, between the County and the Facility Lessee.

     "INITIAL LESSOR NOTES" shall have the meaning set forth in Section 2.2 of the Collateral Trust Indenture.

     "INITIAL PURCHASERS" shall mean CSFB, Banc of America Securities LLC, Scotia Capital (USA) Inc. and TD Securities (USA) Inc.

     "INITIAL SUBLEASE TERM" with respect to the Springing Facility Site Sublease, shall have the meaning set forth in Section 2.1(a) of the Springing Facility Site Sublease.

     "INITIAL TERM" with respect to the Springing Facility Site Lease, shall have the meaning specified in Section 2.1(a) of the Springing Facility Site Lease.

     "INSURANCE CONSULTANT" shall mean Marsh USA, Inc.

     "INVESTMENT BANKER" shall have the meaning set forth in Section 2.10(d) of the Collateral Trust Indenture.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940.

     "INVESTMENT GRADE" with respect to a Rating Agency, shall mean, with respect to S&P, BBB- or higher, and with respect to Moody's, Baa3 or higher, or, if after the Closing Date a different system of ratings is established, the term shall mean a rating in one of such Rating Agency's generic rating categories that is comparable to such ratings.

     "IRS" shall mean the Internal Revenue Service of the United States Department of Treasury or any successor agency.

     "LAND" shall have the meaning thereof set forth in the FILOT Lease.

     "LAND PURCHASE OPTION" shall mean the right of the Owner Lessor, pursuant to Section 10.02 of the FILOT Lease, to acquire an undivided fee interest (to the extent of the Owner Lessor's Percentage) in the Land.

     "L/C BANK" shall mean the Acceptable Bank providing a letter of credit pursuant to Section 5.3 of the Facility Lease.

     "LEASE DEBT" shall mean the debt evidenced by the Lessor Notes.

     "LEASE DEBT RATE" shall mean the applicable interest rate accruing on Lessor Notes.

     "LEASE DEFAULT" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" with respect to the Facility Lease, shall have the meaning specified in Section 16 of the Facility Lease.

     "LEASE INDENTURE COMPANY" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity under the Operative Documents.

     "LEASE INDENTURE EVENT OF DEFAULT" shall have the meaning set forth in
     Section 4.2 of the Collateral Trust Indenture.

     "LEASE OBLIGATIONS" shall mean, without duplication, (i) indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes, (ii) with respect to operating leases of electric generating facilities, the termination value or similar amount payable by the lessee under such lease and (iii) the principal amount of financial obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness of the lessee for tax purposes but is classified as an operating lease under GAAP.

     "LEASEHOLD LIEN" with respect to the Facility Site Lease, shall have the meaning set forth in Section 15.3 of the Facility Site Lease and with respect to the Springing Facility Site Lease or Springing Facility Site Sublease, shall have the meaning set forth in Section 16.4 of the Springing Facility Site Lease or Section 15.3 of the Springing Facility Site Sublease.

     "LEASEHOLD MORTGAGEE" with respect to the Facility Site Lease, shall have the meaning set forth in Section 15.3 of the Facility Site Lease and with respect to the Springing Facility Site Lease or Springing Facility Site Sublease, shall have the meaning set forth in Section 16.4 of the Springing Facility Site Lease or Section 15.3 of the Springing Facility Site Sublease.

     "LESSEE 467 LOAN INTEREST" with respect to the Facility Lease, shall have the meaning specified in Section 3.2(d) of the Facility Lease.

     "LESSEE 467 LOAN PRINCIPAL BALANCE" with respect to the Facility Lease, shall have the meaning set forth in Section 3.2(d) of the Facility Lease.

     "LESSOR 467 LOAN INTEREST" with respect to the Facility Lease, shall have the meaning specified in Section 3.2(d) of the Facility Lease.

     "LESSOR 467 LOAN PRINCIPAL BALANCE" with respect to the Facility Lease, shall have the meaning set forth in Section 3.2(d) of the Facility Lease.

     "LESSOR ESTATE" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest and the Operative Documents, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Rent, Supplemental Rent or Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest and the Operative Documents and the FILOT Lease and any of the foregoing, but shall not include Excepted Payments.

     "LESSOR MANAGER" shall mean Wells Fargo Bank Northwest, National Association not in its individual capacity, but solely as an independent manager under the LLC Agreement and each other Person that may from time to time be acting as Independent Manager in accordance with the provisions of the LLC Agreement.

     "LESSOR NOTE(S)" shall mean, individually or collectively as the context may require, the Initial Lessor Notes and Additional Lessor Notes, each issued pursuant to the Collateral Trust Indenture.

     "LESSOR PUT RENEWAL LEASE TERM" with respect to the Facility Lease, shall have the meaning specified in Section 15.3 of the Facility Lease.

     "LIEN" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, and security interest or title retention arrangement.

     "LLC AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2001, between the Owner Participant and the Lessor Manager, pursuant to which the Owner Lessor shall be governed.

     "MAJORITY IN INTEREST OF NOTEHOLDERS" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Lessor Notes; provided, however, that any Note held by the Facility Lessee, the Guarantor or any Affiliate of either such party shall not be considered outstanding for purposes of this definition.

     "MAKE-WHOLE AMOUNT" shall mean, with respect to any Lessor Note subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value calculated for such Lessor Note being redeemed less the unpaid principal amount of such Lessor Note; provided that the Make Whole Amount shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value, as of the date of redemption, of all principal and interest payments scheduled to become due in respect of such Lessor Note, after the date of such redemption calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par and (ii) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.

     "MANAGER" shall mean CSFB.

     "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the economic prospects, operations, assets, financial position, results of operation or business of the Guarantor, including a material adverse effect on (i) the Facility, the Undivided Interest, the Facility Site or the Ground Interest which adversely affects the ability of the Guarantor to perform its obligations under the Operative Documents or (ii) the validity or enforceability of the Operative Documents, (b) the Indenture Estate or the Lessor Estate, the security interests in the Lessor Estate, or (c) with respect to the Owner Participant's (but not the Certificateholders') interest in the Undivided Interest, the residual value or remaining useful life of the Facility.

     "MEMBER INTEREST" shall mean the interest of the Owner Participant in the Owner Lessor.

     "MEMORANDUM OF FACILITY SITE LEASE" shall mean the Memorandum of Facility Site Lease (BR-2), dated as of the Closing Date, between the Owner Lessor, as landlord, and the Facility Lessee, as tenant, and filed with the Office of the Cherokee County Clerk of Court.

     "MEMORANDUM OF LEASE" shall mean the Memorandum of Facility Lease (BR-2), dated as of the Closing Date, between the Owner Lessor and the Facility Lessee filed with the Office of the Cherokee County Clerk of Court.

     "MEMORANDUM OF SPRINGING FACILITY SITE LEASE" shall mean the Memorandum of Springing Facility Site Lease (BR-2), dated as of the Closing Date, between the Facility Lessee, as landlord, and the Owner Lessor, as tenant, and filed with the Office of the Cherokee County Clerk of Court.

     "MEMORANDUM OF SPRINGING FACILITY SITE SUBLEASE" shall mean the Memorandum of Springing Facility Site Sublease (BR-2), dated as of the Closing Date, between the Owner Lessor, as sublandlord, and the Facility Lessee, as subtenant, and filed with the Office of the Cherokee County Clerk of Court.

     "MOODY'S" shall mean Moody's Investors Service, Inc. and any successor thereto.

     "MULTIEMPLOYER PLAN" shall mean any Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     "NOTE REGISTER" shall have the meaning specified in Section 2.8 of the Collateral Trust Indenture.

     "NOTEHOLDER(S)" shall mean any holder of record (as reflected on the Note Register) from time to time of a Lessor Note outstanding.

     "NOTICE PERIOD" shall have the meaning set forth in Section 7.6 of the Participation Agreement.

     "OBLIGATIONS" shall have the meaning set forth in Section 2.2 of the Calpine Guaranty.

     "OBSOLESCENCE TERMINATION DATE" shall have the meaning specified in
     Section 14.1 of the Facility Lease.

     "OFFERING CIRCULAR" shall mean the Offering Circular, dated October 11, 2001, with respect to the Certificates.

     "OFFICER" shall mean, solely with respect to the Guarantor, the Chairman, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller or Principal Accounting Officer of the Guarantor.

     "OFFICER'S CERTIFICATE" shall mean with respect to any Person, a certificate signed (i) in the case of a corporation, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the by-laws or any resolution of the Board of Directors or Executive Committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, (ii) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner and (iii) in the case of an Indenture Trustee, a certificate signed by a Responsible Officer of such Indenture Trustee.

     "OFFICIAL RECORDS" shall have the meaning specified in the recitals to the Facility Site Lease.

     "OP ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit J to the Participation Agreement.

     "OP GUARANTOR" shall mean Newcourt Credit Group USA Inc., or any Person that shall guaranty the obligations of a Transferor under the Operative Documents in accordance with Section 7.1 of the Participation Agreement.

     "OP LLC AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2001, between Newcourt Capital USA Inc. and the Lessor Manager, pursuant to which the Owner Participant shall be governed.

     "OP PARENT GUARANTY" shall mean, as applicable, (i) that certain guaranty of Newcourt Credit Group USA Inc., dated as of the Closing Date in favor of the Facility Lessee, the Owner Lessor, the Lessor Manager, the Trust Company, the Indenture Trustee, the Pass Through Trustees and the Certificateholders, or (ii) any other guaranty agreement provided by an OP Guarantor in form and substance substantially in the form of Exhibit G to the Participation Agreement.

     "OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Assignment Agreement, the Facility Lease, the Certificates, the Facility Site Lease, the Springing Facility Site Lease, the Springing Facility Site Sublease, the Collateral Trust Indenture, the Lessor Notes, the Pass Through Trust Agreements, the LLC Agreement, the Tax Indemnity Agreement, the Tri-Party Agreement, the Calpine Guaranty, the OP Parent Guaranty (if any), the Certificate Purchase Agreement and the Ownership and Operation Agreement.

     "OPERATOR" shall mean Calpine Northbrook Services, LLC or any replacement Operator appointed pursuant to the Operative Documents.

     "OPINION OF COUNSEL" shall mean, with respect to any Calpine Party, a written opinion (i) from Ronald W. Fischer or any other internal counsel of Calpine, as to matters contained in such opinions delivered at Closing, and as to all other matters, Thelen Reid & Priest LLP and/or Davis Wright & Tremaine LLP, or any other outside legal counsel reasonably acceptable to the Owner Participant, (ii) in form and substance (with respect to qualifications, exception, assumption and the like) substantially equivalent to the legal opinions delivered at Closing, with any material modification or supplements thereto to be reasonably acceptable to the Owner Participant, or in any such other form as may be reasonably acceptable to the Owner Participant, and (iii) the scope of which shall cover due authorization, execution, delivery and enforceability of the applicable agreement(s), and exemption from regulation, in each case, substantially in the form set forth in the opinions delivered at Closing with any material modifications thereto to be reasonably acceptable to the Owner Participant.

     "OPTIONAL IMPROVEMENT" with respect to the Facility Lease, shall have the meaning specified in Section 8.2 of the Facility Lease.

     "ORGANIC DOCUMENT" shall mean, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time; and with respect to any Person that is a business trust, its certificate of business trust and its trust agreement, in each case, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

     "OTHER BROAD RIVER ASSIGNMENT AGREEMENTS" shall mean each of the assignment agreements executed and delivered pursuant to the Other Broad River Participation Agreements.

     "OTHER BROAD RIVER CALPINE GUARANTIES" shall mean the other Calpine guaranty and payment agreements executed and delivered by Calpine pursuant to the Other Broad River Participation Agreements.

     "OTHER BROAD RIVER COLLATERAL TRUST INDENTURES" shall mean each of the collateral trust indentures executed and delivered pursuant to the Other Broad River Participation Agreements.

     "OTHER BROAD RIVER FACILITY LEASES" shall mean the other Broad River facility lease agreements, dated as of October 18, 2001, by and between the Other Broad River Owner Lessors and the Facility Lessee, pursuant to which the Other Broad River Owner Lessors will lease the Other South Point Undivided Interests to the Facility Lessee.

     "OTHER BROAD RIVER FACILITY SITE LEASES" shall mean the other facility site leases, dated as of October 18, 2001, by and between the Other Broad River Owner Lessors and the Facility Lessee pursuant to which the Other Broad River Owner Lessors will sublease the Other Broad River Ground Interests to the Facility Lessee.

     "OTHER BROAD RIVER GROUND INTERESTS" shall mean the undivided leasehold interests in the Facility Site not conveyed to the Owner Lessor under the Facility Site Lease.

     "OTHER BROAD RIVER INDENTURE TRUSTEES" shall mean each of the indenture trustees relating to the Other Broad River Collateral Trust Indentures.

     "OTHER BROAD RIVER LEASE TRANSACTIONS" shall mean the transactions involving the assignment and transfer of the Other Broad River Undivided Interests and the Other Broad River Ground Interests to the Other Broad River Owner Lessors, and the lease by the Other Broad River Owner Lessors of the Other Broad River Undivided Interests and the Other Broad River Ground Interests to the Facility Lessee on substantially the same terms and conditions as under, and dated the same date as, the Overall Transaction.

     "OTHER BROAD RIVER LESSOR MANAGERS" shall mean each of the lessor managers acting on behalf of the Other Broad River Owner Lessors pursuant to the Other Broad River Operative Documents.

     "OTHER BROAD RIVER OWNER LESSORS" shall mean Broad River OL-1, LLC, Broad River OL-3, LLC and Broad River OL-4, LLC.

     "OTHER BROAD RIVER OWNER PARTICIPANTS" shall mean SBR OP-1, LLC, SBR OP-3, LLC and SBR OP-4, LLC.

     "OTHER BROAD RIVER OPERATIVE DOCUMENTS" shall mean the other "Operative Documents" for each of the Other Broad River Lease Transactions.

     "OTHER BROAD RIVER PARTICIPATION AGREEMENTS" shall mean a collective reference to each of the other three separate participation agreements entered into by the Facility Lessee, the applicable Other Broad River Owner Lessor, the Other Broad River Lessor Manager, Other Broad River Owner Participant, Other Broad River Indenture Trustee, Pass Through Trustees and Calpine and designated Participation Agreement (BR-1), Participation Agreement (BR-3) and Participation Agreement (BR-4), each dated as of the Closing Date, pursuant to which, among other things, the Facility Lessee has agreed to (a) assign and transfer to the applicable Other Broad River Owner Lessors certain undivided leasehold interests in the Facility and the Facility Site, and
     (b) lease from the applicable Other Broad River Owner Lessors such undivided leasehold interest in the Facility and the Facility Site pursuant to the Other Broad River Facility Leases and the Other Broad River Facility Site Leases, respectively.

     "OTHER BROAD RIVER UNDIVIDED INTERESTS" shall mean the undivided leasehold interest (or, upon or following the Post-FILOT Lease Conversion Date, the fee interest) in the Facility not conveyed to the Owner Lessor under the Assignment Agreement (or, in the case of the fee interest, pursuant to the transactions contemplated by Article XIV of the Participation Agreement and the Other Broad River Participation Agreement).

     "OTHER CALPINE GUARANTIES" shall mean collectively, the Other Broad River Calpine Guaranties, the South Point Calpine Guaranties and the RockGen Calpine Guaranties.

     "OTHER FACILITY LEASES" shall mean collectively, the Other Broad River Facility Leases, the South Point Facility Leases and the RockGen Facility Leases.

     "OTHER OWNER LESSORS" shall mean collectively, the Other Broad River Owner Lessors, the South Point Owner Lessors and the RockGen Owner Lessors.

     "OVERALL TRANSACTION" shall mean all of the transactions contemplated by the Operative Documents and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement).

     "OVERDUE RATE" shall mean a rate per annum equal to the prime commercial lending rate of the Chase Manhattan Bank (as publicly announced to be effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate) plus 1%.

     "OWNER LESSOR" shall mean Broad River OL-2, LLC, a Delaware limited liability company created for the benefit of the Owner Participant.

     "OWNER LESSOR'S ACCOUNT" shall mean Wells Fargo Bank Northwest, National Association, Salt Lake City, Utah, ABA # 121-000-248, Account: Corporate Trust Services, Account # 051-0922115, Credit to: Broad River OL-2, LLC.

     "OWNER LESSOR'S INTEREST" shall mean the Owner Lessor's right, title and interest in and to the Undivided Interest and the Ground Interest.

     "OWNER LESSOR'S LIEN(S)" individually or collectively as the context may require, shall mean any Lien on the Lessor Estate, the Facility Sites, or any part of any thereof or interest therein arising as a result of (i) Taxes against or affecting the Owner Lessor, the Trust Company or the Lessor Manager or any Affiliate thereof that are not related to, or that are in violation of, any Operative Document or the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Owner Lessor, the Trust Company or the Lessor Manager or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Lessor, the Trust Company or the Lessor Manager specified therein, (iii) Taxes imposed upon the Owner Lessor, the Trust Company or the Lessor Manager or any Affiliate thereof that are not indemnified against by the Facility Lessee pursuant to any Operative Document or (iv) Claims against or affecting the Owner Lessor, the Trust Company or the Lessor Manager or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Owner Lessor, the Trust Company or the Lessor Manager of any portion of the interest of the Owner Lessor in the Owner Lessor's Interest, other than pursuant to the Operative Documents and the FILOT Lease.

     "OWNER LESSOR'S PERCENTAGE" shall mean 25%.

     "OWNER PARTICIPANT" shall mean SBR OP-2, LLC, a Delaware limited liability company.

     "OWNER PARTICIPANT'S ACCOUNT" shall mean the account maintained by the Owner Participant at the bank specified with respect thereto on Schedule 1-C to the Participation Agreement, or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Indenture Trustee pursuant to Section 9.5 of the Collateral Trust Indenture.

     "OWNER PARTICIPANT'S COMMITMENT" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

     "OWNER PARTICIPANT'S LIEN(S)" individually or collectively as the context may require, shall mean any Lien on the Lessor Estate, the Facility Sites, or any part of any thereof or interest therein arising as a result of (i) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein,
     (ii) Taxes against the Owner Participant that are not indemnified against by the Facility Lessee pursuant to the Operative Documents or (iii) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant of any portion of the interest of the Owner Participant in the Member Interest, other than any transfer (x) pursuant to the exercise of any of the Facility Lessee's (or any Affiliate thereof) rights under the Operative Documents or (y) during the continuance of a Lease Event of Default.

     "OWNER PARTICIPANT'S NET ECONOMIC RETURN" shall mean the Owner Participant's anticipated (i) after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (ii) periodic GAAP income and aggregate after-tax cash flow.

     "OWNERSHIP AND OPERATION AGREEMENT" shall mean the Ownership and Operation Agreement, dated as of October 18, 2001, among the Facility Lessee, the Owner Lessor and the Other Broad River Owner Lessors.

     "OWNERSHIP INTEREST" shall mean, with respect to the Facility Lessee (or any assigns of the Facility Lessee), any and all equity interest in the Facility Lessee (or such assignee of the Facility Lessee) howsoever designated (whether capital stock, partnership interest, member interest or any equivalent interest).

     "PARTICIPATION AGREEMENT" shall mean the Participation Agreement, dated as of October 18, 2001, among the Facility Lessee, the Guarantor, the Owner Lessor, the Owner Participant, Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided therein, but solely as Lessor Manager, State Street Bank and Trust Company of Connecticut, as Indenture Trustee, and State Street Bank and Trust Company of Connecticut, as Pass Through Trustees.

     "PASS THROUGH COMPANY" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, together with its successors and permitted assigns.

     "PASS THROUGH TRUST AGREEMENT" shall mean one or more, as the context may require, of (i) the Pass Through Trust Agreement A, dated as of October 18, 2001, and (ii) the Pass Through Trust Agreement B, dated as of October 18, 2001, in each case between the Facility Lessee and a Pass Through Trustee.

     "PASS THROUGH TRUSTEES" shall mean State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, but solely as Pass Through Trustees under each of the Pass Through Trust Agreements, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of a Pass Through Trust Agreement.

     "PASS THROUGH TRUSTS" shall mean the pass through trusts created pursuant to the Pass Through Trust Agreements.

     "PAYING AGENT" shall have the meaning set forth in Section 2.6 of the Collateral Trust Indenture.

     "PERIODIC RENT" with respect to the Facility Lease, shall mean the sum of Basic Rent and Renewal Rent, if any, as specified in Schedule 1 to the Facility Lease.

     "PERMIT" shall mean any action, approval, certificate, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from, and any filing with a Governmental Entity.

     "PERMITTED CLOSING DATE LIENS" shall mean Permitted Liens described in clause (a), (b), (d), (f), (g), (i), (j), (k), (l), (m), (n) and (o) of
     the definition thereof.

     "PERMITTED ENCUMBRANCES" shall mean with respect to the Facility Site, all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

     "PERMITTED INVESTMENTS" shall mean investments in securities that are:
     (i) direct obligations of the United States or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof;
     (iii) certificates of deposit or bankers acceptances issued by commercial banks (or any of their affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause
     (iii) above; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's is rating such obligations, then from another nationally recognized rating service acceptable to the Depositary); and (vii) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A2" or better by Moody's.

     "PERMITTED LIENS" shall mean (a) the rights and interests of the parties as provided in the Operative Documents and the FILOT Lease, as well as the rights of sublessees and/or assignees to the extent set forth in or expressly permitted pursuant to the Facility Lease or any other Operative Document, (b) as to the Facility Lessee, Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens, (c) Liens for any tax, assessment or other governmental charge, either secured by a bond reasonably acceptable to the Indenture Trustee and the Pass Through Trustees and, so long as no Lease Indenture Event of Default which is not a Lease Event of Default exists, the Owner Lessor, or not yet due or being contested in good faith and by appropriate proceedings, so long as
     (i) such proceedings shall not reasonably be expected to give rise to criminal liability or material civil liability on the part of the Owner Lessor, the Owner Participant, the Lessor Manager, the Trust Company, the Indenture Trustee, the Pass Through Trustees or any Certificateholders, and would not otherwise reasonably be expected to have a Material Adverse Effect, or (ii) adequate reserves consistent with GAAP requirements have been established and are maintained, so as to assure such Persons that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business or in connection with the maintenance or repair of the Facility, for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not reasonably be expected to give rise to criminal liability or material civil liability on the part of the Owner Lessor, the Owner Participant, the Lessor Manager, the Trust Company, the Indenture Trustee, the Pass Through Trustees or any Certificateholders, and would not otherwise reasonably be expected to have a Material Adverse Effect, and (ii) adequate reserves consistent with GAAP requirements have been established and are maintained, so as to ensure that any amounts determined to be due will be promptly paid in full when such contest is determined, (e) Liens arising out of judgments or awards, but only so long as an appeal or proceeding for review is being prosecuted in good faith and so long as
     (i) such proceedings shall not reasonably be expected to give rise to criminal liability or material civil liability on the part of the Owner Lessor, the Owner Participant, the Lessor Manager, the Trust Company, the Indenture Trustee, the Pass Through Trustees or any Certificateholders, and would not otherwise reasonably be expected to have a Material Adverse Effect, and (ii) adequate reserves consistent with GAAP requirements have been established and are maintained, so as to ensure that any amounts determined to be due will be promptly paid in full when such contest is determined, or are fully covered by insurance, (f) mineral rights the use and enjoyment of which do not materially interfere with the use and enjoyment of the Facility, (g) Permitted Encumbrances, (h) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, (i) existing Liens that have been disclosed to the Transaction Parties prior to the Closing Date and which are reasonably acceptable to the Transaction Parties, (j) Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit in respect of borrowed money permitted to be incurred pursuant to the Operative Documents so long as such Liens (x) do not in the aggregate materially impair the use of the property or assets of the Facility Lessee or the value of such property or assets for the purposes of such business and (y) shall not reasonably be expected to give rise to criminal liability or unindemnified, material civil liability on the part of the Owner Lessor, the Owner Participant, the Lessor Manager, the Trust Company, the Indenture Trustee, the Pass Through Trustees or any Certificateholders, and would not otherwise reasonably be expected to have a Material Adverse Effect, (k) the interests of the Other Broad River Owner Lessors and the Other Broad River Indenture Trustees in the Facility, the Facility Site and the Ownership and Operation Agreement, (l) the interests of the Facility Lessee, the Other Broad River Owner Participants, the Other Broad River Owner Lessors, the Other Broad River Lessor Managers, the Other Broad River Indenture Trustees, and Pass Through Trustees under any of the Other Broad River Operative Documents, (m) the Ownership and Operation Agreement, (n) the interest of the co-owners of the Facility as tenants in common in the Facility and the rights of such owners under the Ownership and Operation Agreement and (o) the rights of the County with respect to the Facility and Facility Site.

     "PERSON" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, other entity, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "PLAN" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the

     Facility Lessee or a Subsidiary of the Facility Lessee or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Facility Lessee, or a Subsidiary of Facility Lessee or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "POST-FILOT LEASE CONVERSION DATE" shall mean the date on which all of the following events shall have occurred:

          (a) the closing of the sale of an undivided fee interest in the Land (to the extent of the Owner Lessor's Percentage) by the County to the Facility Lessee upon exercise by the Owner Lessor of the Land Purchase Option and the designation by the Owner Lessor to the County of the Facility Lessee (or its designee) as the entity to which an undivided fee interest in the Land (to such extent) is to be conveyed, pursuant to which title to the Land (to such extent) vests in the Facility Lessee, and the termination of the FILOT Lease pursuant to Section 10.02 thereof;

          (b) the closing of the sale of an undivided fee interest in the Facility by the County to the Owner Lessor upon exercise by the Owner Lessor of the Facility Purchase Option, pursuant to which good and valid fee title an undivided fee interest to the Facility (to the extent of the Owner Lessor's Percentage) vests in the Owner Lessor;

          (c) the commencement of the full force and effectiveness of the Springing Facility Site Lease and the Springing Facility Site Sublease;

          (d) except for the termination of the FILOT Lease and the Facility Site Lease, no Operative Document shall cease to be in full force and effect as a result of the transactions in clauses (a), (b) or
     (c) above;

          (e) receipt by the Owner Lessor, the Owner Participant and (if the Lien of the Collateral Trust Indenture has not been discharged) the Indenture Trustee of the following (1) evidence of the obtaining of all Governmental Approvals and third-party consents which are reasonably necessary or advisable in connection with the transactions referred to in clauses (a) through (d) above, (2) evidence satisfactory to the Indenture Trustee (including without limitation, evidence that all filings and recordings, if any, necessary under Applicable Law shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid) that the Lien of the Collateral Trust Indenture on the Indenture Estate shall continue in full force and effect and with the same priority following the consummation of such transactions, and (3) appropriate endorsements, reasonably satisfactory to such Persons, to required property title insurance policies to reflect the new fee owners of the Land and the other portions of the Project.

          (f) the receipt by the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, of opinions of counsel with respect to the accomplishment of the foregoing matters and other matters substantially similar to these covered by the opinions of counsel to the Facility Lessee rendered on the Closing Date, which opinions shall be satisfactory in form and substance to the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustees.

     "POWER MARKET CONSULTANT" shall mean Pace Energy Global Services, LLC.

     "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "PRICING ASSUMPTIONS" shall mean the "Pricing Assumptions" (attached as
     Schedule 2 to the Participation Agreement) for the Facility Lease,.

     "PRIME RATE" shall mean the rate of interest publicly announced by Citibank, N.A. from time to time as its prime rate.

     "PROCEEDS" shall mean the proceeds from the sale of the Certificates by the Pass Through Trust to the Certificateholders on the Closing Date.

     "PROJECT" shall have the meaning set forth in the FILOT Lease.

     "PROPORTIONAL RENTAL AMOUNT" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

     "PROPOSED TAX LAW CHANGE" shall mean a Tax Law Change (a) that has been reported out of the Senate Finance Committee of the House Ways and Means Committee, (b) that has been included in the issuance or amendment of a proposed Treasury Regulation, (c) that is part of a bill that has been introduced into the House of Representatives or the Senate and which has been publicly endorsed by the Executive Branch or the Department of Treasury, or (d) with respect to which a notice of a specific proposed change in administrative guidance has been issued by the Internal Revenue Service or the Department of Treasury and which has been published in the Federal Register.

     "PRUDENT INDUSTRY PRACTICE" shall mean, at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry at such time, or
     (b) with respect to any matter to which clause (a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Entity of competent jurisdiction.

     "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

     "PURCHASE OPTION" shall mean, collectively, the Facility Purchase Option and the Land Purchase Option.

     "QUALIFYING CASH BIDS" with respect to the Facility Lease, shall have the meaning specified in Section 13.2 of the Facility Lease.

     "RATING AGENCIES" shall mean S&P and Moody's.

     "REASONABLE BASIS" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

     "REBUILDING CLOSING DATE" with respect to the Facility Lease, shall have the meaning specified in Section 10.3(e) of the Facility Lease.

     "RECEIVING PARTY" shall have the meaning set forth in Section 14.21 of the Participation Agreement.

     "REDEMPTION DATE" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Collateral Trust Indenture or the respective Note, which date shall be a Termination Date.

     "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Guarantor or a Restricted Subsidiary existing on the date of the Guaranty or Incurred in compliance with the Indenture, dated as of August 10, 2000, between the Guarantor and Wilmington Trust Company, as Trustee (including Indebtedness of the Guarantor that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) if the Indebtedness being refinanced is contractually subordinated in right of payment to the Obligations, the Refinancing Indebtedness shall be contractually subordinated in right of payment to such Obligations to at least the same extent as the Indebtedness being refinanced, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Obligations, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium, swap breakage and defeasance costs) under the Indebtedness being refinanced; and provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Guarantor that refinances Indebtedness of the Guarantor or (y) Indebtedness of the

     Guarantor or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "REGISTRAR" shall have the meaning set forth in Section 2.8 of the Collateral Trust Indenture.

     "REGULATORY EVENT OF LOSS" shall have meaning specified in clause (iv) of the definition of "Event of Loss".

     "RELATED PARTY" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that none of the Trust Company, the Lessor Manager or the Owner Lessor shall be treated as Related Parties to each other and none of the Trust Company, the Owner Lessor or the Lessor Manager shall be treated as a Related Party to any Owner Participant Equity Investor except that, for purposes of Section 9 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to an Owner Participant to the extent that the Owner Lessor acts on the express direction or with the express consent of an Owner Participant.

     "RELEASE" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, flow, leak, discharge, disposal or emission.

     "RENEWAL RENT" with respect to the Facility Lease, shall mean the rent payable during any Renewal Lease Term, in each case as determined in accordance with Section 15.4 of the Facility Lease.

     "RENEWAL TERM" with respect to the Springing Facility Site Sublease, shall have the meaning set forth in Section 2.1(b).

     "RENEWAL LEASE TERM" with respect to the Facility Lease, shall mean the First Renewal Lease Term, the Second Renewal Term, any FMV Renewal Lease Term or the Lessor Put Renewal Term.

     "RENEWAL SITE LEASE TERM(S)" individually or collectively as the context shall require, with respect to the Springing Facility Site Lease, shall have the meaning set forth in Section 2.2(b) of the Springing Facility Site Lease.

     "RENT" shall mean Basic Rent, Renewal Rent and Supplemental Rent.

     "RENT PAYMENT DATE" with respect to the Facility Lease, shall mean, January 18, 2002, each May 30 and November 30 occurring thereafter (through and including May 30, 2031) and October 18, 2031.

     "RENT PAYMENT PERIOD" with respect to the Facility Lease, shall mean (i) in the case of the first Rent Payment Period the period commencing on the Closing Date and ending on January 18, 2002 (ii) in the case of the second Rent Payment Period, the period commencing on January 19, 2002 and ending on May 30, 2002 and (iii) in all cases thereafter (except for the last Rent Payment Period which period shall commence on May 31, 2031 and end on, and include, October 18, 2031, each six-month period commencing on each Rent Payment Date through and including the following May 30 or November 30 as the case may be.

     "REPLACEMENT COMPONENT" shall have the meaning specified in Section 7.2 of the Facility Lease.

     "REQUIRED IMPROVEMENT" with respect to the Facility Lease, shall have the meaning specified in Section 8.1 of the Facility Lease.

     "REQUISITION" shall have the meaning specified in clause (iii) of the definition of "Event of Loss".

     "RESPONSIBLE OFFICER" shall mean, with respect to any Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors or equivalent body of such Person, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (c) whose responsibilities include the administration of the Overall Transaction and (ii) with respect to the Pass Through Trustees and the Indenture Trustee an officer in their respective corporate trust departments.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Guarantor that is not designated an Unrestricted Subsidiary by the Board of Directors.

     "REVENUES" shall have the meaning specified in clause (2) of the Granting Clause of the Collateral Trust Indenture.

     "ROCKGEN" shall mean RockGen Energy LLC.

     "ROCKGEN BILLS OF SALE" shall mean each of the bills of sale executed and delivered pursuant to the RockGen Participation Agreements.

     "ROCKGEN CALPINE GUARANTIES" shall mean the Calpine guaranty and payment agreements executed and delivered by Calpine pursuant to the RockGen Participation Agreements.

     "ROCKGEN COLLATERAL TRUST INDENTURES" shall mean each of the collateral trust indentures executed and delivered pursuant to the RockGen Participation Agreements.

     "ROCKGEN FACILITY LEASES" shall mean a collective reference to each of the four facility lease agreements, dated as of October 18, 2001, by and between the applicable RockGen Owner Lessor and the RockGen Facility Lessee, pursuant to which the RockGen Facility Lessee will lease the applicable RockGen Ground Interests to applicable RockGen Owner Lessor.

     "ROCKGEN FACILITY LESSEE" shall mean RockGen Energy LLC.

     "ROCKGEN FACILITY SITE" shall have the meaning set forth in the recitals to the RockGen Facility Site Leases.

     "ROCKGEN FACILITY SITE LEASES" shall mean a collective reference to each of the four facility site leases, dated as of October 18, 2001, by and between the applicable RockGen Owner Lessor and the RockGen Facility Lessee, pursuant to which RockGen Facility Lessee will lease the applicable RockGen Ground Interest to the applicable RockGen Owner Lessor.

     "ROCKGEN GROUND INTERESTS" shall mean the undivided leasehold interests in the RockGen Facility Site conveyed to the RockGen Owner Lessors under the RockGen Facility Site Leases.

     "ROCKGEN INDENTURE TRUSTEES" shall mean each of the indenture trustees relating to the RockGen Collateral Trust Indentures.

     "ROCKGEN LESSOR MANAGERS" shall mean each of the lessor managers acting on behalf of the RockGen Owner Lessors pursuant to the RockGen Operative Documents.

     "ROCKGEN OWNER LESSORS" shall mean RockGen OL-1, LLC RockGen OL-2, LLC, RockGen OL-3, LLC and RockGen OL-4, LLC.

     "ROCKGEN OWNER PARTICIPANTS" shall mean SBR OP-1, LLC, SBR OP-2, LLC, SBR OP-3, LLC and SBR OP-4, LLC.

     "ROCKGEN LEASE TRANSACTIONS" shall mean the transactions involving the transfer of the RockGen Undivided Interests and the lease of the RockGen Ground Interests to the RockGen Owner Lessors, and the simultaneous lease of the RockGen Undivided Interests to the RockGen Facility Lessee and the simultaneous sublease of the RockGen Ground Interest to the RockGen Facility Lessee on substantially the same terms and conditions as under, and dated the same date as, the RockGen Overall Transaction.

     "ROCKGEN OPERATIVE DOCUMENTS" shall mean the other "Operative Documents" for each of the RockGen Lease Transactions.

     "ROCKGEN OVERALL TRANSACTION" shall mean all of the transactions contemplated by the RockGen Operative Documents.

     "ROCKGEN PARTICIPATION AGREEMENTS" shall mean a collective reference to each of the other three separate participation agreements entered into by the RockGen Facility Lessee, the applicable RockGen Owner Lessor, the applicable RockGen Lessor Manager, the applicable RockGen Owner Participant, the applicable RockGen Indenture Trustee, the Pass Through Trustees and Calpine and designated Participation Agreement (RG-1), Participation Agreement (RG-2), Participation Agreement (RG-3) and Participation Agreement (RG-4), each dated as of the Closing Date, pursuant to which, among other things, the RockGen Facility Lessee has agreed to (a) sell to the applicable RockGen

     Owner Lessors certain undivided interests in the RockGen Facility, and
     (b) lease from the applicable RockGen Owner Lessors such undivided interest in the RockGen Facility pursuant to the RockGen Facility Leases.

     "ROCKGEN UNDIVIDED INTERESTS" shall mean the undivided ownership interests in the RockGen Facility conveyed to the RockGen Owner Lessors under the RockGen Bills of Sale.

     "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Guarantor or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Guarantor and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SCHEDULED CLOSING DATE" shall mean October 18, 2001.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECOND RENEWAL LEASE TERM" with respect to the Facility Lease, shall have the meaning specified in Section 15.1(b) of the Facility Lease.

     "SECOND WINTERGREEN RENEWAL LEASE OPTION" with respect to the Sringing Facility Site Lease, shall have the meaning set forth in Section 2.2(a)(ii) of the Springing Facility Site Lease.

     "SECTION 467 INTEREST" with respect to the Facility Lease, shall have the meaning set forth in Section 3.2(d) of the Facility Lease.

     "SECTION 467 LOAN" with respect to the Facility Lease, shall have the meaning specified in Section 3.2(d) of the Facility Lease.

     "SECURED INDEBTEDNESS" shall have the meaning specified in Section 1(b) of the Collateral Trust Indenture.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SEVERABLE IMPROVEMENT" shall mean any Improvement that is readily removable without causing material damage to the Facility.

     "SIGNIFICANT LEASE DEFAULT" shall mean, with respect to the Facility Lease, (i) an event that is, or solely with the passage of time or the giving of notice (or both) would become, a "Lease Event of Default" under clauses (a), (b), (c), (g), (h) or (k) of Section 16 of the Facility Lease, (ii) the failure of the Facility Lessee to comply in any material respect with its obligations under Section 6 of the Facility Lease and
     (iii) the occurrence and continuation of a Significant Lease Default under any Other Broad River Facility Lease.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary (other than an Unrestricted Subsidiary) that would be a "Significant Subsidiary" of the Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "SITE LEASE EVENT OF DEFAULT" with respect to the Springing Facility Site Lease, shall have the meaning set forth in Section 14.1 of the Springing Facility Site Lease.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

     "SOUTH POINT ASSIGNMENT AGREEMENTS" shall mean each of the assignment agreements executed and delivered pursuant to the South Point Participation Agreements.

     "SOUTH POINT CALPINE GUARANTIES" shall mean the Calpine guaranty and payment agreements executed and delivered by Calpine pursuant to the South Point Participation Agreements.

     "SOUTH POINT COLLATERAL TRUST INDENTURES" shall mean each of the collateral trust indentures executed and delivered pursuant to the South Point Participation Agreements.

     "SOUTH POINT FACILITY LEASES" shall mean a collective reference to each of the four facility lease agreements, dated as of October 18, 2001, by and between the applicable South Point Owner Lessor and the South Point Facility Lessee, pursuant to which the applicable South Point Owner Lessor will lease the applicable South Point Ground Interests to South Point Facility Lessee.

     "SOUTH POINT FACILITY LESSEE" shall mean South Point Energy LLC.

     "SOUTH POINT FACILITY SITE" shall have the meaning set forth in the recitals to the South Point Facility Site Leases.

     "SOUTH POINT FACILITY SITE LEASES" shall mean a collective reference to each of the four facility site leases, dated as of October 18, 2001, by and between the applicable South Point Owner Lessor and the South Point Facility Lessee, pursuant to which the applicable South Point Owner Lessor will lease the applicable South Point Ground Interest to the South Point Facility Lessee.

     "SOUTH POINT GROUND INTERESTS" shall mean the undivided leasehold interests in the South Point Facility Site conveyed to the South Point Owner Lessors under the South Point Assignment Agreements.

     "SOUTH POINT INDENTURE TRUSTEES" shall mean each of the indenture trustees relating to the South Point Collateral Trust Indentures.

     "SOUTH POINT LEASE TRANSACTIONS" shall mean the transactions involving the assignment and transfer of the South Point Undivided Interests and the South Point Ground Interests to the South Point Owner Lessors, and the simultaneous lease of the South Point Undivided Interests and South Point Ground Interests to the South Point Facility Lessee on substantially the same terms and conditions as under, and dated the same date as, the South Point Overall Transaction.

     "SOUTH POINT LESSOR MANAGERS" shall mean each of the lessor managers acting on behalf of the South Point Owner Lessors pursuant to the South Point Operative Documents.

     "SOUTH POINT OPERATIVE DOCUMENTS" shall mean the other "Operative Documents" for each of the South Point Lease Transactions.

     "SOUTH POINT OWNER LESSORS" shall mean South Point OL-1, LLC, South Point OL-2, LLC, South Point OL-3, LLC and South Point OL-4, LLC.

     "SOUTH POINT OWNER PARTICIPANTS" shall mean SBR OP-1, LLC, SBR OP-2, LLC, SBR OP-3, LLC and SBR OP-4, LLC.

     "SOUTH POINT OVERALL TRANSACTION" shall mean all of the transactions contemplated by the Broad River Operative Documents.

     "SOUTH POINT PARTICIPATION AGREEMENTS" shall mean a collective reference to each of the four separate participation agreements entered into by the South Point Facility Lessee, the applicable South Point Owner Lessor, the applicable South Point Lessor Manager, the applicable South Point Owner Participant, the applicable South Point Indenture Trustee, the Pass Through Trustees and Calpine and designated Participation Agreement (SP-1), Participation Agreement (SP-2), Participation Agreement (SP-3) and Participation Agreement (SP-4), each dated as of the Closing Date, pursuant to which, among other things, the South Point Facility Lessee has agreed to (a) assign and transfer to the applicable Broad River Owner Lessors certain undivided leasehold interests in the South Point Facility and the South Point Facility Site, and (b) lease from the applicable South Point Owner Lessors such undivided leasehold interest in the South Point Facility and the South Point Facility Site pursuant to the South Point Facility Leases and the South Point Facility Site Leases, respectively.

     "SOUTH POINT UNDIVIDED INTERESTS" shall mean the undivided leasehold interests (or upon the Post-FILOT Lease Conversion Date, undivided fee interests) in the Broad River Facility conveyed to the South Point Owner Lessors under the South Point Assignment Agreement.

     "SPECIAL LESSEE TRANSFER" shall have the meaning specified in Section
     13.2 of the Participation Agreement.

     "SPECIAL LESSEE TRANSFER AMOUNT" shall mean for any date, the amount determined as follows (but without duplication):

     (a)  (i)   if the determination shall be a Termination Date, the
     Termination Value under the Facility Lease on such date, or (ii) if such date shall not be a Termination Date, the Termination Value under the Facility Lease on the immediately succeeding Termination Date; plus

     (b)  (i)   any unpaid Basic Rent or Renewal Rent due before the date of determination plus (ii) if the determination date is a Rent Payment Date, the Basic Rent or Renewal Rent due on that date (to the extent payable in arrears); minus

     (c) the sum of all outstanding principal, premium, if any, and accrued interest on the Lessor Notes, if any, on such determination date (in each case, if such determination date is a Rent Payment Date, before taking into account any Basic Rent or Renewal Rent due on such determination date).

     "SPECIAL LESSEE TRANSFER EVENT" shall mean the occurrence of (i) a Regulatory Event of Loss, (ii) a Burdensome Buyout Event under Section
     13.1 of the Facility Lease, or (iii) if the Owner Lessor has agreed to sell and the Facility Lessee has agreed to buy the Undivided Interest, a Burdensome Buyout Event under Section 13.2 of the Facility Lease.

     "SPRINGING FACILITY SITE LEASE" shall mean the Springing Facility Site Lease (BR-2) dated as of October 18, 2001 by and between the Facility Lessee and Owner Lessor pursuant to which the Facility Lessee shall lease the Ground Interest to the Owner Lessor.

     "SPRINGING FACILITY SITE SUBLEASE" shall mean the Springing Facility Site Sublease (BR-2) dated as of October 18, 2001, by and between Owner Lessor and Facility Lessee pursuant to which the Owner Lessor shall sublease the Ground Interest back to the Facility Lessee.

     "SPRINGING OPERATIVE DOCUMENTS" shall mean, the Springing Facility Site Lease and the Springing Facility Site Sublease.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     "SUBSIDIARY" shall mean, with respect to any Person (the "parent"), any corporation or other entity of which sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such parent.

     "SUPPLEMENTAL FINANCING" shall have the meaning specified in Section 11.1 of the Participation Agreement.

     "SUPPLEMENTAL RENT" shall mean any and all amounts, liabilities and obligations (other than Basic Rent and Renewal Rent) which the Facility Lessee assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Rent") to the Owner Lessor or any other Person, including, without limitation, Termination Value.

               "SURVEY" shall mean the ALTA/ACSM As-Built Land Title Survey of the Facility Site, to be dated July 21, 2001 and revised October 18, 2001, which inter alia, will show the location of the Facility Site.

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     "TAX" or "TAXES" shall mean all fees (including license, documentation and registration fees), taxes (including, without limitation, income taxes, receipts, franchise, rental, turn over sales taxes, use taxes, stamp taxes, value-added taxes, excise taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible)), licenses, exports, duties, recording charges, levies, assessments, withholdings, fees, assessments and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

     "TAX ADVANCE" shall have the meaning specified in Section 9.2(g)(iii)(5) of the Participation Agreement.

     "TAX ASSUMPTIONS" shall mean the items described in Section 1 of the Tax Indemnity Agreement.

     "TAX BENEFIT" shall have the meaning set forth in Section 9.2(e) of the Participation Agreement.

     "TAX CLAIM" shall have the meaning set forth in Section 9.2(g)(i) of the Participation Agreement.

     "TAX EVENT" shall mean any event or transaction that will be a taxable transaction to the holders of the Lessor Notes (or any Certificateholder) or result in an adverse change in the tax characterization of the Pass Through Trust.

     "TAX INDEMNITEE" shall have the meaning set forth in Section 9.2(a) of the Participation Agreement.

     "TAX INDEMNITY AGREEMENT" shall mean the Tax Indemnity Agreement (BR-2), dated as of the Closing Date, between the Facility Lessee and the Owner Participant.

     "TAX LAW CHANGE" shall have the meaning specified in Section 12(a) of the Participation Agreement.

     "TAX REPRESENTATION" shall mean each of the items described in Section 4 of the Tax Indemnity Agreement.

     "TAXES AND ASSESSMENTS" with respect to the Springing Facility Site Lease, shall have, collectively, the meaning set forth in Section 18.1 of the Springing Facility Site Lease.

     "TERM" with respect to the Facility Site Lease, shall have the meaning set forth in Section 2.1(a) of the Facility Site Lease.

     "TERMINATION DATE" with respect to the Facility Lease, shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 2 of the Facility Lease.

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
     "TERMINATION PAYMENT DATE" with respect to the Facility Lease, shall have the meaning specified in Section 10.2(a) of the Facility Lease.

     "TERMINATION VALUE" with respect to the Facility Lease and each Termination Date, shall mean the amount specified on Schedule 2 to the Facility Lease as the corresponding "Termination Value".

     "THIRD PARTY CONSENTS" shall mean each of the following consents, the form of which is attached hereto as Exhibit O: (a) Consent and Agreement from Carolina Power and Light Company ("CP&L") with respect to the Power and Purchase Agreement, dated as of December 31, 1998 (as amended), between CP&L and the Facility Lessee: (b) Consent and Agreement from CP&L with respect to the Power Purchase Agreement, dated as of July 7, 2000
     (as amended), between CP&L and the Facility Lessee; and (c) Consent and Agreement from Duke Electric Transmission, a division of Duke Energy Corporation ("Duke") with respect to the Interconnection Agreement, dated as of February 5, 2000 (as amended), between Duke and the Facility Lessee.

     "TIA" shall mean the Trust Indenture Act of 1939.

     "TITLE COMPANY" shall mean Lawyers Title Insurance Corporation.

     "TITLE POLICY" shall mean, the title insurance policy (#FT027141.01214) dated as of October 18, 2001.

     "TRANSACTION COSTS" shall mean the following costs, to the extent substantiated or otherwise supported in reasonable detail:

     (i) the reasonable costs of reproducing and printing the Operative Documents and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) and all costs and fees, including but not limited to filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Facility Lease, the Facility Site Lease, and any other Operative Document and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents and the FILOT Lease (giving effect to its assignment to the Owner Lessor pursuant to the Assignment Agreement) or as otherwise reasonably required by the Owner Lessor or the Indenture Trustee and surveyor fees;

     (ii) the reasonable fees and expenses of Dewey Ballantine LLP, counsel to the Owner Participant and the Owner Lessor for their services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (iii) the reasonable fees and expenses of McNair Law Firm, P.A., South Carolina, counsel to the Facility Leasee;

     (iv) the reasonable fees and expenses of Thelen Reid & Priest LLP, counsel to the Facility Lessee and the Guarantor for their services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and other Operative Documents;

     (v) the reasonable fees and expenses of Davis Wright & Tremaine LLP, special regulatory counsel to the Facility Lessee;

     (vi) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher and Flom LLP, counsel to the Underwriter, for their services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (vii) the reasonable fees and expenses for services rendered in connection with the recording of the Memorandum of Lease, the Memorandum of Facility Site Lease and the other applicable Operative Documents and the FILOT Lease;

     (viii) the reasonable fees and expenses of Bingham Dana LLP counsel for the Indenture Trustee and the Lease Indenture Company and the Pass Through Company and the Pass Through Trustees, for their services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (ix) the reasonable fees, expenses and disbursements of the Indenture Trustee and Pass Through Trustees in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;

     (x) the fees and expenses of the Engineering Consultant, for its services rendered in connection with delivering the Engineering Report required by Section 4.17 of the Participation Agreement;

     (xi)   the fees and expenses of the other consultants listed in Section
     4.17 of the Participation Agreement, for their respective services rendered in connection with delivering the reports required by such
     Section 4.17;

     (xii) the fees and expenses of the Appraiser, for its services rendered in connection with delivering the Closing Appraisal required by Section
     4.15 of the Participation Agreement;

     (xiii) the fees and expenses of the Environmental Consultant retained by the Owner Participant;

     (xiv) the debt and equity arrangement fees set forth in the letter agreement dated July 24, 2001 between CSFB and Calpine, and its reasonable out-of-pocket costs and expenses payable to the Underwriter;

     (xv) the reasonable underwriting fees, legal fees, expenses and disbursement of the Initial Purchasers and any discounts or commissions in connection with the sale of the Certificates;

     (xvi) all reasonable costs and expenses incurred pursuant to the syndication and/or sale of the debt and equity;

     (xvii) the fees and expenses of the Rating Agencies in connection with the rating of the Certificates;

     (xviii)   the out-of-pocket expenses of the Owner Participant, Indenture
     Trustee and the Pass Through Trustees incurred in connection with the Overall Transaction including cost of the title insurance and fees and expenses, if any, related to delivery of any non-consolidation opinions;

     (xix) the fees and expenses set forth in the letter agreement dated August 1, 2001 between Newcourt Capital Securities, Inc. and Calpine.

     Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services, and costs of a similar nature.

     "TRANSACTION PARTY" shall mean, individually or collectively, as the context shall require, all or any of the parties to the Operative Documents (including the Lease Indenture Company and the Pass Through Company).

     "TRANSACTIONS" shall mean, collectively, each of the transactions contemplated under the Participation Agreement and the other Operative Documents (including the assignment of the FILOT Lease pursuant to the Assignment Agreement).

     "TRANSFEREE" shall mean a transferee of the Owner Participant permitted by Section 7.1 of the Participation Agreement.

     "TRANSFEREE GUARANTOR" shall have the meaning set forth in Section 7.1(a)(iii) of the Participation Agreement.

     "TREASURY REGULATIONS" shall mean regulations, including temporary regulations, promulgated under the Code.

     "TRI-PARTY AGREEMENT" shall mean the Tri-Party Agreement, Consent, Acknowledgement and Notice dated as of October 1, 2001 by and among the County, the Facility Lessee, the Owner Lessor and the Other Broad River Owner Lessors.

     "TRUST COMPANY" shall mean Wells Fargo Bank Northwest, National
     Association.

     "UNDERWRITER" shall mean CSFB.

     "UNDIVIDED INTEREST" shall mean the Owner Lessor's 25% undivided leasehold interest (or, upon and following the Post-FILOT Lease Conversion Date, the Owner Lessor's 25% undivided fee interest) in the Facility.

     "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

     "UNIFORM COMMERCIAL CODE" or "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "UNITED STATES PERSON" shall have the meaning specified in Section 7701(a)(30) of the Code or any successor provision thereto.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided by the Indenture, dated as of August 10, 2000, between the Guarantor and Wilmington Trust Company, as Trustee and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "VERIFIER" shall have the meaning specified in Section 3.4(c) of the Facility Lease.

     "WHOLLY OWNED SUBSIDIARY" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Guarantor or another Wholly Owned Subsidiary.

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